Exhibit 1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. PART 2 OF THIS DOCUMENT COMPRISES AN EXPLANATORY STATEMENT IN COMPLIANCE WITH ARTICLE 126 OF THE COMPANIES (JERSEY) LAW 1991. If you are in any doubt as to the content of this document or as to what action you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

If you have sold or otherwise transferred all of your WPP Shares, please forward this document, together with any accompanying documents (including the Forms of Proxy), at once to the purchaser or transferee, or to the bank, stockbroker or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. However, these documents should not be distributed, forwarded or transmitted (in whole or in part) in or into any jurisdiction in which such act would constitute a violation of the relevant laws or regulations of such jurisdiction. If you have sold or transferred only part of your holding of WPP Shares, you should retain these documents and consult the bank, stockbroker or other agent through whom the sale or transfer was effected.

The distribution of this document in certain jurisdictions other than the United Kingdom and Jersey may be restricted by law. Accordingly, neither this document nor any material relating to the Scheme may be distributed or published in any jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose possession this document comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. This document does not constitute an invitation or offer to sell or exchange, or the solicitation of an invitation or offer to buy or exchange, any security or to become a member of New WPP. None of the securities referred to in this document shall be sold, issued, exchanged or transferred in any jurisdiction in contravention of applicable law.

WPP plc

(Incorporated in Jersey under the Companies (Jersey) Law 1991 with Registered Number 101749)

Recommended proposals for:

(i) the introduction of a new Jersey incorporated and United Kingdom tax resident parent company by means of a scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991;

and

(ii) the New WPP Reduction of Capital;

and

Notices of Court Meeting and General Meeting

Share Owners should read the whole of this document.

Your attention is drawn to the letter from the Chairman of WPP in Part 1 of this document, which contains the unanimous recommendation of your Board that you vote in favour of the Scheme at both the Court Meeting and the General Meeting and in favour of the other Proposals at the General Meeting. A letter from Merrill Lynch International (Merrill Lynch) explaining the Scheme in greater detail is set out in Part 2 of this document.

Notices of the Court Meeting and the General Meeting, each of which will be held at the Four Seasons Hotel, Simmonscourt Road, Dublin 4, Ireland on 11 December 2012, are set out in Part 6 and Part 7 respectively of this document. The Court Meeting will start at 11.30 a.m. and the General Meeting at 11.45 a.m. (or as soon thereafter as the Court Meeting concludes or adjourns).

The action to be taken in respect of the Meetings is set out in the paragraph headed “Action to be taken” in Part 1 of this document. Share Owners will find enclosed with this document a white Form of Proxy for use in connection with the Court Meeting and a blue Form of Proxy for use in connection with the General Meeting. Whether or not you intend to attend the Meetings in person, please complete and sign each of the enclosed Forms of Proxy in accordance with the instructions printed on them and return them to the Registrars, c/o Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY as soon as possible and, in any event, so as to be received at least 48 hours before the time appointed for the relevant Meeting. If the white Form of Proxy for the Court Meeting is not returned by the above time, it may be handed to the Chairman of the Court Meeting or the Registrars before the start of that Meeting. However, in the case of the General Meeting, unless the blue Form of Proxy is returned by the time mentioned in the instructions printed on it, it will be invalid. The completion and return of a Form of Proxy will not prevent you from attending and voting in person at the Court Meeting, the General Meeting or any adjournment thereof if you so wish and are so entitled to attend.

Holders of WPP ADSs who do not wish to attend and vote in person should complete their ADS voting instructions cards in relation to the voting rights attached to the WPP Shares represented by their WPP ADSs and return such cards to the US Depositary, Citibank, N.A., at Citigroup Shareholder Services, PO Box 43099, Providence RI 02940-5000, USA as soon as possible and in any event by 10 a.m. (New York time) on 6 December 2012. If you hold your WPP ADSs indirectly, you must rely on the procedures of your bank, broker or financial institution through which you hold your WPP ADSs.

This document should be read in conjunction with the Prospectus relating to New WPP, which has been prepared in accordance with the Prospectus Rules of the Financial Services Authority (FSA) made under section 73A of the FSMA, and which has been filed with the FSA in accordance with the Prospectus Rules. A copy of the Prospectus is available on request up until Admission free of charge by writing to the head office of WPP (6 Ely Place, Dublin 2, Ireland) or the head office of New WPP (27 Farm Street, London W1J 5RJ) or by calling the Share Owner Helpline (0870 707 1411 (+44 (0)870 707 1411 from outside the UK)), further details of which are included on page 5 of this document. A copy of the Prospectus may also be downloaded via WPP’s website (www.wpp.com) and via the website of the National Storage Mechanism (www.hemscott.com/nsm.do). The Prospectus may also be inspected at the registered offices of WPP (22 Grenville Street, St Helier, Jersey JE4 8PX) and New WPP (Queensway House, Hilgrove Street, St Helier, Jersey JE1 1EJ) and at the offices of Allen & Overy LLP (One Bishops Square, London E1 6AD).

Applications will be made to the UK Listing Authority for the New WPP Shares to be admitted to the premium segment of the Official List and to the London Stock Exchange for the New WPP Shares to be admitted to trading on the London Stock Exchange’s main market for listed securities. It is expected that dealings in WPP Shares will continue until the close of business on 31 December 2012 and that Admission will become effective and trading of the New WPP Shares will commence at 8.00 a.m. on 2 January 2013. Prior to the Effective Date, WPP will file a “Notification: Substitution Listing Event” with NASDAQ notifying NASDAQ of the Scheme and, upon effectiveness of the Scheme, the New WPP ADSs will be listed on NASDAQ in substitution for the WPP ADSs. It is expected that the WPP ADSs will be delisted and the New WPP ADSs will be listed and trading in them will commence on NASDAQ at the opening of business (New York time) on 2 January 2013.

NEW WPP SHARES HAVE NEITHER BEEN MARKETED TO, NOR ARE AVAILABLE FOR PURCHASE OR EXCHANGE, IN WHOLE OR IN PART, BY THE PUBLIC IN THE UNITED KINGDOM, JERSEY OR ELSEWHERE IN CONNECTION WITH THE INTRODUCTION OF THE NEW WPP SHARES TO THE OFFICIAL LIST. THIS DOCUMENT IS NOT A PROSPECTUS BUT A CIRCULAR AND DOES NOT CONSTITUTE AN INVITATION OR OFFER TO SELL OR THE SOLICITATION OF AN INVITATION OR OFFER TO BUY ANY SECURITY. NONE OF THE SECURITIES REFERRED TO IN THIS DOCUMENT SHALL BE SOLD, ISSUED, SUBSCRIBED FOR, PURCHASED, EXCHANGED OR TRANSFERRED IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW.

The New WPP Shares have not been, and will not be, registered under the US Securities Act and will be issued in reliance on the exemption provided by section 3(a)(10) of the US Securities Act. Neither the SEC nor any US state securities commission has approved, disapproved, endorsed or recommended this document, the Scheme or the New WPP Shares. Any representation to the contrary is a criminal offence in the United States.

No person has been authorised to give any information or make any representations other than those contained in this document and, if given or made, such information or representations must not be relied upon as having been so authorised. The statements contained in this document are not to be construed as legal, business, financial or tax advice. Nothing contained in this document shall be deemed to be a forecast, projection or estimate of the future financial performance of WPP, New WPP or the WPP Group except where otherwise expressly stated.

Merrill Lynch, which is authorised and regulated in the United Kingdom by the FSA, is acting exclusively for WPP and New WPP and no one else in connection with the Proposals and Admission and will not regard any other person (whether or not a recipient of this document) as its client in relation to the Proposals or Admission and will not be responsible to anyone (whether or not a recipient of this document) other than WPP and New WPP for providing the protections afforded to its clients or for providing any advice in relation to the Proposals or Admission or any transaction, matter or arrangement referred to in this document. Apart from the responsibilities and liabilities, if any, which may be imposed on Merrill Lynch by the FSMA or by the regulatory regime established thereunder, neither Merrill Lynch nor any of its affiliates accept any responsibility whatsoever for the contents of this document or for any other statement made or purported to be made by or on behalf of Merrill Lynch or any of its affiliates in connection with WPP, New WPP, the Proposals or the New WPP Shares. Merrill Lynch and each of its affiliates accordingly disclaim all and any liability whether arising in tort, contract or otherwise (save as referred to above) in respect of this document or any such statement(s) and no representation or warranty, express or implied, is made by Merrill Lynch or any of its affiliates as to the accuracy, completeness or sufficiency of the information set out in this document.

FORWARD-LOOKING STATEMENTS

WPP and/or New WPP may include forward-looking statements in oral or written public statements issued by or on behalf of WPP and/or New WPP. These forward-looking statements may include, among other things, plans, objectives, projections and anticipated future economic performance based on expectations, estimates, forecasts, projections, beliefs and/or assumptions that are subject to risks and uncertainties. As such, actual results, performance or events may differ materially from those discussed in the forward-looking statements. Important factors which may cause actual results to differ include but are not limited to: the unanticipated loss of a material client or key personnel, delays or reductions in client advertising budgets, shifts in industry rates of compensation, regulatory compliance costs or litigation, natural disasters or acts of terrorism, WPP’s and/or New WPP’s exposure to changes in the values of other major currencies other than the UK pound sterling (because a substantial portion of their revenues are derived and costs incurred outside of the United Kingdom) and the overall level of economic activity in WPP’s and/or New WPP’s major markets (which varies depending on, among other things, regional, national and international political and economic conditions and government regulations in the world’s advertising markets). In light of these and other uncertainties, the forward-looking statements included in this document should not be regarded as a representation by WPP or New WPP that WPP’s or New WPP’s plans and objectives will be achieved. Neither WPP nor New WPP undertake any obligation to update the forward-looking statements to reflect actual results, new information, developments, events or circumstances or any change in expectations, events, conditions or assumptions or other factors, unless required to do so by the Prospectus Rules, the Listing Rules or the Disclosure Rules.

CURRENCIES

All references to “pounds”, “pounds sterling”, “sterling”, “£”, “pence”, “penny” and “p” are to the lawful currency of the United Kingdom, all references to “US dollars”, “$”, “US$” or “cents” are to the lawful currency of the United States and all references to “Euro”, “€” or “EUR” are to the lawful currency of the European Union.

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

Event	Time and/or date
Latest time for receipt by the trustees of the 401k Plans of instructions in respect of WPP ADSs held under the 401k Plans	10.00 a.m. (New York time) on 5 December 2012

Latest time for lodging voting instructions in respect of the WPP ADSs	10.00 a.m. (New York time) on 6 December 2012

Latest time for lodging white Forms of Proxy for the Court Meeting	11.30 a.m. on 9 December 2012(1)

Latest time for lodging blue Forms of Proxy for the General Meeting	11.45 a.m. on 9 December 2012

Voting Record Time	6.00 p.m. on 9 December 2012(2)

Court Meeting	11.30 a.m. on 11 December 2012

General Meeting	11.45 a.m. on 11 December 2012(3)

Jersey Court Hearing to sanction the Scheme and the Scheme Reduction of Capital	9.00 a.m. on 18 December 2012(4)

Last day of dealings in, and for registration of transfers of, WPP Shares and WPP ADSs	31 December 2012(5)

Scheme Record Time	6.00 p.m. on 31 December 2012(5)

Effective Date of the Scheme	2 January 2013(5)

Cancellation of listings of WPP Shares, New WPP Shares admitted to Official List, crediting of New WPP Shares in uncertificated form to CREST accounts and dealings in New WPP Shares commence on the London Stock Exchange

8.00 a.m. on 2 January 2013(5)

Cancellation of listing of WPP ADSs and dealings in New WPP ADSs commence on NASDAQ	Opening of business (New York time) on 2 January 2013(5)(6)

Jersey Court hearing to sanction the New WPP Reduction of Capital	9 January 2013(5)

New WPP Reduction of Capital becomes effective	10 January 2013(5)(7)

Despatch of New WPP Share certificates for New WPP Shares in certificated form	by 15 January 2013(5)

Notes:

Unless otherwise stated, all references in this document to times are to London times.

(1)	Forms of Proxy for the Court Meeting not returned by this time may be handed to the Registrars, Computershare Investor Services (Jersey) Limited, or to the Chairman of WPP, at the Court Meeting.
(2)	If either the Court Meeting or the General Meeting is adjourned, the Voting Record Time for the adjourned meeting will be 6.00 p.m. on the date two days before the date set for the adjourned meeting.
(3)	To commence at 11.45 a.m. or, if later, immediately after the conclusion or adjournment of the Court Meeting.
(4)	This date is indicative only and will depend, among other things, on the date upon which the Court sanctions the Scheme.
(5)	These dates are indicative only and will depend, among other things, on the date upon which the Scheme becomes effective.
(6)

New WPP Shares credited to the account of the US Depositary will be represented by the New WPP ADSs (in book-entry form, direct registration book-entry form or in the form of registered New WPP ADRs). The US Depositary will effect the cancellation of the WPP ADSs and the issuance of New WPP ADSs, including the exchange of WPP ADSs represented by WPP ADRs.

(7)

This date is indicative only and will depend, among other things, on the date on which the Jersey Court confirms the New WPP Reduction of Capital and the Jersey Registrar of Companies registers the Act of Court and approved minute of the Jersey Court.

The dates given in this expected timetable are based on WPP’s current expectations and may be subject to change. If the scheduled date of the Court Hearing to sanction the Scheme is changed, WPP will give notice of the change by issuing an announcement through a Regulatory Information Service. All WPP Share Owners and holders of WPP ADSs have the right to attend, in person or by counsel, the Court Hearing to sanction the Scheme.

SUMMARY

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

If you are in any doubt as to the contents of this document or the action that you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000 if you are in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

This document tells you about:

(a)

the proposal to introduce a new Jersey incorporated, United Kingdom tax resident parent company for the WPP Group (New WPP) by means of a scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991 (the Scheme);

(b)	the proposals to be made in connection with the Scheme in respect of the employees’ share plans operated by the WPP Group (the Share Plan Proposals); and

(c)

the proposal for New WPP to cancel the entire amount standing, immediately following the Scheme becoming effective, to the credit of its share premium account, and to re-characterise the reserve arising as a distributable reserve to support the payment of future dividends and share repurchases by New WPP in the medium to long term (the New WPP Reduction of Capital).

Here is what you need to do now:

•	Review this summary and the remainder of this document.

•	Read the Chairman’s letter on pages 11 to 16 of this document. This explains what is happening and why your Board recommends that you should vote in favour of the Proposals.

•	If you have any further queries, please call our Share Owner Helpline, the number of which is below.

SHARE OWNER HELPLINE TELEPHONE NUMBER:

0870 707 1411

(+44 (0)870 707 1411 if you are calling from outside the UK)

Monday to Friday, 8.30 a.m. to 5.30 p.m. (London time).

Calls cost approximately 8 pence (plus VAT) per minute from a standard BT landline.

Charges from mobiles and other operators may vary.

Note: For legal reasons, this helpline will only be able to provide practical information and will not provide advice on the merits of any of the Proposals or Admission or give any financial, legal or taxation advice. For financial, legal or taxation advice, you will need to consult an independent financial or legal adviser.

To help you understand what is involved in the Scheme and the other matters referred to below, WPP has prepared this summary. WPP Share Owners and holders of WPP ADSs should read the whole of this document and not just rely solely on the summary set out below.

Unless otherwise noted in this summary, discussion of WPP Shares and New WPP Shares includes WPP Shares represented by WPP ADSs and New WPP Shares represented by New WPP ADSs.

1.	Why is WPP proposing the Scheme?

The Scheme will create a new parent company for the WPP Group which is registered in Jersey, with its tax residence in the United Kingdom.

In November 2008, a new parent company for the WPP Group was put in place that was tax resident in the Republic of Ireland as a direct result of concerns over the financial impact for the Group of the then Labour Government’s proposals for the taxation of foreign profits. Following the Coalition Government’s implementation of a new regime for the taxation of foreign profits, which will be effective from 1 January 2013, the concerns that the Board had in 2008 no longer apply and as a result the Board is proposing to return the headquarters of WPP to the UK by means of the Scheme. A return to the UK should not have a tax cost for the WPP Group, at least for the remainder of this Government.

2.	Why is WPP implementing the introduction of the new parent company by way of a scheme of arrangement?

The Scheme is a formal procedure under Article 125 of the Companies (Jersey) Law 1991 which is commonly used to carry out corporate reorganisations involving a Jersey registered company. The Scheme requires the approval of WPP Share Owners and the Jersey Court. If the relevant approvals are obtained and the Scheme becomes effective, all WPP Share Owners will be bound by the Scheme regardless of whether or how they voted.

3.	Why is WPP proposing the Share Plan Proposals?

It is WPP’s intention that the Scheme should, where possible, have no impact on the rights outstanding under the WPP Share Plans or the ABDP and that those rights should continue after the Scheme becomes effective. Accordingly, where permitted under the rules of the WPP Share Plans and the ABDP, rights will not vest or become exercisable early as a result of the Scheme becoming effective but will continue on the same terms, other than that they will ultimately be satisfied using New WPP Shares rather than WPP Shares.

To achieve this, it is proposed that the New WPP Directors will be authorised to:

(i)

adopt the Replacement Share Plans to replace the WPP 2008 Executive Stock Option Plan and the WPP 2008 Worldwide Ownership Plan for the purpose of granting new awards over New WPP Shares (including, if appropriate, newly issued New WPP Shares or New WPP Treasury Shares);

(ii)	ensure that existing awards under the WPP Share Plans are ultimately satisfied using New WPP Shares (including, if appropriate, newly issued New WPP Shares or New WPP Treasury Shares); and

(iii)

adopt the ABDP to enable New WPP to grant new awards and to satisfy existing awards under this plan using New WPP Shares (including, if appropriate, newly issued New WPP Shares or New WPP Treasury Shares).

Minor amendments will need to be made to the rules of certain of the WPP Share Plans and the ABDP to enable the awards under the relevant plans to be satisfied using New WPP Shares.

4.	What is the New WPP Reduction of Capital and why is it proposed?

The New WPP Directors wish to continue WPP’s existing dividend policy and share repurchase programme in a financially and operationally efficient way. Accordingly, the purpose of the New WPP Reduction of Capital is to create distributable reserves in the accounts of New WPP to support the payment of future dividends and share repurchases by New WPP in the medium to long term.

Pursuant to the New WPP Reduction of Capital, it is proposed to cancel the entire amount standing, immediately following the Scheme becoming effective, to the credit of New WPP’s share premium account, and to re-characterise the reserve arising as a distributable reserve that will be available to New WPP to be distributed as dividends or applied toward any other lawful purpose.

The New WPP Reduction of Capital is conditional upon:

(a)

the WPP Share Owners passing special resolutions at the General Meeting to approve certain matters in connection with the Scheme, including the Share Plan Proposals, and the New WPP Reduction of Capital;

(b)	the Scheme becoming effective;

(c)	the Jersey Court confirming the New WPP Reduction of Capital; and

(d)	the Jersey Registrar of Companies registering the Act of Court and approved minute confirming the New WPP Reduction of Capital.

The amount of the distributable reserves to be created by the New WPP Reduction of Capital will depend upon the price at which the New WPP Shares are issued by New WPP pursuant to the Scheme. The New WPP Shares will be issued at a price equal to the actual closing price of WPP Shares on the last day of dealings in WPP Shares (currently anticipated to be 31 December 2012).

Based on the closing price of a WPP Share of 811 pence on 12 November 2012 (being the last practicable date prior to the publication of this document), and assuming that no further WPP Shares are issued after 12 November 2012, the New WPP Reduction of Capital will create a distributable reserve of approximately £10.17 billion in the accounts of New WPP.

The New WPP Reduction of Capital is expected to become effective on 10 January 2013.

5.	Why am I being sent this document?

The Scheme requires WPP Share Owners to vote on certain matters at both the Court Meeting and the General Meeting. The other Proposals require WPP Share Owners to vote on certain matters at the General Meeting. This document contains information to assist you in your voting decision in relation to all of the Proposals.

6.	How do I see a copy of the prospectus relating to the New WPP Shares?

The Prospectus relating to New WPP Shares, which contains prescribed information relating to New WPP, is not being sent to WPP Share Owners but is available on request up until Admission free of charge by writing to the head office of WPP (6 Ely Place, Dublin 2, Ireland) or the head office of New WPP (27 Farm Street, London W1J 5RJ) or by calling the Share Owner Helpline (0870 707 1411) (+44 (0)870 707 1411 from outside the UK)), further details of which are included at the beginning of this summary. A copy of the Prospectus may also be viewed and downloaded via WPP’s website (www.wpp.com) and via the website of the National Storage Mechanism (www.hemscott.com/nsm.do). The Prospectus may also be inspected at the registered offices of both WPP (22 Grenville Street, St Helier, Jersey JE4 8PX) and New WPP (Queensway House, Hilgrove Street, St Helier, JE1 1ES) and at the offices of Allen & Overy LLP (One Bishops Square, London E1 6AD) during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) up until Admission.

7.	Why are there two Meetings and do I need to attend?

There are two WPP Share Owner Meetings, being the Court Meeting and a subsequent General Meeting, which are being called for different purposes and which will be held on the same day.

The sole purpose of the Court Meeting is to seek the approval of WPP Share Owners for the Scheme. The approval required at the Court Meeting is a majority in number of the WPP Share Owners present and voting, either in person or by proxy, representing three-fourths or more in voting rights of all WPP Shares held by such WPP Share Owners.

The subsequent General Meeting, which will be held immediately after the Court Meeting, is being called to enable WPP Share Owners to approve various matters in connection with the Scheme, including the Share Plan Proposals, and the New WPP Reduction of Capital, each as described in Part 1 of this document. The approval required for each of the resolutions at the General Meeting is a majority of not less than two-thirds of the votes cast by WPP Share Owners present and voting, either in person or by proxy, at the General Meeting.

The Court Meeting and the General Meeting will be held on 11 December 2012.

If you hold WPP Shares, you are entitled to attend the Meetings. If you do not attend, you are still entitled and encouraged to vote at the Meetings by appointing a proxy — see question 8 below.

If you hold WPP ADSs, you may attend the Court Meeting and/or the General Meeting as proxy of the US Depositary, you may instruct the US Depositary to vote at the Court Meeting and/or the General Meeting or you may appoint a third party as proxy to vote at the Court Meeting and/or the General Meeting — see question 8 below.

8.	Do I need to vote?

It is important that as many WPP Share Owners as possible cast their votes and that holders of WPP ADSs either vote in person or instruct the US Depositary or other substitute proxy to vote. This applies to both the Court Meeting and the General Meeting. In particular, it is important that a considerable number of votes are cast at the Court Meeting so as to demonstrate that there is a fair representation of WPP Share Owner opinion.

The resolutions at both the Court Meeting and the General Meeting will be decided by way of a poll. On a poll, each WPP Share Owner present in person or by proxy will have one vote for each WPP Share held. Your votes count.

If you do not wish, or are unable, to attend the Court Meeting and/or the General Meeting you may appoint someone (known as a “proxy”) to act on your behalf and vote on the poll at the Court Meeting and/or the General Meeting. You may appoint your proxy by completing the Forms of Proxy and returning them in accordance with the instructions set out in paragraph 6 of Part 1 of this document and on the relevant Form of Proxy.

You are therefore strongly encouraged to complete, sign and return your Forms of Proxy as soon as possible. You have been sent a white Form of Proxy for the Court Meeting and a blue Form of Proxy for the General Meeting.

If you hold WPP Shares in uncertificated form you may also appoint a proxy by completing and transmitting a CREST proxy instruction in accordance with the procedures set out in the CREST manual ensuring that it is received by the Registrars (under CREST Participant ID 3RA50) by no later than 48 hours before the time appointed for the relevant Meeting. Please note normal CREST timings will apply and votes may not be lodged on weekends or UK bank holidays.

Should you later change your mind and decide to attend the Meetings in person, returning the Forms of Proxy will not preclude you from doing so.

Holders of WPP ADSs are being sent ADS voting instructions cards. Holders of WPP ADSs are strongly encouraged to complete, sign and return their ADS voting instructions cards in accordance with the instructions set out in paragraph 6 of Part 1 of this document and on the relevant ADS voting instructions card. If you hold your WPP ADSs indirectly, you must rely on the procedures of your bank, broker or financial institution through which you hold your WPP ADSs.

A holder of WPP ADSs has three options:

(a)

each WPP ADS holder has already been appointed as proxy over the relevant number of WPP Shares underlying their WPP ADSs (an Appointed Proxy). Therefore a holder of WPP ADSs may attend and vote at the Court Meeting and/or General Meeting in person by bringing the ADS voting instructions card(s) to the relevant Meeting(s);

(b)

the WPP ADS holder may appoint a nominee of the US Depositary as substitute Appointed Proxy and instruct such nominee how to vote at the Court Meeting and/or the General Meeting in relation to the WPP Shares underlying such holder’s WPP ADSs by completing the ADS voting instructions card(s) and returning them to the US Depositary; or

(c)

the WPP ADS holder may appoint a substitute Appointed Proxy over the WPP Shares underlying such holder’s WPP ADSs. Such substitute Appointed Proxy can then vote at the Court Meeting and/or the General Meeting in relation to the WPP Shares underlying such holder’s WPP ADSs by bringing the completed ADS proxy card(s) so appointing them to the relevant Meeting(s).

Holders of WPP ADSs also have the right to cancel their WPP ADSs and withdraw the relevant WPP Shares from the ADS programme. To ensure that they become registered WPP Share Owners by no later than 48 hours prior to the relevant meetings, such WPP Share Owners should present their WPP ADSs to the US Depositary for withdrawal (upon compliance with the terms of the WPP ADS deposit agreement, including payment of the US Depositary’s fees and any applicable taxes and governmental charges) and delivery of WPP Shares at least seven Business Days prior to the relevant meeting.

9.	What will I end up with after the Scheme comes into effect?

If the Scheme becomes effective, you will receive one New WPP Share in place of each WPP Share held at the Scheme Record Time (which is expected to be 6.00 p.m. on 31 December 2012). The register of members of New WPP will be updated to reflect your shareholding on the Scheme becoming effective. If you hold your WPP Shares in a CREST account, the New WPP Shares will be credited to your CREST account and if you hold your WPP Shares in certificated form, share certificates will be sent to you in due course.

Citibank, N.A. is the US Depositary for the WPP ADSs and is the holder of all the WPP Shares represented by WPP ADSs. As holder of those WPP Shares, the US Depositary will receive one New WPP Share for every WPP Share held at the Scheme Record Time. The US Depositary will effect the cancellation of WPP ADSs, including WPP ADSs evidenced by WPP ADRs, and the issuance of New WPP ADSs under the terms of a New WPP ADS Deposit Agreement, as promptly as practicable after the Effective Date. The US Depositary will cancel the WPP ADSs held in book-entry form in an account maintained by a participant in DTC and issue New WPP ADSs through the book-entry transfer facilities of DTC as soon as practicable upon receipt by the US Depositary of the applicable number of New WPP

Shares in its CREST account. The US Depositary will also cancel WPP ADSs registered in book-entry uncertificated form in the direct registration system maintained by it and issue New WPP ADSs in book-entry uncertificated form in the direct registration system maintained by it promptly upon receipt of the applicable number of New WPP Shares in its CREST account. You will need to surrender any WPP ADRs (including any WPP ADRs that are restricted) to the US Depositary for cancellation and exchange for New WPP ADRs. Promptly following the Effective Date, the US Depositary will mail materials to effect the exchange of WPP ADSs evidenced by WPP ADRs for New WPP ADSs to the holders of WPP ADSs evidenced by WPP ADRs registered on its books as of the Effective Date. The holders of WPP ADSs evidenced by WPP ADRs will receive their New WPP ADSs in the form of book-entry direct registration ADSs on the register of the US Depositary. The holders of WPP ADSs that are evidenced by WPP ADRs and are restricted will receive new WPP ADSs in the form of New WPP ADRs subject to the same restrictions as the WPP ADRs.

10.	Do I have to pay anything under the Scheme?

No. All New WPP Shares and New WPP ADSs arising as a result of the Scheme are being issued to WPP Share Owners and WPP ADS holders in return for their existing WPP Shares and WPP ADSs. No additional payment is required.

11.	What about future dividends? Do I need to change my existing instructions so far as the payment of dividends is concerned?

The New WPP Shares to be issued pursuant to the Scheme will rank pari passu in all respects with any New WPP Shares in issue at the Scheme Record Time and shall rank in full for all dividends or distributions made, paid or declared after the Scheme Record Time on the ordinary share capital of New WPP.

The Dividend Access Plan and the Scrip Dividend Scheme which are available to WPP Share Owners in relation to WPP Shares will not apply in relation to New WPP Shares and will terminate upon the Scheme becoming effective.

Other than in respect of the Dividend Access Plan and the Scrip Dividend Scheme, your present dividend instructions will be continued in relation to New WPP after the Scheme becomes effective, unless and until you revoke them. If you wish to change your instructions, you should contact the Share Owner Helpline on telephone number 0870 707 1411 (+44 (0)870 707 1411 if you are calling from outside the UK), further details of which are included at the beginning of this summary.

12.	What do I do with my old share certificates?

When the Scheme becomes effective, your holding of WPP Shares will be replaced by an equivalent holding of New WPP Shares. Thus, all your certificates for WPP Shares held in certificated form will cease to be valid. Upon receipt of your share certificates for New WPP Shares, your share certificates for WPP Shares should be destroyed.

If you hold WPP ADSs evidenced by WPP ADRs, promptly following the Effective Date you will receive instructions from the US Depositary as to how to exchange your WPP ADRs for New WPP ADSs.

13.	When will I receive share certificates for my New WPP Shares?

It is currently proposed that share certificates for New WPP Shares held in certificated form will be despatched to you by 15 January 2013. If you hold your WPP Shares in a CREST account, the New WPP

Shares will be credited to your account on 2 January 2013.

14.	How will ADS holders receive their entitlements?

If you hold WPP ADSs evidenced by WPP ADRs, following the Effective Date the US Depositary will deliver your New WPP ADSs in the form of book-entry direct registration with the US Depositary to you as promptly as practicable after receipt by it of the applicable number of New WPP Shares in its CREST account and receipt from you of properly completed and signed documentation together with your surrendered WPP ADRs.

The holders of WPP ADSs that are evidenced by WPP ADRs and are restricted will receive New WPP ADSs in the form of New WPP ADRs subject to the same restrictions as the WPP ADRs. The relevant documentation will be mailed to you by the US Depositary promptly after the Effective Date.

If you hold WPP ADSs in the DTC system, the US Depositary will cancel the WPP ADSs and issue New WPP ADSs through the DTC system promptly upon receipt of the applicable number of New WPP Shares in its CREST account. The US Depositary will also cancel WPP ADSs registered in book-entry uncertificated form in the direct registration system maintained by it and issue New WPP ADSs in book-entry uncertificated form in the direct registration system maintained by it promptly upon receipt of the applicable number of New WPP Shares in its CREST account. If you hold WPP ADSs in book-entry uncertificated form, you do not need to take any action. Upon issuance of the applicable New WPP ADSs in your name, the US Depositary will send you a statement that reflects your holdings in New WPP ADSs.

15.	Will I have to pay any tax as a result of the Scheme?

There should be no tax liabilities for UK-resident WPP Share Owners arising from the Scheme.

Details of the UK, Jersey and US tax treatment of WPP Share Owners arising under the Scheme are set out in paragraphs 11, 12 and 13 respectively of Part 4 of this document.

If you are in any doubt about your tax position, you should consult a professional adviser.

16.	What if I hold my WPP Shares in an ISA?

If you hold your WPP Shares in an ISA, you should be able to hold your replacement New WPP Shares in the ISA, depending on the ISA terms and conditions. If you require further details, you should contact your ISA manager.

If you do not currently hold WPP Shares in an ISA, the New WPP Shares should qualify for inclusion in a stocks and shares ISA, should you subsequently wish to hold your New WPP Shares in an ISA.

17.	What if I participate in a 401k Plan?

Members of any of the 401k Plans who hold WPP ADSs under the 401k Plans have been sent a voting instruction form by the respective trustees of the 401k Plans. This form must be completed by the members in accordance with the accompanying instructions and delivered either by hand or post to the appropriate 401k Plan trustee at the address shown thereon in order to instruct the trustee how to direct the US Depositary to vote the WPP Shares underlying the WPP ADSs on behalf of the members at the Court Meeting and the General Meeting. The voting instruction form must be returned to the appropriate 401k Plan trustee by 10.00 a.m. (New York time) on 5 December 2012. Members of the 401k Plans will not be entitled to attend the Court Meeting or the General Meeting or to be present at the Court Hearing.

Members of the 401k Plans who hold WPP ADSs under such plans will automatically receive New WPP ADSs in their plan accounts in exchange for their WPP ADSs.

18.	What is the estimated cost of implementing the Proposals?

The total costs and expenses of, or incidental to, the Proposals and Admission (exclusive of any amounts in respect of value added tax) are estimated to amount to approximately £4.1 million.

19.	Do I need to take further action?

It is important that you vote at the Court Meeting and the General Meeting. You are strongly encouraged to complete, sign and return your Forms of Proxy as soon as possible. See question 8 above and the instructions set out in paragraph 6 of Part 1 of this document and on the relevant Form of Proxy.

20.	What if I still have questions?

If you have read this document and still have questions, please call our Share Owner Helpline 0870 707 1411 (+44 (0)870 707 1411 if you are calling from outside the United Kingdom), further details of which are included at the beginning of this summary.

Note: For legal reasons this helpline will only be able to provide practical information and will not provide advice on the merits of any of the Proposals or Admission or give any financial, legal or taxation advice. For financial, legal or taxation advice, you will need to consult an independent financial or legal adviser.

PART 1

LETTER FROM THE CHAIRMAN

WPP plc

(Registered in Jersey No. 101749)

Registered Office:

22 Grenville Street

St Helier

Jersey JE4 8PX

13 November 2012

Dear Share Owner,

1.	Introduction

On 30 August 2012, the Board announced its intention to return WPP’s headquarters to the United Kingdom. On 13 November 2012, the Board further announced that, in order to effect WPP’s return to the United Kingdom, it is proposing to put in place a new United Kingdom tax resident parent company for the WPP Group by means of a scheme of arrangement pursuant to Article 125 of the Companies (Jersey) Law 1991.

If the Scheme becomes effective, New WPP will become the new parent company of the WPP Group and will be renamed WPP plc. At the same time, WPP, the existing parent company, is expected to be renamed WPP 2012 Limited and, shortly after the Scheme becomes effective, to change its status to a private company.

It is proposed that, subject to the Scheme becoming effective, the WPP Share Owners authorise the New WPP Directors to adopt the Replacement Share Plans and the ABDP for the purposes of granting new awards over New WPP Shares and to ensure that existing awards under the WPP Share Plans and the ABDP are ultimately satisfied using New WPP Shares, including, if appropriate, newly issued New WPP Shares or New WPP Treasury Shares, in the manner described in paragraph 2(b) below.

It is also proposed that, subject to the Scheme becoming effective, the entire amount standing to the credit of New WPP’s share premium account will be cancelled and the reserve arising will be re-characterised as a distributable reserve to support the payment of future dividends and share repurchases by New WPP, in the manner described in paragraph 2(c) below.

The purpose of this letter is to explain why the WPP Board considers the Scheme to be on fair and reasonable terms and all of the Proposals to be in the best interests of WPP and its Share Owners.

2.	Reasons for the Proposals

(a)	Background to and reasons for the Scheme

The Scheme will create a new parent company registered in Jersey, with its tax residence in the United Kingdom.

In November 2008, as a direct result of concerns over the financial impact for the Group of the then Labour Government’s proposals for the taxation of foreign profits, a new parent company for the WPP Group was put in place that was tax resident in the Republic of Ireland. Following the Coalition Government’s implementation of a new regime for the taxation of foreign profits, which will be effective from 1 January 2013, the concerns that the Board had in 2008 no longer apply and, as a result, the Board is proposing to return the headquarters of WPP to the UK by means of the Scheme. A return to the UK should not have a tax cost for the WPP Group, at least for the remainder of this Government.

(b)	The Share Plan Proposals

It is WPP’s intention that the Scheme should, where possible, have no impact on the rights outstanding under the WPP Share Plans or the ABDP and that those rights should continue after the Scheme becomes effective. Accordingly, where permitted under the rules of the WPP Share Plans and the ABDP, rights will not vest or become exercisable early as a result of the Scheme becoming effective but will continue on the same terms, other than that they will ultimately be satisfied using New WPP Shares rather than WPP Shares.

To achieve this and to enable new awards to be granted over New WPP Shares, it is proposed that the New WPP Directors will be authorised to:

(i)

adopt the Replacement Share Plans to replace the WPP 2008 Executive Stock Option Plan and the WPP 2008 Worldwide Ownership Plan for the purposes of granting new awards over New WPP Shares (including, if appropriate, newly issued New WPP Shares or New WPP Treasury Shares);

(ii)	ensure that existing awards under the WPP Share Plans are ultimately satisfied using New WPP Shares (including, if appropriate, newly issued New WPP Shares or New WPP Treasury Shares); and

(iii)

adopt the ABDP to enable New WPP to grant new awards and to satisfy existing awards under this plan using New WPP Shares (including, if appropriate, newly issued New WPP Shares or New WPP Treasury Shares).

Minor amendments will need to be made to the rules of certain of the WPP Share Plans and the ABDP to enable the awards under the relevant plans to be satisfied using New WPP Shares.

(c)	Creation of distributable reserves

The New WPP Directors wish to continue WPP’s existing dividend policy and share repurchase programme in a financially and operationally efficient way. Accordingly, the purpose of the New WPP

Reduction of Capital is to create distributable reserves in the accounts of New WPP to support the payment of future dividends and share repurchases by New WPP in the medium to long term.

Pursuant to the New WPP Reduction of Capital, it is proposed that the share capital of New WPP be reduced by cancelling the entire amount standing, immediately following the Scheme becoming effective, to the credit of New WPP’s share premium account and to re-characterise the reserve arising as a distributable reserve that will be available to New WPP to be distributed as dividends or applied toward any other lawful purpose.

The New WPP Reduction of Capital is conditional upon:

(a)

the WPP Share Owners passing special resolutions at the General Meeting to approve various matters in connection with the Scheme, including the Share Plan Proposals, and the New WPP Reduction of Capital;

(b)	the Scheme becoming effective;

(c)	the Jersey Court confirming the New WPP Reduction of Capital; and

(d)	the Jersey Registrar of Companies registering the Act of Court and approved minute confirming the New WPP Reduction of Capital.

The amount of the distributable reserves to be created by the New WPP Reduction of Capital will depend upon the price at which New WPP Shares are issued by New WPP pursuant to the Scheme. Such New WPP Shares will be issued at a price equal to the actual closing price of WPP Shares on the last day of dealings in WPP Shares (currently anticipated to be 31 December 2012).

Based on the closing price of a WPP Share of 811 pence on 12 November 2012 (being the last practicable date prior to the publication of this document) and assuming that no further WPP Shares are issued after 12 November 2012, the New WPP Reduction of Capital will create a distributable reserve of approximately £10.17 billion in the accounts of New WPP.

The necessary shareholder resolution for New WPP to implement the New WPP Reduction of Capital has already been passed by the current shareholders of New WPP, conditional upon the Scheme becoming effective. Confirmatory approval relating to the New WPP Reduction of Capital is being sought from the WPP Share Owners as one of the special resolutions to be proposed at the General Meeting.

The New WPP Reduction of Capital is expected to become effective on 10 January 2013.

3.	Key features of the Scheme

The introduction of New WPP as the new parent company of the WPP Group will be carried out by way of the Scheme. The key features of the Scheme are as follows:

Under the Scheme:

•	all WPP Shares (including WPP Shares represented by WPP ADSs) will be cancelled;

•	WPP will issue New Shares to New WPP so that New WPP will own the entire issued share capital of WPP; and

•	WPP Share Owners (including the US Depositary) at the Scheme Record Time will receive one New WPP Share for each WPP Share cancelled under the Scheme.

Promptly following the Effective Date:

•

the US Depositary will cancel WPP ADSs registered in the name of a nominee of DTC and issue New WPP ADSs through the book-entry transfer facilities of DTC promptly upon receipt of the applicable number of New WPP Shares in its CREST account;

•

the US Depositary will mail documentation to enable the exchange of WPP ADSs evidenced by WPP ADRs (including WPP ADSs which are evidenced by WPP ADRs and are restricted) for New WPP ADSs to the holders of WPP ADSs evidenced by WPP ADRs registered on the books of the US Depositary at the Effective Date. New WPP ADSs will be issued in the form of book-entry direct registration with the US Depositary, unless the WPP ADSs are restricted, in which case New WPP ADRs subject to the same restrictions as the WPP ADRs will be issued; and

•

the US Depositary will cancel WPP ADSs registered in book-entry uncertificated form in the direct registration system maintained by it and issue New WPP ADSs in book-entry uncertificated form in the direct registration system maintained by it promptly upon receipt of the applicable number of New WPP Shares in its CREST account.

Members of any of the 401k Plans who hold WPP ADSs under such plans will automatically receive New WPP ADSs in their plan accounts in exchange for their WPP ADSs.

The Scheme requires the approval of WPP Share Owners at the Court Meeting. WPP Share Owners will also be asked to approve a resolution covering various matters in connection with the Scheme, including the Share Plan Proposals, at the General Meeting and the Scheme will also be conditional upon the passing of a resolution to approve the New WPP Reduction of Capital (as set out in the Notice of the General Meeting).

If the Scheme is approved by the requisite majority at the Court Meeting, and approval is also obtained at the General Meeting, an application will be made to the Court to sanction the Scheme at the Court Hearing. WPP Share Owners and holders of WPP ADSs will have the right to attend the Court Hearing and to appear in person or be represented by counsel to support or oppose the sanction of the Scheme.

Effective Date of new parent company structure

It is expected that the Scheme will become effective on 2 January 2013.

Listing

Application will be made to the UK Listing Authority for the New WPP Shares to be admitted to the premium segment of the Official List and to the London Stock Exchange for the New WPP Shares to be admitted to trading on the London Stock Exchange’s main market for listed securities. It is expected that the New WPP Shares will be listed and that dealings in them will commence at 8.00 a.m. on 2 January 2013. The listing of WPP Shares is also expected to be cancelled on that date.

Prior to the Effective Date, WPP will file a “Notification: Substitution Listing Event” with NASDAQ notifying NASDAQ of the Scheme, and upon effectiveness of the Scheme the New WPP ADSs will be listed on NASDAQ in substitution for the WPP ADSs. It is expected that the WPP ADSs will be delisted and the New WPP ADSs will be listed and trading in them will commence on NASDAQ at the opening of business (New York time) on 2 January 2013.

New WPP Board and WPP Directors’ interests

Philip Lader, Sir Martin Sorrell, Paul Richardson, Mark Read, Colin Day, Esther Dyson, Orit Gadiesh, Ruigang Li, Stanley Morten, Koichiro Naganuma, John Quelch, Jeffrey Rosen, Timothy Shriver, Paul Spencer, and Sol Trujillo were appointed directors of New WPP on 1 November 2012. Conditional on the Scheme becoming effective, each of the executive WPP Directors will enter into amended service agreements and each of the non-executive directors of WPP will enter into new letters of appointment with New WPP in order that they reflect the new structure of the WPP Group and any revised duties once the Scheme becomes effective. Details of the executive WPP Directors’ service agreements and the terms of the non-executive WPP Directors’ letters of appointment are set out in paragraph 7 of Part 4 of this document. The interests of the WPP Directors in the existing share capital of WPP as at 12 November 2012 (being the last practicable date prior to the publication of this document) are set out in paragraph 4 of Part 4 of this document.

Further details of the New WPP Directors are contained in paragraph 7 of Part 5 of the Prospectus.

Any rights held by the WPP Directors under the WPP Share Plans will be preserved so that New WPP Shares will ultimately be delivered in satisfaction of any of those rights in the manner described in paragraphs 9 and 10 of Part 4 of this document. The effect of the Scheme on the interests of WPP Directors is set out in paragraph 4 of Part 4 of this document.

Save as described above, the effect of the Scheme on the interests of WPP Directors does not differ from its effect on the same interests of other persons.

Shareholder safeguards

Similar shareholder safeguards will apply to New WPP as those that currently apply to WPP. As New WPP is a Jersey incorporated company, and the New WPP Shares will be admitted to trading on the London Stock Exchange’s main market for listed securities, the City Code will continue to apply to it. New WPP will comply with the Listing Rules and will from Admission voluntarily comply with the provisions of the UK Corporate Governance Code and relevant institutional shareholder guidelines to the same extent that WPP currently complies with the UK Corporate Governance Code and such institutional shareholder guidelines.

Amendments to the Articles

In order to facilitate the Scheme, certain amendments are proposed to the Articles. These are set out in full in the Notice of the General Meeting in Part 7 of this document.

4.	Dividend policy and share re-purchases

The WPP Board expects that New WPP will continue to follow WPP’s current dividend pay-out policy, whilst also continuing to examine the relative merits of dividends, capital expenditure, acquisitions and share re-purchases. As announced in the WPP Group’s 2010 Preliminary Results, and following a review of its dividend pay-out policy and consultation with institutional share owners and analysts which indicated that many share owners favoured consistent dividend growth and better dividend yields over share re-purchases, the WPP Board’s objective has been to increase the dividend pay-out ratio as a proportion of post-tax profits to approximately 40% over the medium term, reducing the dividend cover from approximately three times to approximately two and one-half times.

5.	Current trading, trends and prospects

The discussion below includes forward looking statements regarding plans, objectives, projections and anticipated future performance based on assumptions that are subject to risks and uncertainties. As such, actual results or outcomes may differ materially from those discussed in these forward looking statements.

On 25 October 2012, WPP gave a trading update for the third quarter of 2012. The WPP Group’s reported revenues were up 1.6% at £2.496 billion. Revenues in constant currency were up 4.8%, continuing to reflect the strength of the pound sterling against the euro and against certain BRIC and Next 11 currencies, partly offset by the weakness of the pound sterling against the US dollar. On a like-for-like basis, excluding the impact of acquisitions and currency fluctuations, revenues were up 1.9%. Like-for-like revenue growth in the third quarter was softer than the first half, particularly in September and in North America and Continental Europe as a whole. Functionally, both Consumer Insight and Public Relations & Public Affairs experienced slower growth than in the first half, again particularly in September. Advertising and Media Investment Management and Branding & Identity, Healthcare and Specialist Communications (including direct, digital and interactive) were, as in 2011 and the first half of 2012, the strongest sectors. As announced on 13 November 2012, flash revenue numbers received for October indicate like-for-like revenue growth at a similar level to the third quarter and better than September.

In the first nine months of 2012, reported revenues were up 4.2% at £7.468 billion. Revenues in constant currency were up 6.1%. On a like-for-like basis, excluding the impact of acquisitions and currency fluctuations, revenues were up 3.0% compared with the same period last year.

In the first nine months of 2012, profits and operating margins were in line with budget and ahead of last year.

The number of people in the WPP Group, on a proforma basis excluding associates, was up 0.9% or just over 1,000 at 30 September 2012 to 116,176, as compared to 30 September 2011, against an increase in revenues on the same basis of 3.0%. Similarly, the average number of people in the WPP Group in the first nine months of 2012 was up 2.1% to 113,926, compared to 111,635 for the same period last year.

The proceeds from the sale of WPP’s stake in Buddy Media were received. In addition, conditional contracts were exchanged with a prospective buyer for the sale of the freehold of 285 Madison Avenue, the New York headquarters of Young & Rubicam, Inc,. which should be completed in the near future. Together, these two transactions should yield an exceptional cash gain of well over $100 million.

The WPP Group is in the process of reviewing its quarter three revised forecasts, but early indications are that revenues in the final quarter of the year will grow less than in the third quarter, with an improvement in Asia Pacific and Continental Europe, offset by a weakening in North America and Latin America. Functionally, Consumer Insight and Public Relations & Public Affairs, Branding & Identity, Healthcare and Specialist Communications are expected to grow less than in the third quarter. The preliminary quarter three forecasts indicate like-for-like revenue growth for the year in the range of 2.5%-3.0%. Targeted operating margin remains 14.8%; an improvement of 0.5 margin points in a more challenging environment.

6.	Action to be taken

On 11 December 2012, the Court Meeting and the General Meeting will be held to seek approval for the Scheme and related matters. Approval for the Proposals (other than the Scheme) will be sought at the General Meeting only. The Notice of the Court Meeting is set out in Part 6 of this document. The Notice of the General Meeting is set out in Part 7 of this document.

In order that the Court can be satisfied that the votes cast fairly represent the views of WPP Share Owners, it is important that as many votes as possible are cast at the Court Meeting. WPP Share Owners are therefore encouraged to attend the Court Meeting in person or by proxy. Holders of WPP ADSs are also encouraged to use the ADS voting instructions cards to appoint a nominee of the US Depositary as proxy and to instruct such proxy as to how to vote the WPP Shares underlying their WPP ADSs unless they intend to attend and vote in person.

The proposed resolution at the Court Meeting will be decided by way of a poll. On the poll each WPP Share Owner present in person or by proxy will have one vote for each WPP Share held.

Each of the resolutions to be proposed at the General Meeting will be decided by way of a poll. On a poll each WPP Share Owner present in person or by proxy will have one vote for each WPP Share held.

Whether or not you propose to attend the meetings, you are requested to complete, sign and return the enclosed white Form of Proxy for use at the Court Meeting and blue Form of Proxy for use at the General Meeting to the Registrars. The Forms of Proxy should be sent to the Registrars at: c/o Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY. If you hold WPP Shares in uncertificated form you may also appoint a proxy by completing and transmitting a CREST proxy instruction in accordance with the procedures set out in the CREST manual ensuring that it is received by the Registrars by no later than 48 hours before the time appointed for the relevant meeting.

If you hold WPP ADSs, you are requested to complete, sign and return the enclosed ADS voting instructions cards as soon as possible to the US Depositary, Citibank, N.A., at Citigroup Shareholder Services, PO Box 43099, Providence RI 02940-5000, USA and in any event by 10.00 a.m. (New York Time) on 6 December 2012. If you hold your WPP ADSs indirectly, you must rely on the procedures of your bank, broker or financial institution through which you hold your WPP ADSs.

7.	Overseas WPP Share Owners

If you are a citizen or resident or national of a jurisdiction outside the United Kingdom or Jersey, your attention is drawn to paragraph 11 of Part 2 of this document.

8.	Bond Issues and the WPP Facility

On or after the Effective Date, it is proposed that New WPP will become a guarantor of the 2015 Bonds and the 2020 Bonds and that New WPP will be substituted as the issuer in respect of the 2013 Bonds, the 2016 Bonds, the 2017 Bonds and the Convertible Bond, by entering into supplementary trust deeds in respect of each UK Bond Issue.

On or after the Effective Date, it is also proposed that New WPP will become a guarantor of the US Bond Issues by entering into supplemental indentures or an amendment and consent, as applicable, in respect of each US Bond Issue, and that New WPP will become an additional guarantor of the WPP Facility pursuant to an amendment and restatement agreement.

9.	Recommendation

The WPP Directors, who have received financial advice from Merrill Lynch, consider the Scheme to be fair and reasonable. In providing its advice, Merrill Lynch has relied on the WPP Directors’ commercial assessments.

In addition, the WPP Directors believe all of the Proposals to be in the best interests of WPP Share Owners as a whole and, accordingly, unanimously recommend that WPP Share Owners vote (and that holders of WPP ADSs vote, appoint a proxy to vote, instruct the US Depositary to vote or instruct the US Depositary to appoint a proxy who will in turn vote) in favour of the Scheme at the Court Meeting and at the General Meeting and in favour of all of the Proposals at the General Meeting.

The WPP Directors urge you to complete, sign and return the enclosed Forms of Proxy (or the enclosed ADS voting instructions cards in the case of holders of WPP ADSs) as soon as possible and, in any event, by no later than 11.30 a.m. (in respect of the white Form of Proxy for use at the Court Meeting) or 11.45 a.m. (in respect of the blue Form of Proxy for use at the General Meeting) on 9 December 2012 (or 10.00 a.m. New York time on 6 December 2012 in the case of holders of WPP ADSs).

The WPP Directors intend to vote their own shareholdings in favour of each of the Proposals.

Yours faithfully,

Philip Lader

Chairman

PART 2

EXPLANATORY STATEMENT

(in compliance with Article 126 of the Companies (Jersey) Law 1991)

Merrill Lynch International

Merrill Lynch Financial Centre

2 King Edward Street

London EC1A 1HQ

13 November 2012

Dear Share Owner,

Recommended Scheme Proposals

1.	Introduction

On 30 August 2012, the Board of WPP announced its intention to return WPP’s headquarters to the United Kingdom. On 13 November 2012, the Board of WPP further announced that, in order to effect WPP’s return to the United Kingdom, it proposes to put in place a new United Kingdom tax resident parent company for the WPP Group, New WPP, by means of a scheme of arrangement pursuant to Article 125 of the Companies (Jersey) Law 1991.

The Scheme is subject to various conditions. If these conditions are satisfied and the Scheme becomes effective, New WPP will own the entire issued share capital of WPP and New WPP will therefore become the new parent company of the WPP Group.

It is proposed that, subject to the Scheme becoming effective, WPP Share Owners authorise the New WPP Directors to adopt the Replacement Share Plans and the ABDP for the purposes of granting new awards over New WPP Shares and to ensure that existing awards under the WPP Share Plans and the ABDP are ultimately satisfied using New WPP Shares (including, if appropriate, newly issued New WPP Shares or New WPP Treasury Shares) in the manner described in paragraph 2(b) of Part 1 of this document.

It is also proposed that, subject to the Scheme becoming effective, the entire amount standing to the credit of New WPP’s share premium account will be cancelled and the reserve arising will be re-characterised as a distributable reserve to support the payment of future dividends and share repurchases by New WPP, in the manner described in paragraph 2(c) of Part 1 of this document. The proposed resolution at the General Meeting of WPP relating to the Scheme is conditional on the New WPP Reduction of Capital Resolution also being passed.

This explanatory statement only relates to the Scheme. Please see the letter from the Chairman of the Company in Part 1 of this document in respect of the Share Plan Proposals and the New WPP Reduction of Capital and also paragraphs 9 and 10 of Part 4 of this document in relation to the Share Plan Proposals.

Your attention is drawn to the letter from the Chairman of WPP, set out in Part 1 of this document, which forms part of this explanatory statement. That letter contains, amongst other things, the unanimous recommendation by the WPP Board to WPP Share Owners to vote (and holders of WPP ADSs to either vote, appoint a proxy to vote or instruct the US Depositary to appoint a proxy who will vote) in favour of the resolutions to approve and implement the Scheme to be proposed at the Court Meeting and the General Meeting, as the WPP Directors intend to do in relation to their own shareholdings. The letter from the Chairman of WPP also states that the WPP Directors consider the Scheme to be fair and reasonable and believe all of the Proposals to be in the best interests of WPP Share Owners as a whole. Your attention is also drawn to the Prospectus and, in particular, the risk factors in relation to holding New WPP Shares set out in the Prospectus.

The WPP Directors have been advised by Merrill Lynch in connection with the Scheme. Merrill Lynch has been authorised by the WPP Directors to write to you to set out the terms of the Scheme and to provide you with other relevant information. The Scheme is set out in full in Part 3 of this document. The Notice of the Court Meeting, at which approval for the Scheme will be sought, and the Notice of the General Meeting, at which the resolutions relating to the Scheme will be proposed, are set out in Part 6 and Part 7 of this document respectively.

It is expected that, if the conditions to the Scheme have been satisfied, the Scheme will become effective and trading in the New WPP Shares on the London Stock Exchange’s main market for listed securities will commence on 2 January 2013.

2.	Background to and reasons for the Scheme

The background to and reasons for the Scheme are described in Part 1 of this document.

3.	Summary of the Scheme

Under the Scheme, all the Scheme Shares will be cancelled on the Effective Date (which is expected to be 2 January 2013) and, in consideration for the cancellation, Scheme Share Owners will receive in respect of any Scheme Shares held as at the Scheme Record Time:

for each Scheme Share cancelled                  one New WPP Share

Citibank, N.A. is the US Depositary for the WPP ADSs and is the holder of all the WPP Shares represented by WPP ADSs. As holder of those WPP Shares, the US Depositary will receive one New WPP Share for every Scheme Share held at the Scheme Record Time. The US Depositary will effect the cancellation of WPP ADSs, including WPP ADSs evidenced by WPP ADRs, and the issuance of New WPP ADSs under the terms of a New WPP ADS Deposit Agreement, as promptly as practicable after the Effective Date. Further details of the effect of the Scheme on WPP ADSs is set out in paragraph 6 below.

Following the cancellation of the Scheme Shares, the share capital of WPP will be increased to its former amount by the creation of the New Shares and the credit arising in the books of WPP as a result of the Scheme Reduction of Capital will be applied in paying up in full, at par, the New Shares. The New Shares will be issued to New WPP which will, as a result, become the new parent company of WPP and the WPP Group.

4.	Conditions to implementation of the Scheme

The implementation of the Scheme is conditional on the following having occurred:

(a)	the Scheme being approved by a majority in number, representing three-fourths in voting rights, of the holders of WPP Shares present and voting, either in person or by proxy, at the Court Meeting;

(b)

Resolutions 1 and 2 (as set out in the Notice of the General Meeting in Part 7 of this document), to approve certain matters in connection with the Scheme and the New WPP Reduction of Capital, having been duly passed at the General Meeting by a majority of not less than two-thirds of the votes cast by WPP Share Owners present and voting, either in person or by proxy, at the General Meeting;

(c)	the Scheme having been sanctioned (with or without modification) and the Scheme Reduction of Capital having been confirmed by the Jersey Court at the Court Hearing;

(d)	the Scheme Court Order having been delivered to the Jersey Registrar of Companies and registered by him; and

(e)

permission having been granted by the UK Listing Authority to admit the New WPP Shares to the premium segment of the Official List and by the London Stock Exchange to admit the New WPP Shares to trading on the London Stock Exchange’s main market for listed securities.

The WPP Directors will not take the necessary steps to implement the Scheme unless the above conditions have been satisfied or (where capable of waiver) waived and, at the relevant time, they consider that it continues to be in WPP’s and WPP Share Owners’ best interests that the Scheme should be implemented.

The Court Hearing to sanction the Scheme is expected to be held at 9.00 a.m. on 18 December 2012. WPP Share Owners and holders of WPP ADSs will have the right to attend the Court Hearing and to appear in person or be represented by counsel to support or oppose the sanction of the Scheme. The Court Hearing will be held at the Royal Court of Jersey, Royal Court House, Royal Square, St Helier, Jersey JE1 1JG.

The Scheme contains a provision for WPP and New WPP jointly to consent, on behalf of all persons concerned, to any modification of, or addition to, the Scheme, or to any condition that the Court may think fit to approve or impose. WPP has been advised by its legal advisers that the Court would be unlikely to approve or impose any modification of, or addition or condition to, the Scheme which might be material to the interests of WPP Share Owners, unless WPP Share Owners were informed of any such modification, addition or condition. It will be a matter for the Court to decide, in its discretion, whether or not the consent of WPP Share Owners should be sought at a further meeting. Similarly, if a modification, addition or condition is put forward which, in the opinion of the WPP Directors, is of such a nature or importance as to require the consent of the WPP Share Owners at a further meeting, the WPP Directors will not take the necessary steps to enable the Scheme to become effective unless and until such consent is obtained.

If the Scheme is sanctioned at the Court Hearing and the other conditions to the Scheme have been satisfied (or waived), the Scheme is expected to become effective, and dealings in New WPP Shares are expected to commence on the London Stock Exchange’s main market for listed securities, at 8.00 a.m. on 2 January 2013. If the Scheme has not become effective by 31 January 2013 (or such later date as WPP and New WPP may agree and the Court may allow), it will lapse, in which event the Scheme will not proceed, there will not be a new parent company of WPP and Share Owners will remain WPP Share Owners and the existing WPP Shares will continue to be listed on the Official List and admitted to trading on the London Stock Exchange.

5.	Effects of the Scheme

Under the Scheme, Scheme Share Owners will have their WPP Shares replaced by the same number of New WPP Shares, which will be denominated in sterling. Scheme Share Owners’ proportionate entitlement to participate in WPP’s capital and income will not be affected by reason of the implementation of the Scheme or the New WPP Reduction of Capital. Scheme Share Owners will not receive any amount in cash pursuant to the terms of the Scheme (other than in the circumstances referred to in Clause 3(b) of the Scheme).

Members of any of the 401k Plans who hold WPP ADSs under such plans will automatically receive New WPP ADSs in their plan accounts in exchange for their WPP ADSs.

Following the Scheme becoming effective, New WPP will own the entire issued share capital of WPP and New WPP will therefore become the new parent company of the WPP Group.

WPP will make announcements to WPP Share Owners from time to time in relation to the progress of the Scheme, including upon the Scheme becoming effective.

6.	Effect of the Scheme on WPP ADSs

Promptly following the Effective Date:

•

the US Depositary will cancel WPP ADSs registered in the name of a nominee of DTC and issue New WPP ADSs through the book-entry transfer facilities of DTC promptly upon receipt of the applicable number of New WPP Shares in its CREST account;

•

the US Depositary will mail documentation to enable the exchange of WPP ADSs evidenced by WPP ADRs (including WPP ADSs which are evidenced by WPP ADRs and are restricted) for New WPP ADSs to the holders of WPP ADSs evidenced by WPP ADRs registered on the books of the US Depositary at the Effective Date. New WPP ADSs will be issued in the form of book-entry direct registration with the US Depositary, unless the WPP ADSs are restricted, in which case New WPP ADRs subject to the same restrictions as the WPP ADRs will be issued; and

•

the US Depositary will cancel WPP ADSs registered in book-entry uncertificated form in the direct registration system maintained by it and issue New WPP ADSs in book-entry uncertificated form in the direct registration system maintained by it promptly upon receipt of the applicable number of New WPP Shares in its CREST account.

Any WPP ADSs held in the form of WPP ADRs (including any WPP ADSs held in the form of WPP ADRs that are restricted) will need to be surrendered to the US Depositary for cancellation and exchange for New WPP ADSs.

7.	Listing, dealings, share certificates and settlement

Application will be made to the UK Listing Authority for the admission of up to 1,300,000,000 New WPP Shares to the premium segment of the Official List and to the London Stock Exchange for the New WPP Shares to be admitted to trading on the London Stock Exchange’s main market for listed securities. The last day of dealings in WPP Shares is expected to be 31 December 2012. The last time for registration of transfers of Scheme Shares is expected to be 6.00 p.m. on 31 December 2012. It is expected that Admission will become effective and that dealings in the New WPP Shares will commence at 8.00 a.m. on 2 January 2013, the Effective Date. The listing of WPP Shares will be cancelled on that date.

Prior to the Effective Date, WPP will file a “Notification: Substitution Listing Event” with NASDAQ notifying NASDAQ of the Scheme and, upon effectiveness of the Scheme, the New WPP ADSs will be listed on NASDAQ in substitution for the WPP ADSs. It is expected that the WPP ADSs will be delisted and the New WPP ADSs will be listed and trading in the New WPP ADSs will commence on NASDAQ at the opening of business (New York time) on 2 January 2013.

These dates may be deferred if it is necessary to adjourn any meeting required to approve the arrangements described in this document or there is a delay in obtaining the Court’s sanction of the Scheme. In the event of a delay, the application for the WPP Shares to be delisted will be deferred, so that the listing will not be cancelled until immediately before the Scheme becomes effective.

With effect from (and including) the Effective Date, all share certificates representing the Scheme Shares in certificated form will cease to be valid and binding in respect of such holdings and should be destroyed.

All documents, certificates or other communications sent by, to, from or on behalf of Scheme Share Owners, or as such persons shall direct, will be sent at their own risk and may be sent by post.

Application will be made for the New WPP Shares to be admitted to CREST for settlement and transfer purposes. Euroclear requires WPP to confirm to it that certain conditions imposed by the CREST Regulations are satisfied before Euroclear will admit any security to CREST. It is expected that these conditions will be satisfied in respect of the New WPP Shares on admission of the New WPP Shares to the Official List. As soon as practicable after satisfaction of the conditions, WPP will confirm this to Euroclear.

Subject to the satisfaction of the conditions referred to in paragraph 4 of this Part 2, on which this Scheme is subject, the New WPP Shares to which WPP Share Owners are entitled under this Scheme (as the case may be) will:

(a)

to the extent the entitlement arises as a result of a holding of WPP Shares in certificated form at the Scheme Record Time, be delivered in certificated form in the name of the relevant WPP Share Owner with the relevant share certificate expected to be despatched by post, at the applicant’s risk, by no later than 15 January 2013; and

(b)

to the extent the entitlement arises as a result of a holding of WPP Shares in uncertificated form at the Scheme Record Time, be credited to the appropriate CREST accounts (under the same participant and account ID that applied to the WPP Shares), with corresponding entitlements to New WPP Shares with effect from 2 January 2013.

Notwithstanding anything above or any other provision of this document or any other document relating to the New WPP Shares, WPP and New WPP reserve the right to deliver any New WPP Shares applied for through CREST in certificated form. In normal circumstances, this right is only likely to be exercised in the event of any interruption, failure or breakdown of CREST (or any part of CREST), or on the part of the facilities and/or systems operated by the Registrars in connection with CREST. This right may also be exercised if the correct details in respect of bona fide market claims (such as the CREST member account ID and CREST participation ID details) are not provided as requested on any application form relating to the New WPP Shares.

Scheme Share Owners who are CREST-sponsored members should refer to their CREST sponsor regarding the action to be taken in connection with this document.

The holders of WPP ADSs evidenced by WPP ADRs will generally receive their New WPP ADSs in the form of book-entry direct registration with the US Depositary except that the holders of WPP ADSs that are evidenced by WPP ADRs and are restricted will receive new WPP ADSs in the form of New WPP ADRs subject to the same restrictions as the WPP ADRs. Holders of uncertificated WPP ADSs will receive the New WPP ADSs in uncertificated form.

This document should also be read in conjunction with the Prospectus, which is required to be published in accordance with the Prospectus Rules to effect the introduction of the New WPP Shares to the Official List. The information in the Prospectus includes a business description of the WPP Group, financial information and an operating and financial review of the WPP Group and certain additional information (including details of the material contracts of the WPP Group), all of which is relevant to New WPP as the new parent company of the WPP Group. Certain of this information is incorporated into the Prospectus by reference from other sources. The Prospectus is available on request up until Admission free of charge by writing to the head office of WPP (6 Ely Place, Dublin 2, Ireland) or the registered office of WPP (22 Grenville Street, St Helier, Jersey JE4 8PX) or the head office of New WPP (27 Farm Street, London W1J 5RJ) or by calling the Share Owner Helpline 0870 707 1411 (+44 (0)870 707 1411 from outside the UK)), further details of which are included on page 5 of this document. A copy of the Prospectus may also be downloaded via WPP’s website (www.wpp.com) and via the website of the National Storage Mechanism (www.hemscott.com/nsm.do). The Prospectus may also be inspected at the registered offices of WPP (22 Grenville Street, St Helier, Jersey JE4 8PX) and New WPP (Queensway House, Hilgrove Street, St Helier, Jersey JE1 1ES) and at the offices of Allen & Overy LLP (One Bishops Square, London E1 6AD) during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) up until Admission.

8.	WPP Directors’ and other interests

Philip Lader, Sir Martin Sorrell, Paul Richardson, Mark Read, Colin Day, Esther Dyson, Orit Gadiesh, Ruigang Li, Stanley Morten, Koichiro Naganuma, John Quelch, Jeffrey Rosen, Timothy Shriver, Paul Spencer and Sol Trujillo were appointed directors of New WPP on 1 November 2012. Conditional on the Scheme becoming effective, each of the executive WPP Directors will enter into amended service agreements and all non-executive WPP Directors will enter into new letters of appointment with New WPP in order that they reflect the new structure of the WPP Group and any revised duties once the Scheme becomes effective. Details of the amended service agreements and the new letters of appointment are set out in paragraph 7 of Part 4 of this document. The interests of the WPP Directors in the existing share capital of WPP as at 12 November 2012 (being the last practicable date prior to the publication of this document) and in New WPP immediately after the Scheme becomes effective are set out in paragraph 4 of Part 4 of this document.

Any rights held by the WPP Directors under the WPP Share Plans will be preserved so that the New WPP Shares will ultimately be delivered in satisfaction of any of those rights, in the manner described in paragraphs 9 and 10 of Part 4 of this document.

The effect of the Scheme on the interests of New WPP Directors is set out in paragraph 4 of Part 4 of this document. Save as described above, the effect of the Scheme on the interests of New WPP Directors does not differ from its effect on the same interests of other persons.

9.	Delisting of WPP Shares

The London Stock Exchange and the UK Listing Authority will be requested respectively to cancel trading in WPP Shares on the London Stock Exchange’s main market for listed securities with effect from the close of business on the Business Day immediately prior to the Effective Date and to delist the WPP Shares from the Official List with effect from 8.00 a.m. on the Effective Date. The last day of dealings in WPP Shares on the London Stock Exchange is expected to be 31 December 2012 (being the Business Day immediately prior to the Effective Date) and no transfers of WPP Shares will be registered after 6.00 p.m. on that date. On the Effective Date, share certificates in respect of the Scheme Shares in certificated form will cease to be valid and should be destroyed.

10.	Taxation

There should be no tax liabilities for UK-resident WPP Share Owners arising from the Scheme. WPP Share Owners are referred to the tax sections at paragraphs 11, 12 and 13 of Part 4 of this document for further information about the taxation consequences of the Scheme.

The summary information on taxation in this document is intended as a guide only and WPP Share Owners who are in any doubt about their tax position, or who are resident for tax purposes outside the UK, Jersey or the US are strongly advised to contact an appropriate professional independent adviser immediately. Further information regarding the UK taxation consequences of holding and disposing of the New WPP Shares is set out in paragraph 18 of Part 5 of the Prospectus.

11.	Overseas Share Owners

11.1	General

The implications of the Scheme for, and the distribution of this document to, Overseas Persons may be affected by the laws of the relevant jurisdictions. Such Overseas Persons should inform themselves about and observe all applicable legal requirements.

It is the responsibility of any person into whose possession this document comes to satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection with the Scheme and the distribution of this document, including the obtaining of any governmental, exchange control or other consents which may be required and/or compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

If, in respect of any Overseas Person, New WPP is advised that the allotment and issue of New WPP Shares would or might infringe the laws of any jurisdiction outside the United Kingdom or Jersey, or would or might require New WPP to obtain any governmental or other consent or effect any registration, filing or other formality with which, in the opinion of New WPP, it would be unable to comply or which it regards as unduly onerous, the Scheme provides that New WPP may determine either: (i) that such share owner’s entitlement to New WPP Shares pursuant to the Scheme shall be issued to such share owner and then sold on his behalf as soon as reasonably practical at the best price which can be reasonably obtained at the time of sale, with the net proceeds of sale being remitted to such share owner; or (ii) that the share owner’s entitlement to New WPP Shares shall be issued to a nominee for such share owner appointed by New WPP and then sold, with the net proceeds being remitted to the share owner concerned. Any remittance of the net proceeds of sale referred to in this paragraph shall be at the risk of the relevant Share Owner.

Overseas Persons should consult their own legal, financial and tax advisers with respect to the legal, financial and tax consequences of the Scheme in their particular circumstances.

THIS DOCUMENT DOES NOT CONSTITUTE AN INVITATION OR OFFER TO SELL OR THE SOLICITATION OF AN INVITATION OR OFFER TO BUY ANY SECURITY. NONE OF THE SECURITIES REFERRED TO IN THIS DOCUMENT SHALL BE SOLD, ISSUED, SUBSCRIBED FOR, PURCHASED, EXCHANGED OR TRANSFERRED IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW.

11.2	United States

The New WPP Shares to be issued to Scheme Share Owners in connection with the Scheme have not been, and will not be, registered under the US Securities Act but will be issued in reliance on the exemption provided by section 3(a)(10) thereof.

For the purpose of qualifying for the exemption from the registration requirements of the US Securities Act provided by section 3(a)(10) thereof, WPP and New WPP will advise the Court that its sanctioning of the Scheme will be relied on by New WPP as an approval of the Scheme following a hearing on its fairness to WPP Share Owners, at which Court Hearing all WPP Share Owners are entitled to attend in person or through counsel to support or oppose the sanctioning of the Scheme and with respect to which notification has been given to all such Share Owners.

The New WPP Shares will not be “restricted securities” within the meaning of Rule 144(a)(3) under the US Securities Act and may be immediately resold without restriction under the US Securities Act by former holders of WPP Shares who are not affiliates of New WPP and have not been affiliates of New WPP within 90 days prior to the issuance of New WPP Shares under the Scheme.

Under US federal securities laws, a WPP Share Owner who is an affiliate of New WPP at the time or within 90 days prior to any resale of New WPP Shares received under the Scheme will be subject to certain US transfer restrictions relating to such shares. Such New WPP Shares may not be sold without registration under the US Securities Act, except pursuant to any available exemptions from the registration requirements or in a transaction not subject to such requirements (including a transaction that satisfies the applicable requirements for resales outside of the US pursuant to Regulation S under the US Securities Act). Whether a person is an affiliate of New WPP for such purposes depends on the circumstances, but affiliates could include certain officers and directors and significant shareholders. A WPP Share Owner who believes that he or she may be an affiliate of New WPP should consult his or her own legal advisers prior to any sales of New WPP Shares received pursuant to the Scheme.

Neither the SEC nor any US State securities commission has reviewed or approved this document or the Scheme or the New WPP Shares. Any representation to the contrary is a criminal offence in the United States.

WPP files annual reports and submits certain other information and documents to the SEC pursuant to its registration under section 12 of the US Securities Exchange Act of 1934 (as amended). Once the Scheme becomes effective, New WPP will automatically succeed to WPP’s existing US Securities Exchange Act registration, and will be subject to the reporting requirements thereof.

The reports and other information filed by WPP with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room, 100 F Street, NE, Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. Please call the SEC on +1 800 SEC-0330 for further information.

For additional information relating to certain US tax considerations relevant to the Scheme, see paragraph 13 of Part 4 of this document. A summary of certain US tax considerations relevant to holding New WPP Shares or New WPP ADSs is also contained in the Prospectus.

12.	The Meetings

Before the Court’s approval can be sought to sanction the Scheme, the Scheme will require approval by the WPP Share Owners at the Court Meeting and the passing of a special resolution by holders of the WPP Shares at the General Meeting.

Notices of the Court Meeting and the General Meeting are set out in Part 6 and Part 7 of this document respectively. All WPP Share Owners whose names appear on the register of members of WPP at 6.00 p. m. on 9 December 2012 or, if either the General Meeting or the Court Meeting is adjourned, on the register of members at 6.00 p.m. on the date two days before the date set for the adjourned Meeting, shall be entitled to attend and vote at the relevant Meeting in respect of the number of WPP Shares registered in their name at the relevant time as further described below.

The Court Meeting

The Court Meeting has been convened for 11.30 a.m. on 11 December 2012 pursuant to an order of the Court, at which Meeting, or at any adjournment thereof, WPP Share Owners will consider and, if thought fit, approve the Scheme.

At the Court Meeting, voting will be by way of poll and each WPP Share Owner present in person or by proxy will be entitled to one vote for each WPP Share held. The approval required at the Court Meeting is a majority in number of the WPP Share Owners present and voting, either in person or by proxy, representing three-fourths or more in voting rights of all WPP Shares held by such WPP Share Owners.

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of the opinion of WPP Share Owners.

It is important for you to be aware that if the Scheme is approved and becomes effective, it will be binding on all WPP Share Owners irrespective of whether they attended the Court Meeting or the way they voted.

The General Meeting

The General Meeting has been convened for 11.45 a.m. on 11 December 2012 (or as soon thereafter as the Court Meeting has been concluded or adjourned), to consider and, if thought fit, pass the following resolutions, all of which will be proposed as special resolutions (which require votes in favour representing at least two-thirds of the votes cast by WPP Share Owners present and voting, either in person or by proxy, at the General Meeting), to approve the following matters:

(a)

the Scheme; the cancellation of the Scheme Shares; the creation of the New Shares; the allotment of the New Shares; the Share Plan Proposals; and amendments to WPP’s Articles to deal with, inter alia, transitional matters arising from the Scheme;

(b)	conditional on the Scheme becoming effective, the New WPP Reduction of Capital;

(c)	conditional on the Scheme becoming effective, the change of WPP’s name to WPP 2012 Limited.

In accordance with the Articles, these resolutions will be put to a poll and each WPP Share Owner present in person or by proxy will have one vote for each WPP Share held.

This explanatory statement relates only to the Scheme. Please see the letter from the Chairman of the Company in Part 1 of this document in respect of the Share Plan Proposals and the New WPP Reduction of Capital and also paragraphs 9 and 10 of Part 4 of this document in relation to the Share Plan Proposals, together with the respective resolutions in Part 7 of this document.

13.	Action to be taken

WPP Share Owners will find enclosed with this document:

(a)	a white Form of Proxy for use at the Court Meeting; and

(b)	a blue Form of Proxy for use at the General Meeting.

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of the opinion of WPP Share Owners. Whether or not you plan to attend the Meetings in person, you are strongly encouraged to sign and return your Forms of Proxy or to appoint a proxy through CREST as referred to below.

Forms of Proxy for the Court Meeting and the General Meeting should be returned to the Registrars (c/o Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY) as soon as possible and, in any event, so as to be received at least 48 hours before the time appointed for the relevant Meeting. If a white Form of Proxy for use at the Court Meeting is not returned by the above time, it may be handed to the Chairman of the Court Meeting or the Registrars at the Court Meeting. However, in the case of the General Meeting, unless the blue Form of Proxy is returned by the time mentioned in the instructions printed on it, it will be invalid. The completion and return of a Form of Proxy will not prevent a WPP Share Owner from attending and voting in person at either the Court Meeting or the General Meeting, or at any adjournment thereof, if such WPP Share Owner so wishes and is so entitled.

If you hold WPP Shares in uncertificated form you may also appoint a proxy by completing and transmitting a CREST proxy instruction in accordance with the procedures set out in the CREST manual ensuring that it is received by the Registrars by no later than 48 hours before the time appointed for the relevant meeting.

Holders of WPP ADSs will receive ADS voting instructions cards. A holder of WPP ADSs has three options:

(a)

each WPP ADS holder has already been appointed as proxy over the relevant number of WPP Shares underlying their WPP ADSs (an Appointed Proxy). Therefore a holder of WPP ADSs may attend and vote at the Court Meeting and/or General Meeting in person by bringing the ADS voting instructions card(s) to the relevant meeting(s);

(b)

the WPP ADS holder may appoint a nominee of the US Depositary as substitute Appointed Proxy and instruct such nominee how to vote at the Court Meeting and/or the General Meeting in relation to the WPP Shares underlying such holder’s WPP ADSs by completing the ADS voting instructions card(s) and returning them to the US Depositary; or

(c)

the WPP ADS holder may appoint a substitute Appointed Proxy over the WPP Shares underlying such holder’s WPP ADSs. Such substitute Appointed Proxy can then vote at the Court Meeting and/or the General Meeting in relation to the WPP Shares underlying such holder’s WPP ADSs by bringing the completed ADS voting instructions card(s) so appointing them to the relevant meeting(s).

Holders of WPP ADSs also have the right to cancel their WPP ADSs and withdraw the relevant WPP Shares from the ADS programme. To ensure that they become registered WPP Share Owners by 48 hours prior to the relevant meetings, such WPP Share Owners should present their WPP ADSs to the US Depositary for withdrawal (upon compliance with the terms of the WPP ADS deposit agreement, including payment of the US Depositary’s fees and any applicable taxes and governmental charges) and delivery of WPP Shares at least seven Business Days prior to the relevant Meeting.

Completed ADS voting instructions cards should be returned to the US Depositary, Citibank, N.A., at (c/o Citigroup Shareholder Services, PO Box 43099, Providence RI 02940-5000, USA) in the pre-addressed envelope as soon as possible, and in any case so as to be received by the US

Depositary by 10.00 a.m. (New York time) on 6 December 2012. If you hold your WPP ADSs indirectly, you must rely on the procedures of your bank, broker or financial institution through which you hold your WPP ADSs. In each case, the voting instructions cards should be completed in accordance with the instructions printed on them.

Members of any of the 401k Plans who hold WPP ADSs under the 401k Plans are being sent a voting instructions card by the respective trustees of such plans. This card must be completed by the members in accordance with the accompanying instructions and delivered either by hand or post to the appropriate 401k Plan trustee at the address shown thereon in order to instruct the trustee how to direct the US Depositary to vote the WPP Shares underlying the WPP ADSs on behalf of the members at the Court Meeting and the General Meeting. The voting instructions card must be returned to the 401k Plan trustee by 10.00 a.m. (New York time) on 5 December 2012. Members of the 401k Plans will not be entitled to attend the Court Meeting or the General Meeting or to be present at the Court Hearing.

14.	Further information

You should read the whole of this document. Your attention is drawn, in particular, to the summary set out at the front of this document, the terms of the Scheme set out in full in Part 3 of this document, the Additional Information set out in Part 4 of this document and the Notices of Meetings set out in Part 6 and Part 7 of this document. This document should be read in conjunction with the Prospectus.

If you have any questions about this document, the Court Meeting, the General Meeting or the Proposals or Admission, or are in any doubt as to how to complete the Forms of Proxy, please call the Share Owner helpline telephone number between 8.30 a.m. and 5.30 p.m. (London time) Monday to Friday (except UK public holidays) on 0870 707 1411 (from within the UK) or +44 (0)870 707 1411 (from outside the UK). Calls cost approximately 8 pence (plus VAT) per minute from a standard BT landline. Charges from mobiles and other operators may vary. Please note that for legal reasons this helpline will only be able to provide practical information and will not provide advice on the merits of any of the Proposals or Admission or give any financial, legal or taxation advice. For financial, legal or taxation advice, you will need to consult an independent financial or legal adviser.

Yours faithfully

for and on behalf of

Merrill Lynch International

PART 3

THE SCHEME OF ARRANGEMENT

No. 455 of 2012

IN THE ROYAL COURT OF JERSEY

IN THE MATTER OF WPP plc

and

IN THE MATTER OF THE COMPANIES (JERSEY) LAW 1991

SCHEME OF ARRANGEMENT

(under Article 125 of the Companies (Jersey) Law 1991)

between

WPP plc

and

THE HOLDERS OF THE SCHEME SHARES

(as hereinafter defined)

PRELIMINARY

(A)	In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

Business Day means a day (other than a Saturday, Sunday or public holiday) on which banks are generally open for business in the City of London and Jersey for the transaction of normal banking business;

certificated or in certificated form means in relation to a share or other security, a share or other security which is not in uncertificated form;

Clause means a clause of this Scheme;

Court means the Royal Court of Jersey;

Court Hearing means the hearing by the Court of the Company’s Representation to sanction the Scheme under Article 125 of the Companies (Jersey) Law 1991 and to confirm the reduction of share capital of WPP pursuant to the Scheme under Article 61 of the Companies (Jersey) Law 1991;

Court Meeting means the meeting of the Scheme Share Owners convened by order of the Court pursuant to Article 125 of the Companies (Jersey) Law 1991 to be held at the Four Seasons Hotel, Simmonscourt Road, Dublin 4, Ireland at 11.30 a.m. on 11 December 2012 to consider and, if thought fit, approve the Scheme, including any adjournment thereof;

CREST means the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear UK & Ireland Limited in accordance with the CREST Regulations;

CREST Regulations means the Companies (Uncertificated Securities) (Jersey) Order 1999, as amended;

Effective Date means the date on which this Scheme becomes effective in accordance with Clause 7 of this Scheme, expected to be 2 January 2013;

General Meeting means the general meeting of WPP Share Owners to be held at the Four Seasons Hotel, Simmonscourt Road, Dublin 4, Ireland at 11.45 a.m. on 11 December 2012 (or as soon thereafter as the Court Meeting shall have been concluded or adjourned) and any adjournment thereof;

holder means a registered holder, including any person entitled by transmission;

member means a member of WPP, on the register of members at any relevant date;

New Shares means ordinary shares of ten pence each in the capital of WPP created following the cancellation of the Scheme Shares, which shall be of an aggregate nominal amount equal to the aggregate nominal amount of the cancelled Scheme Shares and which shall be issued credited as fully paid to New WPP pursuant to the Scheme;

New WPP means WPP 2012 plc, a public company limited by shares incorporated in Jersey under the Companies (Jersey) Law 1991 with registered number 111714;

New WPP Shares means ordinary shares of ten pence each in the capital of New WPP;

£, pence or sterling means the lawful currency of the United Kingdom;

Registrar of Companies means the Registrar of Companies in Jersey;

Scheme or Scheme of Arrangement means this scheme of arrangement proposed to be made under Article 125 of the Companies (Jersey) Law 1991 between WPP and the holders of the Scheme Shares with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by WPP and New WPP;

Scheme Court Order means the Act of the Court sanctioning the Scheme under Article 125 of the Companies (Jersey) Law 1991 and confirming the Scheme Reduction of Capital under Article 61 of the Companies (Jersey) Law 1991, together with the approved minute attached thereto;

Scheme Record Time means 6.00 p.m. on the Business Day immediately preceding the Effective Date;

Scheme Reduction of Capital means the reduction of capital referred to in Clause 1(a) of this Scheme;

Scheme Share Owner means a holder of Scheme Shares as appearing in the register of members of WPP;

Scheme Shares means:

(a)	all the WPP Shares in issue at the date of this Scheme;

(b)	all (if any) additional WPP Shares issued after the date of this document and before the Voting Record Time; and

(c)

all (if any) further WPP Shares which may be in issue at or after the Voting Record Time and immediately before the confirmation by the Court of the Scheme Reduction of Capital in respect of which the original or any subsequent holders shall be bound by the Scheme or in respect of which the original or any subsequent holders shall have agreed in writing to be so bound;

share owner means a person on the register of members of either WPP or New WPP (as the case may be) at the relevant date and includes any person(s) entitled by transmission;

uncertificated or in uncertificated form means, in relation to a share or other security, a share or other security title to which is recorded on the relevant register of the share or security concerned as being held in uncertificated form in CREST and title to which, by virtue of the CREST Regulations, may be transferred by means of CREST;

Voting Record Time means 6.00 p.m. on 9 December 2012 or, if the Court Meeting is adjourned, 48 hours before the time appointed for any adjourned Court Meeting;

WPP or the Company means WPP plc, a public limited company incorporated in Jersey with registered number 101749;

WPP Share Owners means holders of WPP Shares from time to time; and

WPP Shares means ordinary shares of ten pence each in the capital of WPP.

(B)

The authorised share capital of WPP at the date of this Scheme is £175,000,000 divided into 1,750,000,000 WPP Shares of which, as at 12 November 2012, 1,269,689,169 WPP Shares had been issued and were credited as fully paid and the remainder were unissued.

(C)	New WPP was incorporated in Jersey on 25 October 2012, with registered number 111714.

(D)

The authorised share capital of New WPP at the date of this Scheme is £175,000,000, divided into 175,000,000 New WPP Shares of ten pence each. Two subscriber shares have been issued and are fully paid. All other shares are unissued.

(E)

The initial share owners of New WPP passed a special resolution on 5 November 2012 to (subject to, amongst other things, the Scheme becoming effective) reduce the share capital of New WPP by cancelling the entire amount standing to the credit of New WPP’s share premium account shortly after the Scheme becomes effective. The New WPP Shares to be issued pursuant to the Scheme will be issued subject to this resolution.

(F)

New WPP has agreed to appear by Counsel at the Court Hearing, to consent to the Scheme and to undertake to be bound thereby and execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to this Scheme.

(G)	WPP shall, subject to share owner approval, change its name to WPP 2012 Limited. It is intended that WPP will change its status to a private company after the Scheme becomes effective.

THE SCHEME

1.	Cancellation of Scheme Shares

(a)	The issued share capital of WPP shall be reduced by cancelling and extinguishing the Scheme Shares.

(b)	Forthwith and contingent upon the reduction of capital referred to in Clause 1(a) taking effect:

(i)

the authorised share capital of WPP shall be increased to its former amount by the creation of such number of New Shares as shall be equal to the aggregate number of Scheme Shares cancelled pursuant to Clause 1(a); and

(ii)

WPP shall apply the credit arising in its books of account as a result of such reduction of capital in paying up, in full at par, the New Shares created pursuant to Clause 1(b)(i) and shall allot and issue the same, credited as fully paid up, to New WPP and/or its nominee or nominees.

2.	Consideration for the cancellation of the Scheme Shares

In consideration of the cancellation of the Scheme Shares and the issue of the New Shares to New WPP and/or its nominee or nominees pursuant to Clause 1, New WPP shall (subject to the remaining provisions of this Clause 2 and to the provisions of Clauses 3, 4 and 5), allot and issue credited as fully paid New WPP Shares to the Scheme Share Owners on the basis of one New WPP Share for each Scheme Share held at the Scheme Record Time.

3.	Allotment and issue of New WPP Shares

(a)	The New WPP Shares to be issued pursuant to Clause 2 shall rank in full for all dividends or distributions made, paid or declared after the Effective Date on the ordinary share capital of New WPP.

(b)

The provisions of Clause 2 shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, if, in respect of any Scheme Share Owner who is a citizen, resident or national of any jurisdiction outside the United Kingdom or Jersey, New WPP is advised that the allotment and issue of New WPP Shares pursuant to Clause 2 would infringe the laws of any jurisdiction outside the United Kingdom or Jersey or would require New WPP to observe any governmental or other consent or effect any registration, filing or other formality with which, in the opinion of New WPP, it would be unable to comply or which it regards as unduly onerous, then New WPP may in its sole discretion either:

(i)

determine that such New WPP Shares shall be sold, in which event the New WPP Shares shall be issued to such Scheme Share Owner and New WPP shall appoint a person to act pursuant to this Clause 3(b)(i) and such person shall be authorised on behalf of such Scheme Share Owner to procure that any shares in respect of which New WPP has made such a determination shall, as soon as practicable following the Scheme Record Time, be sold at the best price which can reasonably be obtained at the time of sale and the net proceeds of such sale (after the deduction of all expenses and commissions, including any amount in respect of value added tax payable thereon) shall be paid to such Scheme Share Owner by sending a cheque to such Scheme Share Owner in accordance with the provisions of Clause 4. To give effect to any such sale, the person so appointed shall be authorised on behalf of such Scheme Share Owner to execute and deliver a form of transfer and to give such instructions and do all such things which he may consider necessary or expedient in connection with such sale. In the absence of fraud, none of WPP, New WPP or the person so appointed shall have any liability for any loss or damage arising as result of the timing or terms of any such sale; or

(ii)

determine that no such New WPP Shares shall be allotted and issued to such Scheme Share Owner under Clause 2 but instead such shares shall be allotted and issued to a nominee appointed by New WPP as trustee for such Scheme Share Owner, on terms that they shall, as soon as practicable following the Scheme Record Time, be sold on behalf of such Scheme Share Owner at the best price which can reasonably be obtained at the time of sale and the net proceeds of such sale (after the deduction of all expenses and commissions, including any amount in respect of value added tax payable thereon) shall be paid to such Scheme Share Owner by sending a cheque to such Scheme Share Owner in accordance with the provisions of Clause 4. In the absence of fraud, none of WPP, New WPP or any broker or agent of either of them shall have any liability for any loss arising as a result of the timing or terms of any such sale.

4.	Certificates and payments

(a)	Not later than five Business Days after the Effective Date, New WPP shall allot and issue all New WPP Shares which it is required to allot and issue to give effect to this Scheme pursuant to Clause 2.

(b)

As soon as reasonably practicable after the Effective Date, and not less than 15 days after the Effective Date, New WPP shall send by post to the allottees of the New WPP Shares certificates in respect of such shares save that, where Scheme Shares are held in uncertificated form, New WPP will procure that Euroclear UK & Ireland Limited is instructed to cancel the entitlement to Scheme Shares of each of the Scheme Share Owners concerned and to credit to the appropriate stock accounts in CREST of each such Scheme Share Owner the due entitlement to New WPP Shares.

(c)

Not later than 15 days following the sale of any relevant New WPP Shares pursuant to Clause 3(b), New WPP shall procure that such person appointed to act under Clause 3(b)(i) or the nominee referred to in Clause 3(b)(ii) shall account for the cash payable by despatching to the persons respectively entitled thereto cheques by post.

(d)

All certificates required to be sent by New WPP pursuant to Clause 4(b) and all cheques required to be sent pursuant to Clause 4(c) shall be sent through the post in pre-paid envelopes addressed to the persons respectively entitled thereto at their respective addresses appearing in the register of members of WPP at the Scheme Record Time (or, in the case of joint holders, to the address of that one of the joint holders whose name stands first in the register in respect of the joint holding) or in accordance with any special instructions regarding communications received at the registered office of WPP before the Scheme Record Time. All documents, certificates or other communications sent by, to, from or on behalf of Scheme Share Owners, or as such persons shall direct, will be sent at their own risk and may be sent by post.

(e)

If the New WPP Shares are consolidated or subdivided before the despatch of any certificates or the giving of any instructions in accordance with this Clause 4, the certificates or instructions shall relate to such New WPP Shares as so consolidated or subdivided (as the case may be).

(f)

None of WPP, New WPP or such person appointed to act under Clause 3(b)(i) or any nominee referred to in Clause 3(b)(ii) or any agent of any of them shall be responsible for any loss or delay in transmission of certificates or cheques sent in accordance with this Clause 4.

(g)

All cheques shall be made payable to the Scheme Share Owner or, in the case of joint holders to all share owners, in respect of the Scheme Shares concerned in sterling drawn on a UK clearing bank and the encashment of any such cheque shall be a complete discharge to New WPP for the monies represented thereby.

(h)	This Clause 4 shall be subject to any prohibition or condition imposed by law.

5.	Certificates representing Scheme Shares

With effect from and including the Effective Date, all certificates representing holdings of Scheme Shares shall cease to be valid in respect of such holdings. The share owners in respect of such shares shall be bound at the request of WPP to deliver such certificates for cancellation to WPP or to any person appointed by WPP to receive the same.

6.	Mandated payments and other instructions

Each mandate in force at the Scheme Record Time relating to the payment of dividends on Scheme Shares and each instruction then in force as to notices and other communications from WPP shall, unless and until varied or revoked, and other than in respect of the Dividend Access Plan and the Scrip Dividend Scheme available to WPP Share Owners in relation to WPP Shares which will terminate upon the Scheme becoming effective, be deemed as from the Effective Date to be a valid and effective mandate or instruction to New WPP in relation to the corresponding New WPP Shares to be allotted and issued pursuant to this Scheme.

7.	Effective Date

(a)	This Scheme shall become effective as soon as a copy of the Scheme Court Order shall have been duly delivered to the Registrar of Companies and registered by him.

(b)	Unless this Scheme shall have become effective on or before 31 January 2013 or such later date, if any, as WPP and New WPP may agree and the Court may allow, it shall lapse.

8.	Modification

WPP and New WPP may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition which the Court may think fit to approve or impose.

9.	Costs

WPP is authorised and permitted to pay all the costs and expenses relating to the negotiation, preparation and implementation of the Scheme.

10.	Governing law

The Scheme is governed by Jersey law and is subject to the jurisdiction of the courts of Jersey.

Dated: 13 November 2012

PART 4

ADDITIONAL INFORMATION

1.	Responsibility

The WPP Directors, whose names appear in paragraph 3 below, accept responsibility for the information contained in this document. To the best of the knowledge and belief of the WPP Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.	Information on WPP

WPP is a public limited company incorporated in, and operating under the legislation of, Jersey. WPP’s registered office is 22 Grenville Street, St Helier, Jersey JE4 8PX. WPP is resident for tax purposes in Ireland and has its head office address at Ely Place, Dublin 2, Ireland.

3.	WPP Directors and New WPP Directors

3.1	The WPP Directors and their functions are as follows:

Name	Position
Philip Lader	Non-Executive Chairman
Sir Martin Sorrell	Chief Executive
Paul Richardson	Finance Director
Mark Read	Strategy Director
Colin Day	Non-Executive Director
Esther Dyson	Non-Executive Director
Orit Gadiesh	Non-Executive Director
Ruigang Li	Non-Executive Director
Stanley (Bud) Morten	Non-Executive Director
Koichiro Naganuma	Non-Executive Director
John Quelch	Non-Executive Director
Jeffrey Rosen	Non-Executive Director
Timothy Shriver	Non-Executive Director
Paul Spencer	Non-Executive Director
Sol Trujillo	Non-Executive Director

3.2	The business address of each of the WPP Directors is 6 Ely Place, Dublin 2, Ireland.

3.3

Philip Lader, Sir Martin Sorrell, Paul Richardson, Mark Read, Colin Day, Esther Dyson, Orit Gadiesh, Ruigang Li, Stanley Morten, Koichiro Naganuma, John Quelch, Jeffrey Rosen, Timothy Shriver, Paul Spencer and Sol Trujillo were appointed as directors of New WPP on 1 November 2012. On the Effective Date, the WPP Board and the New WPP Board will therefore be the same.

3.4	The business address of each of the New WPP Directors is 27 Farm Street, London W1J 5RJ.

3.5	Brief biographical details of the New WPP Directors are set out in paragraph 7 of Part 5 of the Prospectus.

4.	WPP Directors’ interests in WPP and New WPP

4.1

Assuming no further WPP Shares have been purchased or issued after 12 November 2012 (being the last practicable date prior to the publication of this document), the WPP Directors and their immediate families have the following interests in the share capital of WPP (all of which are beneficial unless otherwise stated) and, in the event that the Scheme becomes effective, the WPP Directors will have the following interests in New WPP by virtue of the effect of the Scheme on their existing holdings in WPP Shares:

Name	Number of WPP Shares before the Scheme becomes effective	Percentage of WPP Shares before the Scheme becomes effective	Number of New WPP Shares after the Scheme becomes effective	Percentage of New WPP Shares after the Scheme becomes effective
Philip Lader	11,950	<0.001	11,950	<0.001
Sir Martin Sorrell[1,3,4,5,6,7]	18,089,989	1.42	18,089,989	1.42
Paul Richardson[1,3,8]	613,055	0.05	613,055	0.05
Mark Read[1,3,9]	108,184	0.009	108,184	0.009
Colin Day	15,240	0.001	15,240	0.001
Esther Dyson	35,000	0.003	35,000	0.003
Orit Gadiesh	Nil	Nil	Nil	Nil
Ruigang Li	Nil	Nil	Nil	Nil
Stanley Morten	20,000	0.002	20,000	0.002
Koichiro Naganuma[2]	Nil	Nil	Nil	Nil
John Quelch	12,000	<0.001	12,000	<0.001
Jeffrey Rosen	12,000	<0.001	12,000	<0.001
Timothy Shriver	10,000	<0.001	10,000	<0.001
Paul Spencer	10,000	<0.001	10,000	<0.001
Sol Trujillo	10,000	<0.001	10,000	<0.001

Notes:

1.

Each executive WPP Director has a technical interest as an employee and potential beneficiary in WPP Shares held under the ESOPs. As at 12 November 2012 (being the last practicable date prior to the publication of this document), the ESOPs held in total 19,389,017 WPP Shares.

2

K Naganuma is a director of Asatsu-DK, Inc. (Asatsu), which as at 12 November 2012 (being the last practicable date prior to the publication of this document) had interests in 31,295,646 WPP Shares representing 2.46 per cent. of the issued share capital of WPP. Immediately following implementation of the Scheme, the shareholding will represent 2.46 per cent. of the issued share capital of New WPP.

3.

Interests include investment shares committed to the 2008, 2009, 2010 and 2011 awards under the LEAP plans (as referred to in paragraph 4.3 below) but do not include matching shares from these awards, if any.

4.

Includes 4,176,833 WPP Shares pursuant to the vesting of the 2004 and 2005 awards, part of the 2006 award and the 2007 award granted under LEAP, the receipt of which has been deferred until 1 December 2017 at the latest.

5.

Includes 3,636,950 WPP Shares which originally formed part of the Capital Investment Plan (an award in respect of 4,691,392 WPP Shares in total, some of which have been received by Sir Martin Sorrell) and now comprise the UK and US Deferred Stock Units Award Agreements.

6.	Includes 7,848,990 WPP Shares charged to HSBC Private Bank Limited as security for facilities made available to Sir Martin Sorrell by HSBC Private Bank Limited.
7.	Excludes 805,936 WPP Shares in which the JMMRJ Sorrell Charitable Foundation is interested.
8.	Includes 115,611 WPP ADRs charged to Bank of America, N.A. as security for facilities made available to Paul Richardson by Bank of America, N.A..
9.	Excludes options over 20,494 WPP Shares at grant prices between £5,535 and £5,595 exercisable between November 2006 and October 2014.

Except as noted above, the above table does not reflect the extent to which any WPP Directors may have additional beneficial interests by virtue of their participation in the WPP Share Plans or the Restricted Stock Plan. The interests of the WPP Directors in this regard are set out in paragraph 4.3 of this Part 4.

4.2

The interests of the WPP Directors together represent approximately 1.49 per cent. of the issued share capital of WPP as at 12 November 2012 (being the last practicable date prior to publication of this document) and are expected to represent approximately 1.49 per cent. of the issued share capital of New WPP upon the Scheme becoming effective.

4.3

As at 12 November 2012 (being the last practicable date prior to the publication of this document), the following WPP Directors held the following interests in WPP Shares under the WPP Share Plans and the Restricted Stock Plan:

Long-Term Incentive Plans — Leadership Equity Acquisition Plans (LEAP plans)

	Grant/award Date	Maximum number of WPP Shares
Sir Martin Sorrell	28.10.2004	2,823,786	[1]
	15.12.2005	562,245	[1]
	15.11.2006	404,458	[1]
	11.12.2007	386,344	[1]
	31.10.2008	1,092,980
	15.12.2009	1,829,390
	24.11.2010	2,083,330
	07.12.2011	3,555,795
Paul Richardson	31.10.2008	546,490
	15.12.2009	517,115
	24.11.2010	504,840
	07.12.2011	501,720
Mark Read	31.10.2008	109,295
	15.12.2009	137,030
	24.11.2010	126,405
	07.12.2011	150,830

Note:

1.	Receipt of these shares has been deferred and dividend shares will be due on payment.

The Deferred Stock Unit Awards (DSUs)

	Award	Number of WPP Shares	Due Date
Sir Martin Sorrell	UK Deferred Stock Units	2,759,214	30.11.2017	[1]
	US Deferred Stock Units	877,736	30.11.2017	[2]

Notes:

1.	Structured as an option exercisable until this date.
2.	Structured as a payment due on this date.

Executive Share Awards (ESAs) pursuant to the Restricted Stock Plan

	Grant/award Date	Number of WPP Shares	Vesting Date
Sir Martin Sorrell	04.05.2010	80,560	06.03.2013
	31.03.2011	123,657	06.03.2013
	30.04.2012	360,396	06.03.2014
Paul Richardson[1]	04.05.2010	11,813	06.03.2013
	31.03.2011	19,121	06.03.2013
	30.04.2012	21,995	06.03.2014
Mark Read	04.05.2010	23,164	06.03.2013
	31.03.2011	38,138	06.03.2013
	30.04.2012	48,454	06.03.2014

Note:

1.	Paul Richardson’s awards are over WPP ADRs.

WPP Executive Stock Option Plan

	Grant Date	Number of WPP Shares	Exercise Price
Mark Read[1]	17.11.2003	10,615	£5.595
	29.10.2004	9,879	£5.535

Note:

1.	The options granted to Mark Read were granted prior to him becoming a WPP Director.

4.4

The interests disclosed in this paragraph 4 are based upon the interests of the WPP Directors in the ordinary share capital of WPP which: (i) have been notified by each WPP Director to WPP pursuant to Chapter 3 of the Disclosure and Transparency Rules before 12 November 2012 (being the last practicable date prior to the publication of this document); or (ii) are interests of a connected person (within the meaning of the Disclosure and Transparency Rules) of a WPP Director which have been notified to WPP by each connected person pursuant to Chapter 3 of the Disclosure and Transparency Rules.

4.5	Save as set out in this paragraph 4, none of the WPP Directors or any connected person has any interest, whether beneficial or non-beneficial, in the share capital of any member of the WPP Group.

4.6

Koichiro Naganuma was appointed as a WPP Director under the terms of an agreement between WPP 2005 and Asatsu-DK, Inc. (Asatsu). Asatsu holds 2.46 per cent. of WPP’s issued share capital as at 12 November 2012 (being the last practicable date prior to the publication of this document). Other than as set out in this paragraph, none of the WPP Directors has any potential conflicts of interest between their duties to WPP and their private interests and/or their duties to third parties.

5.	Principal shareholders

5.1

Insofar as is known to WPP, as at 12 November 2012 (being the last practicable date prior to the publication of this document), the following persons were interested, directly or indirectly, in 3 per cent. or more of WPP’s voting share capital (on the basis of their disclosed existing holdings of WPP Shares as at 12 November 2012 (being the last practicable date before the publication of this document)) and the amount of such person’s holding of the total voting rights in respect of the New WPP Shares following the Scheme becoming effective is expected to be as follows:

Name	Number of WPP Shares	Percentage of WPP Shares	Number of New WPP Shares after the Scheme becomes effective	Percentage of New WPP Shares after the Scheme becomes effective
Legal & General Group plc	55,108,806	4.36	55,108,806	4.36
Capital Research and Management Company	41,585,000	3.29	41,585,000	3.29

The disclosed interests above refer to the respective combined holdings of those entities and to interests associated with them.

5.2

Save as disclosed in paragraph 5.1 above, the WPP Directors are not aware of any holdings of voting rights (within the meaning of Chapter 5 of the Disclosure and Transparency Rules) which represent 3 per cent. or more of the total voting rights in respect of the issued ordinary share capital of New WPP once the Scheme becomes effective.

5.3	So far as WPP is aware, immediately following implementation of the Scheme, no person or persons, directly or indirectly, jointly or severally, will exercise or could exercise control over New WPP.

5.4	Neither WPP nor the WPP Directors are aware of any arrangements, the operation of which may at a subsequent date result in a change of control of WPP.

5.5

There are no differences between the voting rights enjoyed by the principal share owners described in paragraph 5.1 above and those enjoyed by any other WPP Share Owner and expected to be enjoyed by New WPP Share Owners.

5.6	There are no outstanding loans or guarantees granted or provided by WPP to any of its subsidiaries for the benefit of any of the WPP Directors.

6.	WPP Directors’ interests in transactions

6.1

No WPP Director has or has had any interest in any transactions which are or were unusual in their nature or conditions or are or were significant to the business of WPP or any member of the WPP Group and which were effected by WPP or any member of the WPP Group during the current or immediately preceding financial year or during an earlier financial year and which remain in any respect outstanding or unperformed.

7.	Remuneration and benefits

7.1

Sir Martin Sorrell has a UK service agreement with WPP 2005 and a US service agreement with WPP Group USA, Inc. Paul Richardson has a service agreement with WPP Group USA, Inc. and Mark Read has a service agreement with WPP 2005. Details of their service agreements are set out in paragraph 7.4 below. Each of the executive WPP Directors also has a fee agreement with WPP, pursuant to which they are each paid an annual fee of £100,000 in respect of their directorships of WPP. These fee agreements will be terminated upon the Scheme becoming effective, and the level of compensation under their service agreements adjusted to take account of such termination. No other changes will be made to their service agreements in connection with the Scheme, save that New WPP will become a party to Sir Martin Sorrell’s UK service agreement in place of WPP.

7.2

All of the non-executive WPP Directors have letters of appointment with WPP. Conditional on the Scheme becoming effective, all non-executive WPP Directors will enter into new letters of appointment with New WPP in order that they reflect the new structure of the WPP Group and any revised duties once the Scheme becomes effective. It is anticipated that such amendments will not result in any material change to the gross remuneration payable to the WPP Directors.

7.3	In order to terminate the service agreements or letters of appointment, written notice is required. The notice periods specified in the service agreements and letters of appointment (as applicable) are set out below, along with the date of each WPP Director’s current service agreement or letter of appointment (as applicable):

Director	Contract date	Notice period
Philip Lader	26 March 2012	2 months
Sir Martin Sorrell	19 November 2008	At will
Paul Richardson	19 November 2008	12 months
Mark Read	19 November 2008	6 months
Colin Day	26 March 2012	2 months
Esther Dyson	26 March 2012	2 months
Orit Gadiesh	26 March 2012	2 months
Ruigang Li	11 October 2010	2 months
Stanley Morten	26 March 2012	2 months
Koichiro Naganuma	26 March 2012	2 months
John Quelch	26 March 2012	2 months
Jeffrey Rosen	26 March 2012	2 months
Tim Shriver	26 March 2012	2 months
Paul Spencer	26 March 2012	2 months
Sol Trujillo	11 October 2010	2 months

7.4

Key details of the executive WPP Directors’ service agreements are set out below. Following WPP’s Annual General Meeting in June 2012, WPP has entered into and continues to be engaged in discussions with share owners regarding compensation matters at WPP, both in relation to Sir Martin Sorrell and executive remuneration policy generally. The final tranche of awards under LEAP III (as described in paragraph 10.3(a) of this Part 4) will be granted before the end of 2012 and no awards will be granted in 2013 although the LEAP III plan originally covered 2013 as well. A new long term incentive plan is in the process of being discussed and agreed with share owners.

Sir Martin Sorrell

Sir Martin Sorrell’s current UK service agreement can be immediately terminated at any time by either party giving written notice. Except in certain events which would justify summary dismissal, such as gross neglect or wilful misconduct, any notice given by either party shall be deemed to be a notice given by such party on the grounds of Sir Martin’s retirement and upon giving such notice he shall be deemed to have retired and qualified for retirement treatment for the purposes of all plans, policies, arrangements of, or other agreements with, WPP, New WPP or any WPP Group company. He shall have no entitlement to any notice payment. Sir Martin’s UK service agreement does not contain any post-termination restrictive covenants. Sir Martin’s US service agreement is in materially similar form to his UK service agreement.

In the last full financial year (2011), Sir Martin Sorrell was paid an annual salary of £1,300,000 (including a fee of £100,000 in respect of his directorship of WPP) and an annual cash and share bonus of 385% of annual salary. Sir Martin also received pension contributions of 45% of annual salary and was entitled to participate in WPP’s long-term incentive plan. This compensation included his entitlements under his US service agreement.

Paul Richardson

Mr Richardson’s current service agreement can be terminated at any time by either party giving 12 months’ written notice. There is no provision in his service agreement for any further payment to be made to him on termination or following a change of control, although there is a change of control provision in a supplemental retirement agreement, as detailed below.

In the last full financial year (2011), Mr Richardson was paid an annual salary of $925,000, a fee of £100,000 in respect of his directorship of WPP and an annual cash and share bonus of 275% of annual salary.

Mr Richardson’s service agreement contains post-termination restrictive covenants which, in summary, are intended to prevent him from doing the following during the period of 12 months from the termination of his employment or the commencement of garden leave (whichever is the earlier):

•

taking any steps preparatory to or being engaged, employed or interested or concerned in any Restricted Business (as defined in the service agreement) which is in competition with WPP Group USA, Inc., or any Relevant Group Company (as defined in the service agreement) and/or any business which was a potential target for acquisition by WPP Group USA, Inc., or any Relevant Group Company and/or any individual, firm, company or other entity directly or indirectly owning or controlling any such business;

•

acquiring a substantial or controlling interest directly or indirectly in any Restricted Business or any business which was a potential target for acquisition by WPP Group USA, Inc., or any Relevant Group Company or any individual, firm, company or other entity owning or controlling any such business;

•

soliciting or attempting to solicit, canvass, interfere with or entice away from WPP Group USA, Inc., or any Relevant Group Company the custom or any prospective custom of any client or prospective client with a view to providing to that client or prospective client any products or services which are the same as or materially similar to the Restricted Business in competition with WPP Group USA, Inc., or any Relevant Group Company;

•

providing or agreeing to provide any products or services which are the same as or materially similar to the Restricted Business with any client or prospective client in competition with WPP Group USA, Inc., or any Relevant Group Company;

•

soliciting, enticing or encouraging or attempting to solicit, entice or encourage any Key Person (as defined in the service agreement) to leave the employment of WPP Group USA, Inc., or any Relevant Group Company in relation to any Restricted Business or other entity directly or indirectly owned or controlled by or controlling any Restricted Business which is or is proposing to be in competition with WPP Group USA, Inc., or any Relevant Group Company;

•

employing, engaging, appointing, entering into partnership or association with or in any way causing to be employed, engaged or appointed the services of any Key Person in relation to any Restricted Business or other entity directly or indirectly owned or controlled by or controlling any Restricted Business which is or is proposing to be in competition with WPP Group USA, Inc., or any Relevant Group Company;

•

providing or agreeing to provide any Restricted Business in respect of any account, product or brand which competes with any client’s account, product or brand in respect of which Mr Richardson had material dealings or responsibility;

•

being employed or engaged by any client or prospective client if a reasonably likely consequence is that the client or prospective client will cease to use or materially reduce its usage of the services of WPP Group USA, Inc., or any Relevant Group Company or in the case of a prospective client will not use the services of WPP Group USA, Inc., or any Relevant Group Company or use them to a materially lesser extent;

•

soliciting or trying to solicit or place orders for the supply of products or services from any supplier to WPP Group USA, Inc., or any Relevant Group Company if a reasonably likely consequence is that the supplier will cease supplying, materially reduce its supply or vary detrimentally the terms on which it supplies products or services to WPP Group USA, Inc., or any Relevant Group Company; and

•	encouraging, assisting or procuring any individual, firm, company or other entity to do anything which if done by Mr Richardson would be a breach of any of the restrictions above.

Mr Richardson’s current service agreement entitles WPP Group USA, Inc. to place him on garden leave during any period of notice provided that it continues to pay his salary and continues his contractual benefits.

He is also currently entitled to participate in WPP’s short term and long term incentive plans. During 2011, and pursuant to a supplemental retirement agreement, 30% of Mr Richardson’s annual salary and director’s fee was paid into a deferred account which is a notional account set up to record amounts deferred and amounts of income gain or loss deemed credited in respect of him. The agreement further provides that his deferred account balance shall be paid out in a single lump sum in the event of a change of control of WPP or WPP Group USA, Inc.

Mark Read

Mr Read’s current service agreement can be terminated at any time by either party giving six months’ written notice. There is no provision in his service agreement for any further payment to be made to him on termination or following a change of control.

In the last full financial year (2011), Mr Read was paid an annual salary of £425,000 (including a fee of £100,000 in respect of his directorship of WPP) and an annual cash and share bonus of 190% of annual salary. Mr Read also received pension contributions of 10% of annual salary and was entitled to participate in WPP’s short and long term incentive plans.

Mr Read’s current service agreement contains post-termination restrictive covenants which (in summary) are intended to prevent him from doing the following during the period of 12 months from the termination of his employment or the commencement of garden leave (whichever is the earlier):

•

taking any steps preparatory to or being engaged, employed or interested or concerned in any Restricted Business (as defined in the service agreement) which is in competition with WPP 2005 or any Group Company (as defined in the service agreement) and/or any business which was a potential target for acquisition by WPP 2005 or any Group Company and/or any individual, firm, company or other entity directly or indirectly owning or controlling any such business;

•

acquiring a substantial or controlling interest directly or indirectly in any Restricted Business or any business which was a potential target for acquisition by WPP 2005 or any Group Company or any individual, firm, company or other entity owning or controlling any such business;

•

approaching, soliciting or endeavouring to entice for the purposes of any Restricted Business any Restricted Person (as defined in the service agreement) to leave the employment of WPP 2005 or any Group Company;

•	employing or offering to employ or engage the services of any Restricted Person in any Restricted Business or other entity directly or indirectly owned by or controlling any Restricted Business;

•

soliciting, interfering with or enticing away from WPP 2005 or any Group Company the custom of any Restricted Client (as defined in the service agreement) or Prospective Client (as defined in the service agreement) in relation to the conduct of any Restricted Business;

•	dealing with any Restricted Client or Prospective Client in relation to the conduct of Restricted Business; and

•	encouraging, assisting or procuring any individual, firm, company or other entity to do anything which if done by Mr Read would be a breach of any of the restrictions above.

Mr Read’s current service agreement entitles WPP to place him on garden leave during any period of notice, provided that WPP continues to pay his salary and continues his contractual benefits.

7.5

The remuneration of the Directors who were WPP Directors during the year ended 31 December 2011 is set out in the table below. All amounts shown constitute the total amounts which the respective Director received during 2011 and for the annual bonus in respect of 2011 but received in 2012.

				Short-term incentives
	Location	Salary and fees	Other benefits[1]	Annual cash bonus (STIP)	Deferred share bonus (ESA)	Total annual remuneration		Pensions contributions
		£000	£000	£000	£000	2011 £000	2010 £000	2011 £000	2010 £000
Chairman
P Lader	USA	425	—	—	—	425	315	—	—
Executive directors
Sir M Sorrell[2,3]	UK	1,306	459	2,002	3,003	6,770	4,233	585	400
P Richardson[3]	USA	677	100	930	930	2,637	2,182	198	191
M Read	UK	425	3	404	404	1,236	839	43	33
Non-executive directors
C Day	UK	112	—	—	—	112	65	—	—
E Dyson	USA	90	—	—	—	90	70	—	—
O Gadiesh	USA	70	—	—	—	70	65	—	—
R Li	China	65	—	—	—	65	14	—	—
S W Morten	USA	85	—	—	—	85	70	—	—
K Naganuma[4]	Japan	—	—	—	—	—	—	—	—
J A Quelch	USA	70		—	—	70	94	—	—
J Rosen	USA	145	—	—	—	145	82	—	—
T Shriver	USA	85	—	—	—	85	65	—
P Spencer	UK	106	—	—	—	106	80	—	—
S Trujillo	USA	85				85	15

Total remuneration		3,746	562	3,336	4,337	11,981	8,189	826	624

Notes:

1.	Other benefits include items such as healthcare, life assurance, spouse travel and allowances for cars and housing.
2.

Payments made in accordance with the approval granted by share owners of amounts equal to the dividends that would be payable (totalling £1,339,364) were made to Sir Martin Sorrell during 2011 in respect of the shares reflected in the UK and US Deferred Stock Units Awards Agreements.

3.

Both Sir Martin Sorrell and Paul Richardson currently receive part of their remuneration in pounds sterling and part in US dollars. Any US dollar amounts received in 2011 have been converted into sterling at an exchange rate of $1.6032 to £1.

4.	Mr Naganuma received no remuneration from WPP given his executive position with Asatsu.

7.6

For the financial year ended 31 December 2011, the aggregate remuneration paid and benefits in kind granted to the WPP Directors by the WPP Group was £11,981,000 and the aggregate amount set aside by the WPP Group to provide pension, retirement or similar benefits to the WPP Directors was £826,000.

7.7

Other than as described in this paragraph, there is no arrangement under which a New WPP Director has waived or agreed to waive future emoluments nor have there been any such waivers during the financial year immediately preceding the date of this document.

7.8	There are no outstanding loans or guarantees granted or provided by any member of the WPP Group to, or for the benefit of, any of the WPP Directors.

7.9	Other than as described in paragraph 7.4 above, no benefit, payment or compensation of any kind is payable to any WPP Director upon termination of his or her employment.

8.	New WPP Articles

A summary of the New WPP Articles is set out in paragraph 5 of Part 5 of the Prospectus and copies of the New WPP Memorandum of Association and New WPP Articles are available for inspection as described in paragraph 15 of this Part 4 of this document.

9.	The Share Plan Proposals

As explained in the Chairman’s letter, it is WPP’s intention that the Scheme should, where possible, have no impact on the rights outstanding under the WPP Share Plans or the ABDP and that those rights should continue after the Scheme becomes effective. Accordingly, where permitted under the rules of the WPP Share Plans and the ABDP, rights will not vest or become exercisable early as a result of the Scheme becoming effective but will continue on the same terms other than that they will ultimately be satisfied using New WPP Shares rather than WPP Shares. For most participants this will not require any action on their part, although some will need to agree to having their existing rights over WPP Shares exchanged for equivalent rights over New WPP Shares.

Minor amendments will need to be made to the rules of certain of the WPP Share Plans and the ABDP to enable the awards under the relevant plans to be satisfied using New WPP Shares.

Details are given below of the approach which has been approved by the Compensation Committee to ensure that the Scheme should have no impact on the rights outstanding under the WPP Share Plans and the ABDP in respect of each plan.

9.1

The WPP 2008 Executive Stock Option Plan, the WPP 2008 Worldwide Ownership Plan, the WPP 2005 Executive Stock Option Plan, the WPP 2005 Worldwide Ownership Plan, the WPP Executive Stock Option Plan and the WPP Worldwide Ownership Plan

The Compensation Committee, as permitted under the rules of the WPP 2008 Executive Stock Option Plan, the WPP 2008 Worldwide Ownership Plan, the WPP 2005 Executive Stock Option Plan, the WPP 2005 Worldwide Ownership Plan, the WPP Executive Stock Option Plan and the WPP Worldwide Ownership Plan, proposes to authorise the grant of equivalent options by New WPP in substitution for the existing options held under these plans. New WPP has indicated its agreement to grant these options. This will prevent existing options becoming exercisable as a result of the Scheme becoming effective (except in relation to certain participants as noted below).

In the case of holders of options under the UK tax approved sections of the rules of the WPP 2008 Executive Stock Option Plan, the WPP 2008 Worldwide Ownership Plan, the WPP 2005 Executive Stock Option Plan, the WPP 2005 Worldwide Ownership Plan, the WPP Executive Stock Option Plan and the WPP Worldwide Ownership Plan, optionholders will be given the opportunity to consent to the grant of equivalent options within a limited period after the Scheme becomes effective (during which time the options will be exercisable) in exchange for the cancellation of their existing options. This consent is required if the approved status of these options is to be retained. However, if the holders of UK tax approved options do not consent to having equivalent options granted within this period, the Compensation Committee proposes to mandate that any remaining options be exchanged at the end of that period.

9.2	The WPP plc Leadership Equity Acquisition Plan III and the WPP Group plc 2004 Leadership Equity Acquisition Plan

The Scheme will not trigger the early vesting of awards under the WPP plc Leadership Equity Acquisition Plan III or the WPP Group plc 2004 Leadership Equity Acquisition Plan. The Compensation Committee proposes to amend the terms of existing awards under these plans and the terms on which Investment Shares have been committed so that the plans operate using New WPP Shares rather than WPP Shares.

9.3	The Deferred Stock Units Award Agreements

The Deferred Stock Units Award Agreements are the agreements under which Sir Martin Sorrell deferred receipt of his Capital Investment Plan award in 2004. The Scheme will not constitute a change of control that would trigger an early payment of the awards.

9.4	The 24/7 Media, Inc. 1998 Stock Incentive Plan, the 24/7 Real Media, Inc. 2002 Stock Incentive Plan and the Taylor Nelson Sofres Worldwide Employee Sharesave Plan

The 24/7 Media, Inc. 1998 Stock Incentive Plan, the 24/7 Real Media, Inc. 2002 Stock Incentive Plan and the Taylor Nelson Sofres Worldwide Employee Sharesave Plan are all plans that arise from acquisitions undertaken by WPP 2008 and WPP.

The outstanding awards under these plans will not vest as a result of the Scheme. The awards granted under the 24/7 Media, Inc. 1998 Stock Incentive Plan and the 24/7 Real Media, Inc. 2002 Stock Incentive Plan have been amended so that they can be satisfied using New WPP Shares after the Scheme becomes effective. On exercise of awards under the Taylor Nelson Sofres Worldwide Employee Sharesave Plan, when they become exercisable after the Effective Date, WPP will issue WPP Shares to the participant. However, subject to WPP Share Owner approval of the resolution to approve the Scheme at the General Meeting, the articles of association of WPP will be amended so that New WPP will automatically acquire (and a participant will be obliged to transfer) the WPP Shares issued to the participant under the plan in exchange for the same number of New WPP Shares as would have been received in respect of those WPP Shares under the Scheme (but adjusted, if appropriate, to take into account any variations in the share capital of WPP and/or New WPP that occur after the Scheme).

9.5	The ABDP

Except for US taxable participants, the Scheme would trigger early vesting of awards under the rules of the ABDP. Participant consent is required to prevent this and to permit existing awards to be satisfied using New WPP Shares. It is proposed to request consent from most of the participants (that is, except from those taxable in the US, whose share awards are not in any event subject to early vesting) to prevent the Scheme triggering the early vesting of awards.

10.	The Replacement Share Plans, the ABDP and the WPP Share Plans

Summaries of the principal terms of the Replacement Share Plans, the ABDP and the WPP Share Plans in respect of which authorisation from WPP Share Owners is being sought as part of the Share Plan Proposals are set out below.

(a)	The Replacement Share Plans

The Replacement Share Plans comprise the WPP 2012 Executive Stock Option Plan and the WPP 2012 Worldwide Ownership Plan, both of which are summarised in paragraph 10.1 below.

These are new plans that are to be adopted by New WPP in order to allow new awards to be granted following the Scheme becoming effective. It is intended not to grant any awards to executive directors under the Replacement Share Plans, although the 2012 ExSOP rules provide that if options are granted to directors they will be subject to performance conditions set by the Compensation Committee.

(b)	The ABDP

The ABDP is an existing plan that will be adopted by New WPP in order to both grant new awards and satisfy existing awards using New WPP Shares (including, if appropriate, newly issued New WPP Shares or New WPP Treasury Shares). Executive directors are eligible to participate in the ABDP, although none hold outstanding awards.

(c)	The WPP Share Plans

It is proposed to allow New WPP Shares to be used to satisfy existing awards under the WPP Share Plans (including, if appropriate, newly issued New WPP Shares or New WPP Treasury Shares). No new awards will be granted under these plans after the Scheme becomes effective. Executive directors have outstanding awards under LEAP III and 2004 LEAP, and Mark Read holds outstanding Executive Plan options which were granted prior to him becoming a director. Sir Martin Sorrell is the only person who holds the DSUs.

10.1	The Replacement Share Plans

It is proposed to adopt the Replacement Share Plans to replace the 2008 ExSOP and the 2008 WWOP.

(a)	The WPP 2012 Executive Stock Option Plan (2012 ExSOP)

(i)	Outline

The 2012 ExSOP is being adopted by New WPP to replace the 2008 ExSOP and has the same provisions as the 2008 ExSOP (other than where a change to the section intended to be capable of approval by HMRC is required to satisfy current HMRC practice), which itself was a replacement for, and had the same provisions as, the 2005 ExSOP. No further options will be granted under the 2008 ExSOP after the Scheme becomes effective. The 2012 ExSOP will expire in 2015. The 2012 ExSOP includes a section intended to be capable of approval by HMRC as well as additional sections which amend the rules in certain jurisdictions. The 2012 ExSOP will be administered by the Compensation Committee.

(ii)	Eligibility

Options may be granted to employees or executive directors of any member of the WPP Group.

(iii)	Grant of options

Normally options may only be granted within the period of six weeks following the announcement of New WPP’s interim or final results for any period. In exceptional circumstances, such as to facilitate the recruitment of a new employee, options may be granted at other times.

Whilst it is the current policy of WPP not to grant options to executive directors under the 2008 ExSOP, and it is intended not to do so under the 2012 ExSOP, the rules provide that if such options are granted they will be subject to performance conditions set by the Compensation Committee. The default performance condition applicable to options granted to executive directors under the 2012 ExSOP (i.e. if no other performance condition is specified when the options are granted) is that the growth in earnings per share of New WPP must exceed the growth in the UK Retail Prices Index by at least 5 per cent. per annum over a fixed three year period. The Compensation Committee may, at its discretion, make other grants of options conditional on the satisfaction of performance conditions (either the default performance condition or otherwise).

(iv)	Option price

The price payable per New WPP Share for the exercise of an option must not be less than the lower of the two prices shown for New WPP Shares on the grant date plus one quarter of the difference between them (as derived from the Daily Official List of the London Stock Exchange or other reputable market source) or, in the case of an option over a New WPP ADS, the fair market value of a New WPP ADS as quoted on the NASDAQ over any number of consecutive dealing days (being not more than five) immediately preceding or ending on the grant date.

(v)	Exercise of options

Options granted under the 2012 ExSOP will normally be exercisable after the third anniversary of grant. The options may also be exercised (to the extent permitted under any performance conditions) for a limited period after the optionholder ceases employment by reason of injury, disability, death, retirement on or after reaching the age (if any) specified in his employment contract or following the sale out of the New WPP Group of the company or business in which the optionholder is employed. If an optionholder ceases employment for any other reason, the Compensation Committee may permit options to be exercised within a limited period after ceasing employment. An option will lapse if an optionholder ceases employment within six months of the grant unless the employment is terminated by reason of death, injury or disability and, except in the case of options granted under the HMRC approved section of the 2012 ExSOP, the Compensation Committee does not decide that the options should lapse in any event. If an option is exercised in any of these circumstances less than three years after it was granted, the number of New WPP Shares in respect of which the option may be exercised will be scaled back on a pro rata time basis unless the Compensation Committee determines otherwise. Options may also be exercised in the event of a takeover, reconstruction or winding up of New WPP or the declaration of the assets of New WPP en désastre (to the extent permitted under any performance conditions) and, if this occurs less than three years after the option was granted, the number of New WPP Shares in respect of which the option may be exercised will be automatically scaled back on a pro rata time basis.

If exercise of an option that is subject to performance conditions is permitted before the end of the performance period, the Compensation Committee will make an early determination as to the extent to which the performance conditions have been met.

(vi)	Issue of shares

Options granted under the 2012 ExSOP may be satisfied by the issue of New WPP Shares or by the transfer of existing New WPP Shares or New WPP Treasury Shares. New WPP Shares issued on the exercise of options will rank equally with shares of the same class in issue on the date of allotment except in respect of rights arising by reference to a prior record date.

(vii)	Plan limits

New WPP will not grant options under the 2012 ExSOP which would, when aggregated with other options or awards granted or made by New WPP and any other company in the WPP Group in the ten years prior to the grant of the option being considered, result in the number of New WPP Shares which are required to be issued to satisfy those options and awards exceeding 10 per cent. of the issued share capital of New WPP.

For the purposes of this limit, rights to acquire shares which are released or which lapse without being exercised cease to count but the transfer of treasury shares is treated as the issue of new shares.

No individual may, in any 12 month period, receive options over New WPP Shares under the 2012 ExSOP with a value exceeding four times that individual’s basic annual salary.

(viii)	Variation of share capital

In the event of a variation of the share capital of New WPP, the Compensation Committee may make appropriate adjustments to the number of New WPP Shares or New WPP ADSs subject to an option and to the option exercise price, provided that the adjustments are confirmed by the auditors or other experts as being in their view fair and reasonable. An adjustment may only reduce the price at which those New WPP Shares are acquired on exercise to less than their nominal value if the New WPP Board is authorised to capitalise from the reserves of New WPP a sum equal to the difference between the nominal value of the shares and exercise price of the options and to apply that sum in paying up the amount on the New WPP Shares.

(ix)	Pensionability

Benefits under the 2012 ExSOP are not pensionable.

(x)	Amendments

The Compensation Committee may amend the provisions of the 2012 ExSOP or, with the exception of options granted under the HMRC approved section of the 2012 ExSOP, the terms of options granted under it provided that no amendment to the advantage of eligible employees or participants in the 2012 ExSOP will be made without the prior approval by ordinary resolution of the New WPP Share Owners, unless the amendment is a minor amendment to benefit administration of the 2012 ExSOP, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for any participant or any WPP

Group company. Amendments to key features of the HMRC approved section of the 2012 ExSOP cannot be made without the approval of HMRC.

(b)	The WPP 2012 Worldwide Ownership Plan (2012 WWOP)

(i)	Outline

The 2012 WWOP is being adopted by New WPP to replace the 2008 WWOP and has the same provisions as the 2008 WWOP (other than where a change to the section intended to be capable of approval by HMRC is required to satisfy current HMRC practice), which itself was a replacement for, and had the same provisions as, the 2005 WWOP. No further options will be granted under the 2008 WWOP after the Scheme becomes effective. The 2012 WWOP will expire in 2015. The 2012 WWOP includes a section intended to be capable of approval by HMRC and additional sections amending the rules in certain overseas jurisdictions. The 2012 WWOP is administered by the Compensation Committee.

(ii)	Eligibility

Options may be granted to employees of the WPP Group or any subsidiary designated as a participating company who are employees of the New WPP Group with at least two years’ continuous service (or any other period of service determined by the Compensation Committee).

(iii)	Grant of options

Normally, options may only be granted within the period of six weeks following the announcement of New WPP’s interim or final results for any period. In exceptional circumstances, options may be granted at other times.

The Compensation Committee can apply performance conditions to a grant of options under the 2012 WWOP where it considers it appropriate to do so.

(iv)	Option price

The price payable per New WPP Share for the exercise of an option must not be less than the lower of the two prices shown for New WPP Shares on the grant date plus one quarter of the difference between them (as derived from the Daily Official List of the London Stock Exchange or other reputable market source) or, in the case of an option over a New WPP ADS, the fair market value of a New WPP ADS as quoted on the NASDAQ over any number of consecutive dealing days (being not more than five) immediately preceding or ending on the grant date.

(v)	Exercise of options

Options granted under the 2012 WWOP will generally be exercisable after the third anniversary of grant. The options may also be exercised for a limited period after the optionholder ceases employment by reason of injury, disability, death, retirement on or after reaching the age (if any) specified in his employment contract or following the sale out of the WPP Group of the company or business by which the optionholder is employed. If an optionholder ceases employment for any other reason, the Compensation Committee may permit options to be exercised within a limited period after ceasing employment. An option will lapse if an optionholder ceases employment within six months of the grant unless the employment is terminated by reason of death, injury or disability and, except in the case of options granted under the HMRC approved section of the 2012 WWOP, the Compensation Committee does not decide that the options shall lapse in any event. If an option is exercised in any of these circumstances less than three years after it was granted, the number of New WPP Shares in respect of which the option may be exercised will be scaled back on a pro rata time basis unless, except in the case of options granted under the HMRC approved section of the 2012 WWOP, the Compensation Committee determines otherwise. Options may also be exercised in the event of a takeover, reconstruction or winding up of New WPP or the declaration of the assets of New WPP en désastre and, if this occurs less than three years after the option was granted, the number of New WPP Shares in respect of which the option may be exercised will be automatically scaled back on a pro rata time basis.

(vi)	Issue of shares

Options granted under the 2012 WWOP may be satisfied by the issue of New WPP Shares or by the transfer of existing New WPP Shares or New WPP Treasury Shares. New WPP Shares issued on the exercise of options will rank equally with shares of the same class in issue on the date of allotment except in respect of rights arising by reference to a prior record date.

(vii)	Plan limits

New WPP will not grant options under the 2012 WWOP which would, when aggregated with other options or awards granted or made by New WPP and any other company in the WPP Group in the ten years before the grant of the option being considered, result in the number of New WPP

Shares which are required to be issued to satisfy those options and awards exceeding 10 per cent. of the issued share capital of New WPP.

For the purposes of this limit, rights to acquire shares which are released or which lapse without being exercised cease to count but the transfer of treasury shares is treated as the issue of new shares.

No individual may, in any 12 month period, receive options over New WPP Shares under the 2012 WWOP with a value exceeding one times that individual’s basic annual salary.

(viii)	Variation of share capital

In the event of a variation of the share capital of New WPP, the Compensation Committee may make appropriate adjustments to the number of New WPP Shares or New WPP ADSs subject to an option and the option exercise price, provided that the adjustments are confirmed by the auditors or other experts as being in their view fair and reasonable. An adjustment may only reduce the price at which shares are acquired on the exercise of an option to less than their nominal value if the New WPP Board is authorised to capitalise from the reserves of New WPP a sum equal to the difference between the nominal value of the shares and exercise price of the options and to apply such sum in paying up such amount on such shares.

(ix)	Pensionability

Benefits under the 2012 WWOP are not pensionable.

(x)	Amendments

The Compensation Committee may amend the provisions of the 2012 WWOP or, with the exception of options granted under the HMRC approved section of the 2012 WWOP, the terms of options granted under it, provided that no amendment to the advantage of participants in the 2012 WWOP can be made without the prior approval by ordinary resolution of the New WPP Share Owners, unless the amendment is a minor amendment to benefit administration of the 2012 WWOP, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for any participant or any WPP Group company. Amendments to key features of the HMRC approved section of the 2012 WWOP cannot be made without the approval of HMRC.

10.2	The ABDP

It is proposed to adopt the ABDP to enable New WPP to grant new awards under this plan over New WPP Shares and to satisfy existing awards under the plan using New WPP Shares (including newly issued New WPP Shares or New WPP Treasury Shares). Summaries of the principal terms of the ABDP that will be applicable to both existing awards and new awards if the Scheme becomes effective are set out below.

(i)	Outline

For each financial year the Compensation Committee selects the employees who may participate in the ABDP. The ABDP offers a variety of methods for employees to invest cash bonuses received as part of their remuneration in New WPP Shares.

(ii)	Form of awards

Under the ABDP participants may receive one or more of the following:

•	Basic Share Awards, where employees choose to waive their cash bonuses and receive an entitlement to free New WPP Shares after four years;

•	Basic Share Rights, where employees choose to waive their cash bonuses and acquire options to acquire New WPP Shares at a nominal price after four years;

•	Invested Shares, where employees choose to receive their cash bonuses and apply them in acquiring New WPP Shares that are placed in an employee benefit trust for four years;

•

Bonus Share Awards, where free New WPP Shares (the number of which is linked to either the number of free New WPP Shares to which the participant is entitled under a Basic Share Award or the amount applied in acquiring Invested Shares) are transferred to participants who continue to be employed by the WPP Group after a period of four years; or

•

Bonus Share Rights, which are extra nominal cost options to acquire New WPP Shares (the number of which is linked to either the number of free New WPP Shares in respect of which a participant has an option under a Basic Share Right or the amount applied in acquiring Invested Shares) that are issued if the employee participates in the ABDP and remains with the WPP Group for a vesting period of four years.

Employees can choose whether to receive Bonus Share Rights or Bonus Share Awards.

(iii)	Eligibility

To be eligible to be selected to participate in the ABDP, an employee must be employed by the WPP Group and not be under notice to leave at the grant date.

(iv)	Forfeiture

Bonus Share Awards and Bonus Share Rights in respect of Invested Shares are granted contingently on the continuous holding by a participant of the Invested Shares during the four year vesting period. During the vesting period the participant may not withdraw, transfer, pledge, assign, charge or otherwise dispose of all or any Invested Shares unless the Compensation Committee determines otherwise. The corresponding Bonus Share Award or Bonus Share Rights will lapse if the participant does so without the Compensation Committee’s consent.

(v)	Dividends, scrip dividends and voting rights

Bonus Share Awards and Bonus Share Rights in respect of Invested Shares are contingent on the participant waiving any right to all dividends and scrip dividends declared in respect of the Invested Shares until the Invested Shares are transferred to the participant. Where a dividend is declared by reference to a record date after the date of the award and before the date of transfer, the trustees of the employee benefit trust will acquire further New WPP Shares calculated by reference to the dividends that would have been paid on the shares subject to a Basic Share Award or a Basic Share Right and any Invested Shares (Dividend Shares).

A participant is not entitled to instruct the trustees on how to vote or abstain from voting or whether to accept or reject any offer in respect of the participant’s Invested Shares. The trustees of the ESOPs may, at their discretion, vote or abstain from voting in respect of the New WPP Shares which are the subject of any award.

(vi)	Transfer, exercise, lapse of awards and invested shareholdings

The New WPP Shares subject to a Basic Share Award or a Bonus Share Award and Invested Shares will be transferred to the participant together with such number of Dividend Shares determined by the Compensation Committee, as soon as reasonably practicable after the final day of the four year vesting period.

Basic Share Rights or Bonus Share Rights do not become exercisable before the end of the vesting period.

If the participant ceases employment with the WPP Group for any reason the New WPP Shares subject to a Basic Share Award, the Invested Shares and any Dividend Shares will be transferred to the participant as soon as is reasonably practicable following the date of cessation, unless the Compensation Committee determines otherwise.

If a participant holds Basic Share Rights and ceases employment with the WPP Group for any reason, the Basic Share Rights become exercisable unless the Compensation Committee determines otherwise.

Satisfaction of awards under the ABDP may involve the issue of New WPP Shares and/or the transfer of New WPP Treasury Shares.

(vii)	Scheme Limits

New WPP may not grant awards under the ABDP which would, when aggregated with other options or awards granted by New WPP and WPP in the ten years before the grant of the award, result in the number of New WPP Shares which are required to be issued to satisfy those options and awards (combined with the number of New WPP Treasury Shares required for that purpose) exceeding 10 per cent. of the issued share capital of New WPP.

(viii)	Change of control

If there is a change of control of New WPP (which for US taxable participants means a change of control as defined by Code Section 409A of the Internal Revenue Code) or New WPP passes a resolution for the winding up of New WPP or the assets of New WPP are declared en désastre, the trustees shall, as soon as is reasonably practicable after the relevant event, transfer to the participant all of the New WPP Shares subject to a Basic Share Award and a pro rata number of New WPP Shares (determined by the Compensation Committee) subject to a Bonus Share Award. A Basic Share Right will be exercisable in respect of all the New WPP Shares under it for 60 days following the relevant event and Bonus Share Rights will be exercisable in respect of a pro rata number of New WPP Shares (determined by the Compensation Committee) for 60 days following the relevant event. Notwithstanding the above, for non-US taxable participants the Compensation Committee may determine that a change of control pursuant to a scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991 does not result in awards under the ABDP vesting early. For US taxable participants the Scheme is not a change of control in any event.

(ix)	Variations of capital

In the event of any capitalisation issue, rights issue, rights offer or the issue of New WPP Shares as consideration for an acquisition or any sub-division, consolidation, reduction or other variation of the capital of New WPP or the payment of any dividend in specie, demerger or in such other circumstances as the Compensation Committee determines, the Compensation Committee may make such adjustment to the awards as the Compensation Committee considers fair and reasonable provided that New WPP’s auditors confirm that such adjustment is fair and reasonable.

(x)	Pensionability

Benefits under the ABDP are not pensionable.

(xi)	Amendments

The Compensation Committee, with the consent of the trustees, may at any time alter or add to all or any of the provisions of the ABDP in any respect, provided that no amendment to certain provisions which are to the advantage of eligible employees or participants may be made without the prior approval by ordinary resolution of the New WPP Share Owners unless the amendment is a minor amendment to benefit the administration of the ABDP, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants or any member of the WPP Group.

10.3	The WPP Share Plans

It is proposed to satisfy existing awards under the WPP Share Plans using New WPP Shares. Summaries of the principal terms of the WPP Share Plans that will be applicable to existing awards if the Scheme becomes effective are set out below.

On exercise of awards under the Taylor Nelson Sofres Worldwide Employee Sharesave Plan after the Effective Date, WPP will issue WPP Shares to the participant. However, subject to WPP Share Owner approval of the resolution to approve the Scheme at the General Meeting, the articles of association of WPP will be amended so that New WPP will automatically acquire (and a participant will be obliged to transfer) the WPP Shares issued to the participant under the plan in exchange for the same number of New WPP Shares as would have been received in respect of these WPP Shares under the Scheme (but adjusted, if appropriate, to take into account any variations in the share capital of WPP and/or New WPP that occur after the Scheme).

(a)	WPP plc Leadership Equity Acquisition Plan III (LEAP III)

(i)	General

LEAP III was established in 2009 and replaced the previous Leadership Equity Acquisition Plan established in 2004. Awards under LEAP III have been granted annually up to and including 2011. The final tranche of awards will be granted before the end of 2012 but LEAP III will not be used to grant awards after the Scheme becomes effective.

(ii)	Investment shares

A participant must commit investment shares (Investment Shares) in order to qualify for matching shares. The maximum aggregate value of Investment Shares is determined by the Compensation Committee and cannot exceed 400 per cent. of annual earnings and each annual award cannot exceed 100 per cent. of annual earnings. Investment Shares are committed to LEAP for a five year period (the Investment Period). Following any offer to participate in LEAP III, Investment Shares are held under arrangements approved by the Compensation Committee.

(iii)	Matching shares

The Compensation Committee will grant awards of matching shares (conditional on the satisfaction of performance conditions) to participants who commit Investment Shares to LEAP III. For each Investment Share committed to LEAP III the participant may earn up to five matching shares if the associated performance condition is fully satisfied over the performance period. The number of matching shares a participant may receive at the end of the Investment Period will depend on the performance of the WPP Group measured over the five financial years commencing with the financial year in which the award is granted (the Performance Period). In respect of all existing awards, the number of matching shares will depend on the total share owner return (TSR) achieved by the WPP Group relative to a number of comparator businesses in the global communication services industry, with each comparator group company weighted according to market capitalisation. To achieve the maximum number of five matching shares for every Investment Share the WPP Group must rank at least equal to the 90th percentile over the Performance Period. If the WPP Group’s performance is below the 50th percentile of the comparator group, no matching shares vest. The Compensation Committee acknowledges that TSR may not always accurately reflect the true performance of the WPP Group and so it has the discretion to vary the number of matching shares that will vest if it determines that, during a Performance Period, there have been exceptional circumstances. In respect of the right to receive dividends on the number of matching shares which vest at the end of a Performance Period, the Compensation Committee may provide that participants will be entitled to receive an issue or transfer at the end of a Performance Period of that number of New WPP Shares which could have been acquired if the dividend, which would have been paid on an award in the form of actual WPP Shares and New WPP Shares, had been reinvested in WPP Shares and New WPP Shares on the respective payment dates of the relevant dividend.

(iv)	Participation, form of awards and scheme limits

No further awards under LEAP III will be granted after the Scheme becomes effective.

(v)	Special situations

If, during the Investment Period, a participant ceases to be employed by the WPP Group for any reason other than voluntary resignation or termination for cause, the number of matching shares which is capable of vesting shall be reduced proportionately based on the part of the Performance Period that the participant remained in employment (but the award will lapse altogether if the participant ceases to be in employment during the first year of the Investment Period or if the participant does not retain all of his Investment Shares until the end of the Investment Period except to the extent that the Compensation Committee decides otherwise). The reduced number of matching shares may vest, to the extent to which the applicable performance conditions are satisfied, at the end of the Investment Period. If the participant resigns voluntarily or his employment is terminated for cause during the Investment Period, no matching shares will vest, except to the extent that the Compensation Committee decides otherwise.

(vi)	Change of control

Following a change of control of New WPP as a result of a takeover offer, a number of matching shares may vest depending on the extent to which the applicable performance condition pro-rated to the date of the change of control is satisfied.

If a court sanctions a compromise or arrangement under Part 18A of the Jersey Companies Law or a resolution is passed for the voluntary winding up of New WPP, the terms of awards and the terms on which the Investment Shares have been committed to LEAP III may be varied in the manner the Compensation Committee decides and the auditors (or other financial advisers) confirm to be, in their opinion, fair and reasonable.

(vii)	Pensionability

Benefits under LEAP III are not pensionable.

(viii)	Amendments

The Compensation Committee may amend the provisions of LEAP III or the terms of any outstanding awards under it provided that no amendment to the advantage of eligible employees or participants will be made without the prior approval by ordinary resolution of the New WPP Share Owners unless the amendment is a minor amendment to benefit the administration of LEAP III, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants in LEAP III or for any member of the WPP Group.

(ix)	Variation of share capital

In the event of a variation of the share capital of New WPP, the Compensation Committee may make such amendments to the terms of outstanding awards and the terms on which Investment Shares are held as they consider appropriate and the auditors (or other advisers) confirm to be, in their opinion, fair and reasonable.

(b)	The WPP Group plc 2004 Leadership Equity Acquisition Plan (2004 LEAP)

(i)	General

2004 LEAP was established in 2004 and replaced the previous Leadership Equity Acquisition Plan established in 1999 (under which there are no outstanding awards). There is one unvested award under 2004 LEAP (which will vest in March 2013).

(ii)	Investment shares

Participants committed investment shares (Investment Shares) in order to qualify for matching shares. With the exception of Sir Martin Sorrell (for whom the relevant limit was Investment Shares to the maximum value of US$18 million), the maximum aggregate value of Investment Shares was determined by the Compensation Committee and could not exceed 400 per cent. of annual earnings. Investment Shares are committed to 2004 LEAP for a five year period (the Investment Period). Investment Shares are held under arrangements approved by the Compensation Committee.

(iii)	Matching shares

The Compensation Committee granted awards of matching shares (conditional on the satisfaction of performance conditions) to participants who committed Investment Shares to 2004 LEAP. For each Investment Share committed to 2004 LEAP the participant may earn up to five matching shares if the associated performance condition is fully satisfied over the performance period. The number of matching shares a participant may receive at the end of the Investment Period will depend on the performance of the WPP Group measured over the five financial years commencing with 2008 (the Performance Period). In respect of the unvested award, the number of matching shares will depend on the total share owner return (TSR) achieved by the WPP Group relative to a number of comparator businesses in the global communication services industry. To achieve the maximum number of five matching shares for every Investment Share, the TSR of WPP must rank equal to the TSR of the first or second comparator group company over the Performance Period. If the WPP Group’s performance is below the median of the comparator group no matching shares vest. The Compensation Committee acknowledges that TSR may not always accurately reflect the true performance of the WPP Group and so it has the discretion to vary the number of matching shares that will vest if it determines that, during a Performance Period, there have been exceptional circumstances. In respect of the right to receive dividends on the number of matching shares which vest at the end of a Performance Period, the Compensation Committee may provide that participants will be entitled to receive an issue or transfer at the end of a Performance Period of that number of New WPP Shares which could have been acquired if the dividends, which would have been paid on an award in the form of actual WPP Shares, had been reinvested in WPP Shares on the respective payment dates of the relevant dividends.

(iv)	Participation, form of awards and scheme limits

No further awards under 2004 LEAP will be granted.

(v)	Special situations

If, during the Investment Period, a participant ceases to be employed by the WPP Group for any reason other than voluntary resignation or termination for cause, the number of matching shares which is capable of vesting shall be reduced proportionately based on the part of the Investment Period that the participant remained in employment (but the award will lapse altogether if the participant does not retain all of his Investment Shares until the end of the Investment Period except to the extent that the Compensation Committee decides otherwise). The reduced number of matching shares may vest, to the extent to which the applicable performance conditions are satisfied, at the end of the Investment Period. If the participant resigns voluntarily or his employment is terminated for cause during the Investment Period, no matching shares will vest, except to the extent that the Compensation Committee decides otherwise.

(vi)	Change of control

Following a change of control of New WPP as a result of a takeover offer, a number of matching shares may vest depending on the extent to which the applicable performance condition pro-rated to the date of the change of control is satisfied.

If a court sanctions a compromise or arrangement under Part 18A of the Jersey Companies Law or a resolution is passed for the voluntary winding up of New WPP, the terms of awards and the terms on which the Investment Shares have been committed to 2004 LEAP may be varied in the manner the Compensation Committee decides and the auditors (or other financial advisers) confirm to be, in their opinion, fair and reasonable.

(vii)	Pensionability

Benefits under 2004 LEAP are not pensionable.

(viii)	Amendments

The Compensation Committee may amend the provisions of 2004 LEAP or the terms of any outstanding awards under it provided that no amendment to the advantage of eligible employees or participants will be made without the prior approval by ordinary resolution of the New WPP Share Owners unless the amendment is a minor amendment to benefit the administration of 2004 LEAP, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants in 2004 LEAP or for any member of the WPP Group.

(ix)	Variation of share capital

In the event of a variation of the share capital of New WPP, the Compensation Committee may make such amendments to the terms of outstanding awards and the terms on which Investment Shares are held as they consider appropriate and the auditors (or other advisers) confirm to be, in their opinion, fair and reasonable.

(c)	The WPP 2008 Executive Stock Option Plan (2008 ExSOP)

(i)	Outline

The 2008 ExSOP is being replaced by the 2012 ExSOP and no new options will be granted under the 2008 ExSOP after the Scheme becomes effective. Options will remain outstanding under the 2008 ExSOP after the Scheme becomes effective. The 2008 ExSOP includes a section approved by HMRC as well as additional sections which amend the rules in certain jurisdictions.

If all outstanding options under the 2008 ExSOP as at 5 November 2012 (being the last practicable date prior to the publication of this document) were to be exercised and satisfied by the issue of New WPP Shares, this would involve the issue of up to 20,253 New WPP Shares.

(ii)	Exercise of options

Options granted under the 2008 ExSOP are normally exercisable after the third anniversary of grant. The options may also be exercised (to the extent permitted under any performance conditions) for a limited period after the optionholder ceases employment by reason of injury, disability, death, retirement on or after reaching the age (if any) specified in his employment contract or following the sale out of the WPP Group of the company or business by which the optionholder is employed. If an optionholder ceases employment for any other reason, the Compensation Committee may permit options to be exercised within a limited period after ceasing employment. If an option is exercised in any of these circumstances less than three years after it was granted, the number of New WPP Shares in respect of which the option may be exercised will be scaled back on a pro rata time basis unless the Compensation Committee determines otherwise. Options may also be exercised in the event of a takeover, reconstruction or winding up of New WPP or the declaration of the assets of New WPP en désastre (to the extent permitted under any performance conditions) and, if this occurs less than three years after the option was granted, the number of New WPP Shares in respect of which the option may be exercised will be automatically scaled back on a pro rata time basis.

If exercise of an option that is subject to performance conditions is permitted before the end of the performance period, the Compensation Committee will make an early determination as to the extent to which the performance conditions have been met.

(iii)	Issue of shares

Options granted under the 2008 ExSOP may be satisfied by the issue of New WPP Shares or by the transfer of existing New WPP Shares or New WPP Treasury Shares.

New WPP Shares issued on the exercise of options will rank equally with shares of the same class in issue on the date of allotment except in respect of rights arising by reference to a prior record date.

(iv)	Variation of share capital

In the event of a variation of the share capital of New WPP, the Compensation Committee may make appropriate adjustments to the number of New WPP Shares or New WPP ADSs subject to an option and to the option exercise price, provided that the adjustments are confirmed by the auditors or other experts as being in their view fair and reasonable. An adjustment may only reduce the price at which those New WPP Shares are acquired on exercise to less than their nominal value if the New WPP Board is authorised to capitalise from the reserves of New WPP a sum equal to the difference between the nominal value of the shares and exercise price of the options and to apply that sum in paying up the amount on the New WPP Shares.

(v)	Pensionability

Benefits under the 2008 ExSOP are not pensionable.

(vi)	Amendments

The Compensation Committee may amend the provisions of the 2008 ExSOP or the terms of options granted under it, provided that no amendment to the advantage of eligible employees or participants in the 2008 ExSOP will be made without the prior approval by ordinary resolution of the New WPP Share Owners, unless the amendment is a minor amendment to benefit administration of the 2008 ExSOP, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for any participant or any WPP Group company. Amendments to key features of the approved section of the 2008 ExSOP cannot be made without the approval of HMRC.

(d)	The WPP 2008 Worldwide Ownership Plan (2008 WWOP)

(i)	Outline

The 2008 WWOP is being replaced by the 2012 WWOP and no new options will be granted under the 2008 WWOP after the Scheme becomes effective. Options will remain outstanding under the 2008 WWOP after the Scheme becomes effective. The 2008 WWOP includes a section approved by HMRC as well as additional sections which amend the rules in certain jurisdictions.

If all outstanding options under the 2008 WWOP as at 5 November 2012 (being the last practicable date prior to the publication of this document) were to be exercised and satisfied by the issue of New WPP Shares, this would involve the issue of up to 10,824,584 New WPP Shares.

(ii)	Exercise of options

Options granted under the 2008 WWOP are normally exercisable after the third anniversary of grant. The options may be exercised for a limited period after the optionholder ceases employment by reason of injury, disability, death, retirement on or after reaching the age (if any) specified in his employment contract or following the sale out of the WPP Group of the company or business in which the optionholder is employed. If an optionholder ceases employment for any other reason, the Compensation Committee may permit options to be exercised within a limited period after ceasing employment. If an option is exercised in any of these circumstances less than three years after it was granted, the number of New WPP Shares in respect of which the option may be exercised will be scaled back on a pro rata time basis unless the Compensation Committee determines otherwise. Options may also be exercised in the event of a takeover, reconstruction or winding up of New WPP or the declaration of the assets of New WPP en désastre and, if this occurs less than three years after the option was granted, the number of New WPP Shares in respect of which the option may be exercised will be automatically scaled back on a pro rata time basis.

(iii)	Issue of shares

Options granted under the 2008 WWOP may be satisfied by the issue of New WPP Shares or by the transfer of existing New WPP Shares or New WPP Treasury Shares.

New WPP Shares issued on the exercise of options will rank equally with shares of the same class in issue on the date of allotment except in respect of rights arising by reference to a prior record date.

(iv)	Variation of share capital

In the event of a variation of the share capital of New WPP, the Compensation Committee may make appropriate adjustments to the number of New WPP Shares or New WPP ADSs subject to an option and to the option exercise price, provided that the adjustments are confirmed by the auditors or other experts as being in their view fair and reasonable. An adjustment may only reduce the price at which shares are acquired on the exercise of an option to less than their nominal value if the New WPP Board is authorised to capitalise from the reserves of New WPP a sum equal to the difference between the nominal value of the shares and exercise price of the options and to apply such sum in paying up such amount on such shares.

(v)	Pensionability

Benefits under the 2008 WWOP are not pensionable.

(vi)	Amendments

The Compensation Committee may amend the provisions of the 2008 WWOP or the terms of options granted under it, provided that no amendment to the advantage of participants in the 2008 WWOP can be made without the prior approval by ordinary resolution of the New WPP Share Owners, unless the amendment is a minor amendment to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for any participant or any WPP Group company. Amendments to key features of the approved section of the 2008 WWOP cannot be made without the approval of HMRC.

(e)	The WPP 2005 Executive Stock Option Plan (2005 ExSOP)

(i)	Outline

The 2005 ExSOP was replaced by the 2008 ExSOP since when no new options have been or will be granted under the 2005 ExSOP. Options will remain outstanding under the 2005 ExSOP after the Scheme becomes effective. The 2005 ExSOP includes a section approved by HMRC as well as additional sections which amend the rules in certain jurisdictions.

If all outstanding options under the 2005 ExSOP as at 5 November 2012 (being the last practicable date prior to the publication of this document) were to be exercised and satisfied by the issue of New WPP Shares, this would involve the issue of up to 222,268 New WPP Shares.

(ii)	Exercise of options

Options granted under the 2005 ExSOP are normally exercisable after the third anniversary of grant. The options may also be exercised (to the extent permitted under any performance conditions) for a limited period after the optionholder ceases employment by reason of injury, disability, death, retirement on or after reaching the age (if any) specified in his employment contract or following the sale out of the WPP Group of the company or business by which the optionholder is employed. If an optionholder ceases employment for any other reason, the Compensation Committee may permit options to be exercised within a limited period after ceasing employment. If an option is exercised in any of these circumstances less than three years after it was granted, the number of New WPP Shares in respect of which the option may be exercised will be scaled back on a pro rata time basis unless the Compensation Committee determines otherwise. Options may also be exercised in the event of a takeover, reconstruction or winding up of New WPP or the declaration of the assets of New WPP en désastre (to the extent permitted under any performance conditions) and, if this occurs less than three years after the option was granted, the number of New WPP Shares in respect of which the option may be exercised will be automatically scaled back on a pro rata time basis.

If exercise of an option that is subject to performance conditions is permitted before the end of the performance period, the Compensation Committee will make an early determination as to the extent to which the performance conditions have been met.

(iii)	Issue of shares

Options granted under the 2005 ExSOP may be satisfied by the issue of New WPP Shares or by the transfer of existing New WPP Shares or New WPP Treasury Shares.

New WPP Shares issued on the exercise of options will rank equally with shares of the same class in issue on the date of allotment except in respect of rights arising by reference to a prior record date.

(iv)	Variation of share capital

In the event of a variation of the share capital of New WPP, the Compensation Committee may make appropriate adjustments to the number of New WPP Shares or New WPP ADSs subject to an option and to the option exercise price, provided that the adjustments are confirmed by the auditors or other experts as being in their view fair and reasonable. An adjustment may only reduce the price at which those New WPP Shares are acquired on exercise to less than their nominal value if the New WPP Board is authorised to capitalise from the reserves of New WPP a sum equal to the difference between the nominal value of the shares and exercise price of the options and to apply that sum in paying up the amount on the New WPP Shares.

(v)	Pensionability

Benefits under the 2005 ExSOP are not pensionable.

(vi)	Amendments

The Compensation Committee may amend the provisions of the 2005 ExSOP or the terms of options granted under it, provided that no amendment to the advantage of eligible employees or participants in the 2005 ExSOP will be made without the prior approval by ordinary resolution of the New WPP Share Owners, unless the amendment is a minor amendment to benefit administration of the 2005 ExSOP, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for any participant or any WPP Group company. Amendments to key features of the approved section of the 2005 ExSOP cannot be made without the approval of HMRC.

(f)	The WPP 2005 Worldwide Ownership Plan (2005 WWOP)

(i)	Outline

The 2005 WWOP was replaced by the 2008 WWOP in 2008 since when no new options have been or will be granted under the 2005 WWOP. Options will remain outstanding under the 2005 WWOP after the Scheme becomes effective. The 2005 WWOP includes a section approved by HMRC as well as additional sections which amend the rules in certain jurisdictions.

If all outstanding options under the 2005 WWOP as at 5 November 2012 (being the last practicable date prior to the publication of this document) were to be exercised and satisfied by the issue of New WPP Shares, this would involve the issue of up to 3,117,500 New WPP Shares.

(ii)	Exercise of options

Options granted under the 2005 WWOP are normally exercisable after the third anniversary of grant. The options may be exercised for a limited period after the optionholder ceases employment by reason of injury, disability, death, retirement on or after reaching the age (if any) specified in his employment contract or following the sale out of the WPP Group of the company or business in which the optionholder is employed. If an optionholder ceases employment for any other reason, the Compensation Committee may permit options to be exercised within a limited period after ceasing employment. If an option is exercised in any of these circumstances less than three years after it was granted, the number of New WPP Shares in respect of which the option may be exercised will be scaled back on a pro rata time basis unless the Compensation Committee determines otherwise. Options may also be exercised in the event of a takeover, reconstruction or winding up of New WPP or the declaration of the assets of New WPP en désastre and, if this occurs less than three years after the option was granted, the number of New WPP Shares in respect of which the option may be exercised will be automatically scaled back on a pro rata time basis.

(iii)	Issue of shares

Options granted under the 2005 WWOP may be satisfied by the issue of New WPP Shares or by the transfer of existing New WPP Shares or New WPP Treasury Shares.

New WPP Shares issued on the exercise of options will rank equally with shares of the same class in issue on the date of allotment except in respect of rights arising by reference to a prior record date.

(iv)	Variation of share capital

In the event of a variation of the share capital of New WPP, the Compensation Committee may make appropriate adjustments to the number of New WPP Shares or New WPP ADSs subject to an option and to the option exercise price, provided that the adjustments are confirmed by the auditors or other experts as being in their view fair and reasonable. An adjustment may only reduce the price at which shares are acquired on the exercise of an option to less than their nominal value if the New WPP Board is authorised to capitalise from the reserves of New WPP a sum equal to the difference between the nominal value of the shares and exercise price of the options and to apply such sum in paying up such amount on such shares.

(v)	Pensionability

Benefits under the 2005 WWOP are not pensionable.

(vi)	Amendments

The Compensation Committee may amend the provisions of the 2005 WWOP or the terms of options granted under it, provided that no amendment to the advantage of participants in the 2005 WWOP can be made without the prior approval by ordinary resolution of the New WPP Share Owners, unless the amendment is a minor amendment to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for any participant or any WPP Group company. Amendments to key features of the approved section of the 2005 WWOP cannot be made without the approval of HMRC.

(g)	The WPP Executive Stock Option Plan (the Executive Plan)

(i)	Outline

The Executive Plan was adopted in 1996 and includes a section which is approved by HMRC. The Executive Plan also contains additional sections which amend the rules in certain jurisdictions. The Executive Plan was replaced by the 2005 ExSOP in 2005.

No new options can be granted under the Executive Plan. Options will remain outstanding under the Executive Plan after the Scheme becomes effective.

If all outstanding options under the Executive Plan as at 5 November 2012 (being the last practicable date prior to the publication of this document) were to be exercised and satisfied by the issue of New WPP Shares, this would involve the issue of up to 3,367,980 New WPP Shares.

(ii)	Exercise of options

Options granted under the Executive Plan are normally exercisable after the third anniversary of grant. The exercise of an option may be conditional on the satisfaction of any performance conditions set at the date of grant. If the optionholder ceases employment by reason of injury, disability, death, retirement upon reaching the age when the optionholder becomes bound to retire under his employment contract or following the sale of the WPP Group company or business in which the optionholder is employed or, in respect of options granted before March 1999, redundancy, an option may be exercised within the period of 12 months after the date of cessation. If an optionholder ceases employment for any other reason, the board may permit options to be exercised within the same period. Options may also be exercised in the event of a takeover, reconstruction or winding up of New WPP or the declaration of the assets of New WPP en désastre.

Option exercises may be satisfied by the use of newly issued New WPP Shares.

(iii)	Variation of share capital

In the event of a variation of the share capital of New WPP, the New WPP Board may make certain adjustments to options. An adjustment may only reduce the price at which shares are acquired on the exercise of an option to less than their nominal value if the New WPP Board is authorised to capitalise from the reserves of New WPP a sum equal to the difference between the nominal value of the shares and exercise price of the options and to apply such sum in paying up such amount on such shares.

(iv)	Amendments

The New WPP Board may amend the provisions of the Executive Plan or the terms of options granted under it, provided that no amendment to the advantage of participants in the Executive Plan will be made without the prior approval by ordinary resolution of the New WPP Share Owners unless the amendment is a minor amendment to benefit the administration of the Executive Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for any participant or any WPP Group company. Amendments to the approved section of the Executive Plan cannot be made without the approval of HMRC.

(v)	Pensionability

Benefits under the Executive Plan are not pensionable.

(h)	The WPP Worldwide Ownership Plan (the Worldwide Plan)

(i)	Outline

The Worldwide Plan was approved in 1996. The approved section of the Worldwide Plan is approved by HMRC and additional sections of the Worldwide Plan amend the rules in certain overseas jurisdictions. The Worldwide Plan was replaced by the 2005 WWOP in 2005.

No new options can be granted under the Worldwide Plan. Options will remain outstanding under the Worldwide Plan after the Scheme becomes effective.

If all outstanding options under the Worldwide Plan as at 5 November 2012 (being the last practicable date prior to the publication of this document) were to be exercised and satisfied by the issue of New WPP Shares, this would involve the issue of up to 758,565 New WPP Shares.

(ii)	Exercise of options

Options granted under the Worldwide Plan are normally exercisable after the third anniversary of grant. If an optionholder ceases employment by reason of injury, disability, death, retirement upon reaching the age when the optionholder becomes bound to retire under his employment contract or following the sale of the WPP Group company or business in which the optionholder is employed or, in respect of options granted before March 1999, redundancy, an option may be exercised within the period of 12 months after the date of cessation. If an optionholder ceases employment for any other reason, the New WPP Board may permit options to be exercised within the same period. Options may also be exercised in the event of a takeover, reconstruction or winding up of New WPP or the declaration of the assets of New WPP en désastre.

Option exercises may be satisfied by the use of newly issued New WPP Shares.

(iii)	Variation of share capital

In the event of a variation of the share capital of New WPP, the New WPP Board may make certain adjustments to options. An adjustment may only reduce the price at which shares are acquired upon the exercise of an option to less than their nominal value if the New WPP Board is authorised to capitalise from the reserves of New WPP a sum equal to the difference between the nominal value of the shares and exercise price of the options and to apply such sum in paying up such amount on such shares.

(iv)	Amendments

The New WPP Board may amend the provisions of the Worldwide Plan or the terms of options granted under it, provided that no amendment to the advantage of participants in the Worldwide Plan can be made without the prior approval by ordinary resolution of the New WPP Share Owners, unless the amendment is a minor amendment to benefit the administration of the Worldwide Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for any participant or any WPP Group company. Amendments to the approved section of the Worldwide Plan must also be approved by HMRC.

(v)	Pensionability

Benefits under the Worldwide Plan are not pensionable.

(i)	The Deferred Stock Units Award Agreements (the DSUs)

The capital investment plan (the CIP) provided Sir Martin Sorrell with a capital incentive which was initially dependent on satisfaction of performance requirements over a five year period.

Sir Martin deferred his entitlement to 3,636,950 WPP 2005 Shares under the two separate DSUs. On 24 November 2010, WPP received share owner approval to further defer his entitlement to the 3,636,950 WPP Shares.

Under the DSUs, Sir Martin Sorrell will have an entitlement to receive 877,736 New WPP Shares at an aggregate price of £19.32 on 30 November 2017, or on a change of control of, or a cessation of employment with, WPP 2005 or WPP Group USA, Inc. if earlier than 30 November 2017. In addition, under the DSUs, Sir Martin deferred his option to acquire 2,759,214 WPP Shares at an option price of £60.72 in aggregate. The option element of the DSUs is exercisable over New WPP Shares at any time up to 30 November 2017. Benefits under the DSUs are not pensionable.

(j)	The 24/7 Media, Inc. 1998 Stock Incentive Plan and the 24/7 Real Media, Inc. 2002 Stock Incentive Plan (the TFSM Plans)

(i)	Outline

The TFSM Plans were used to grant awards to employees and consultants of 24/7 Real Media, Inc. (TFSM) and its affiliates before the acquisition of TFSM by WPP. All subsisting awards have been converted into awards relating to WPP Shares and/or WPP ADSs and no further awards will be granted under the TFSM Plans.

If all outstanding awards under the TFSM Plans as at 5 November 2012 (being the last practicable date prior to the publication of this document) were to be exercised and satisfied by the issue of New WPP Shares, this would involve the issue of up to 35,499 New WPP Shares.

(ii)	Awards

Awards take the form of stock options (either qualified stock options which satisfy the requirements of section 422 of the Internal Revenue Code or non-qualified stock options), stock appreciation rights or restricted stock.

The option price of options is not less than the fair market value of the shares at the time of grant. Options are exercisable at such time or times determined by the plan committee. The term of each option was determined by the plan committee but in no case is more than ten years.

Restricted stock awards were generally purchased at no cost and are subject to restrictions on transfer during the applicable vesting period, as determined by the plan committee.

A stock appreciation right gives a participant the right to receive on exercise an amount in cash or stock equal in value to the excess of the fair market value on the date of exercise over the fair market value on the date of grant.

(iii)	Variation of share capital

In the event of a variation of the share capital of New WPP, the plan committee may adjust the number of New WPP Shares subject to awards and the exercise price of options.

(iv)	Amendments

The directors of TFSM may amend or terminate the TFSM Plans so long as the amendment does not, without the consent of a participant, impair the participant’s rights under an outstanding award. No amendment to the advantage of eligible employees or participants in the TFSM Plans will be made without the prior approval by ordinary resolution of the New WPP Share Owners, unless the amendment is a minor amendment to benefit administration of the TFSM Plans, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for any participant or any WPP Group company.

(v)	Pensionability

Benefits under the TFSM Plans are not pensionable.

(k)	The Taylor Nelson Sofres Worldwide Employee Sharesave Plan (the TNS Plan)

(i)	Outline

The TNS Plan was used to grant options to employees of Taylor Nelson Sofres plc (TNS) and its subsidiaries before the acquisition of TNS by WPP. All subsisting options have been converted into options over WPP Shares.

If all outstanding awards under the TNS Plan at 5 November 2012 (being the last practicable date prior to the publication of this document) were to be exercised and satisfied by the issue of New WPP Shares, this would involve the issue of up to 775,351 New WPP Shares.

(ii)	Options

The exercise price of options is not less than 80% of the market value of the shares at the date of grant. Participants in the TNS Plan have entered into three-, five- or seven-year savings contracts with the TNS Plan administrator, under which specified monthly amounts are deducted from salary. At the end of the savings contract, participants receive from the savings contract provider a tax-free terminal bonus, which is fixed at the start of the savings contract. The number of shares that can be acquired on exercise of the options will be such number that have an aggregate exercise price not exceeding the total proceeds of the savings contract (including the bonus). Options may be exercised within a six-month period after maturity of the savings contract by a person who is then a director or an employee of a member of the TNS group or an associated company of TNS or a company of which TNS has control.

Options may be exercised for a limited period after cessation of employment if the participant ceases due to death, injury, disability, redundancy or retirement or because the subsidiary or business by which he is employed is sold out of the TNS group of companies. Where the exercise of an option occurs before the maturity of the relevant savings contract the number of shares in respect of which it can be exercised will be limited by reference to the accrued proceeds of the savings contract at the date of exercise.

(iii)	Variation of share capital

If an increase or variation in the capital of WPP occurs by reason of a capitalisation or rights issue or a sub-division, consolidation or reduction or otherwise, then the board of directors of WPP may make appropriate adjustments to the exercise price and the number of shares under option. Any such adjustment to options granted to UK participants may only be made with the prior consent of HMRC. Where the option is to subscribe for shares the exercise price may not be less than the nominal value of a share.

(iv)	Amendments

The terms of the TNS Plan may only be amended to the advantage of current or potential participants with the prior authority of TNS in general meeting, except for minor amendments to benefit the administration of the TNS Plan or maintain favourable tax, exchange control or regulatory treatment for participants or for any member of the TNS group of companies. For options granted to UK participants, no amendment can take effect until the approval of HMRC is obtained.

(v)	Pensionability

Benefits under the TNS Plan are not pensionable.

11.	UK taxation

11.1	General

The following statements summarise certain UK tax implications of the Scheme. They are based on current UK legislation and an understanding of current HM Revenue & Customs published practice as at the date of this document. The paragraphs are intended as a general guide and, except where express reference is made to the position of non-UK residents, apply only to WPP Share Owners who are resident and, if individuals, ordinarily resident and domiciled in the UK for tax purposes. They relate only to such WPP Share Owners who hold their existing WPP Shares or WPP ADSs, and who will hold their New WPP Shares or New WPP ADSs directly as an investment (other than under an individual savings account) and who are absolute beneficial owners of those WPP Shares or WPP ADSs or New WPP Shares or New WPP ADSs. These paragraphs do not deal with certain types of share owners, such as persons who hold more than 5 per cent. of the share capital or voting rights of WPP or New WPP, persons who hold or who have acquired WPP Shares or New WPP Shares in the course of trade or by reason of their, or another’s, employment, or collective investment schemes and insurance companies.

If you are in any doubt as to your taxation position or if you are resident or otherwise subject to taxation in any jurisdiction other than the UK, you should consult an appropriate professional adviser immediately. WPP Share Owners are referred to the sections headed “Jersey taxation” and “US taxation” below for a description of the tax consequences of holding WPP Shares or WPP ADSs or New WPP Shares or New WPP ADSs in such jurisdictions.

References in this paragraph 11 to WPP Shares include references to WPP ADSs, references to New WPP Shares include references to New WPP ADSs and corresponding references to WPP Share Owners and New WPP Share Owners shall be construed accordingly, unless indicated otherwise.

11.2	The Scheme

Taxation of income

The Scheme should not be treated as involving a distribution subject to UK tax as income.

Taxation of chargeable gains

The Scheme will be a scheme of reconstruction for the purposes of UK taxation of chargeable gains. Accordingly, a WPP Share Owner holding less than 5 per cent. of the issued share capital of WPP who receives New WPP Shares under the Scheme should be treated as not having made a disposal of his or her WPP Shares. Instead “roll-over” treatment should apply, which means that the New WPP Shares should be treated as the same asset as the WPP Shares in respect of which they are issued and treated as acquired at the same time as those WPP Shares, and for the same acquisition cost.

A subsequent disposal of New WPP Shares may, depending on the holder’s circumstances, give rise to a liability to UK taxation of chargeable gains.

For a corporate WPP Share Owner, indexation allowance will continue to be available in respect of the acquisition cost of the WPP Shares which is rolled-over into the New WPP Shares until the New WPP Shares are disposed of. Broadly speaking, indexation allowance increases the acquisition cost of an asset for tax purposes in line with the rise in the retail prices index, except that indexation allowance cannot be used to create or increase a loss for tax purposes.

Transactions in securities

Although no application for clearance has been made under section 701 of the Income Tax Act 2007 in relation to the Scheme, WPP Share Owners should not suffer a counter-acting tax assessment under the transactions in securities rules in sections 682 et seq. of the Income Tax Act 2007 by reference to the Scheme.

Stamp duty and stamp duty reserve tax (SDRT)

No stamp duty or SDRT will be payable by WPP Share Owners as a result of the cancellation of WPP Shares and the issue of New WPP Shares under the Scheme.

11.3	The New WPP Reduction of Capital

The New WPP Reduction of Capital should not have any UK tax consequences for New WPP Share Owners. It should be treated as a reorganisation of the share capital of New WPP and, accordingly, will not result in a disposal by New WPP Share Owners of any of their shares in New WPP.

11.4	Receipt of dividends

Dividends received from New WPP

A New WPP Share Owner who:

(a)	is resident or ordinarily resident in the UK; or

(b)	carries on a trade in the UK through a UK branch or agency or, in the case of a corporate share owner, a permanent establishment in connection with which their New WPP Shares are held,

will generally be subject to United Kingdom income tax (at the rate of 10 per cent. in the case of those who are not higher or additional rate taxpayers, 32.5 per cent. in the case of higher rate taxpayers who are not additional rate taxpayers and 42.5 per cent. in the case of additional rate taxpayers, although the dividend additional rate will be reduced from 42.5 per cent. to 37.5 per cent. with effect from 6 April 2013) or corporation tax (at the prevailing rate of corporation tax, currently a maximum of 24 per cent.), as the case may be, on the gross amount of any dividends paid by New WPP.

An individual New WPP Share Owner who is resident for tax purposes in the UK and who owns a shareholding of less than 10 per cent. in New WPP will, for dividends received from New WPP, be entitled to a non-payable tax credit. The value of the tax credit will be one-ninth of the amount of the dividend paid by New WPP and the tax credit is added to the amount paid to compute the gross amount of the dividend paid by New WPP. The gross amount of the dividend will be regarded as the top slice of the New WPP Share Owner’s income and will be subject to UK income tax as set out above. The tax credit will be available to set against such holder’s liability (if any) to tax on the gross amount of the dividend.

12.	Jersey taxation

The following summary of the anticipated tax treatment in Jersey of New WPP and New WPP Share Owners and holders of New WPP ADSs (other than residents of Jersey) is based on Jersey taxation law as it is understood to apply at the date of this document. It does not constitute legal or tax advice. New WPP Share Owners or holders of New WPP ADSs should consult their professional advisers on the implications of acquiring, buying, holding, selling or otherwise disposing of New WPP Shares or New WPP ADSs under the laws of the jurisdictions in which they may be liable to taxation. New WPP Share Owners or holders of New WPP ADSs should be aware that tax laws, rules and practice and their interpretation may change.

12.1	The Scheme

No taxation or stamp duty will be payable in Jersey by New WPP, New WPP Share Owners or holders of New WPP ADSs as a result of the cancellation of the Scheme Shares or the implementation of the Scheme.

12.2	Income Tax

New WPP

Under the Jersey Income Tax Law, New WPP will be regarded as either:

(a)

not resident in Jersey under Article 123(1) of the Jersey Income Tax Law provided that (and for so long as) it satisfies the conditions set out in that provision, in which case New WPP will not (except as noted below) be liable to Jersey income tax; or

(b)

resident in Jersey and will fall under Article 123C of the Jersey Income Tax Law, in which case New WPP (being neither a financial services company nor a specified utility company under the Jersey Income Tax Law at the date hereof) will (except as noted below) be subject to Jersey income tax at a rate of 0 per cent.

New WPP intends to be tax resident in the United Kingdom and therefore not regarded as resident in Jersey.

If New WPP derives any income from the ownership, exploitation or disposal of land in Jersey or the trade of importing and supplying hydrocarbon oil in Jersey, such income will be subject to tax at the rate of 20 per cent. It is not expected that New WPP will derive any such income.

Holders of New WPP Shares

New WPP will be entitled to pay dividends to holders of New WPP Shares without any withholding or deduction for or on account of Jersey tax. Holders of New WPP Shares (other than residents of Jersey) will not be subject to any tax in Jersey in respect of the holding, sale or other disposition of such New WPP Shares.

Holders of New WPP ADSs

Under Jersey law and the New WPP Articles, New WPP is only permitted to pay a dividend to a person who is recorded in its register of members as the holder of a New WPP Share. The US Depositary (or its nominee) will be recorded in New WPP’s register of members as the holder of each New WPP Share represented by a New WPP ADS. Accordingly, New WPP will pay all dividends in respect of each New WPP Share represented by a New WPP ADS to the US Depositary (as the registered holder of each such New WPP Share) rather than to the holder of the New WPP ADS.

The US Depositary will not be subject to any tax in Jersey in respect of the holding, sale or other disposition of the New WPP Shares held by it. In addition, holders of the New WPP ADSs (other than residents of Jersey) should not be subject to any tax in Jersey in respect of the holding, sale or other disposition of such New WPP ADSs.

12.3	Goods and services tax

New WPP is an “international services entity” for the purposes of the Goods and Services Tax (Jersey) Law 2007 (the GST Law). Consequently, New WPP is not required to:

(a)	register as a taxable person pursuant to the GST Law;

(b)	charge goods and services tax in Jersey in respect of any supply made by it; or

(c)	(subject to limited exceptions that are not expected to apply to New WPP) pay goods and services tax in Jersey in respect of any supply made to it.

12.4	Stamp duty

No stamp duty is payable in Jersey on the issue or inter vivos transfer of New WPP Shares or New WPP ADSs.

Upon the death of a New WPP Share Owner, a grant of probate or letters of administration will be required to transfer the New WPP Shares of the deceased person. However, New WPP may (at its discretion) dispense with this requirement where: (a) the deceased person was domiciled outside of Jersey at the time of death; and (b) the value of the deceased’s movable estate in Jersey (including any New WPP Shares) does not exceed £10,000.

Upon the death of a New WPP Share Owner, Jersey stamp duty will be payable on the registration in Jersey of a grant of probate or letters of administration, which will be required in order to transfer or otherwise deal with:

(a)

(where the deceased person was domiciled in Jersey at the time of death) the deceased person’s personal estate wherever situated (including any New WPP Shares) if the net value of such personal estate exceeds £10,000; or

(b)

(where the deceased person was domiciled outside of Jersey at the time of death) the deceased person’s personal estate situated in Jersey (including any New WPP Shares) if the net value of such personal estate exceeds £10,000.

The rate of stamp duty payable is:

(a)

(where the net value of the deceased person’s relevant personal estate is more than £10,000 but does not exceed £100,000) 0.50 per cent. of the net value of the deceased person’s relevant personal estate; or

(b)

(where the net value of the deceased person’s relevant personal estate exceeds £100,000) £500 for the first £100,000 plus 0.75 per cent. of the net value of the deceased person’s relevant personal estate which exceeds £100,000.

In addition, application and other fees may be payable.

13.	US federal income taxation

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, WE INFORM YOU THAT: (A) ANY DISCUSSION OF US FEDERAL TAX ISSUES IN THIS DOCUMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY TAXPAYERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON TAXPAYERS UNDER THE INTERNAL REVENUE CODE OF 1986; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) TAXPAYERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

13.1	General

The following is a summary of certain material US federal income tax consequences to a US Holder (as defined below) of the Scheme and New WPP Reduction of Capital. The following relates only to WPP Shares and WPP ADSs held, and New WPP Shares and New WPP ADSs that will be held, as capital assets, and does not cover all aspects of US federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on the US Holder as a result of these Proposals, and does not address state, local, foreign or other tax laws. No rulings have been sought from the IRS regarding the matters set out herein and there can be no assurance that the IRS will agree with the conclusions expressed. In particular, this summary does not address all of the tax considerations that may be relevant to investors subject to special treatment under the US federal income tax laws (such as financial institutions, insurance companies, investors liable for the alternative minimum tax, investors that hold WPP Shares, WPP ADSs, New WPP Shares, or New WPP ADSs through a US permanent establishment, individual retirement accounts and other tax-deferred accounts, tax-exempt organisations, dealers in securities or currencies, traders that elect to mark to market, investors that held WPP Shares or WPP ADSs or will hold New WPP Shares or New WPP ADSs as part of straddles, hedging transactions or conversion transactions for US federal income tax purposes, or investors whose functional currency is not the US dollar or persons who received their WPP Shares or WPP ADSs in connection with the performance of services or on exercise of options received as compensation in connection with the performance of services). In addition, this discussion does not address the US federal income tax consequences to a US Holder that will own, directly or through the application of certain constrictive ownership rules, 5 per cent. or more of the total voting power or the total value of WPP Shares and WPP ADSs immediately before the Scheme becomes effective.

As used herein, the term US Holder means a beneficial owner of WPP Shares, WPP ADSs, New WPP Shares, or New WPP ADSs that is, for US federal income tax purposes: (i) a citizen or individual resident of the United States; (ii) a corporation, or other entity treated as a corporation for US federal tax purposes, created or organised in or under the laws of the United States or any State thereof; (iii) an estate the income of which is subject to US federal income tax without regard to its source; or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or the trust has elected to be treated as a domestic trust for US federal income tax purposes.

This discussion does not address tax consequences applicable to holders of equity interests in a holder of WPP Shares, WPP ADSs, New WPP Shares, or New WPP ADSs. The US federal income tax treatment of a partner in a partnership that holds WPP Shares, WPP ADSs, New WPP Shares, or New WPP ADSs will depend on the status of the partner and the activities of the partnership. Holders of WPP Shares, WPP ADSs, New WPP Shares, or New WPP ADSs that are partnerships should consult their tax advisers concerning the US federal income tax consequences to their partners of the acquisition, ownership and disposition of WPP Shares, WPP ADSs, New WPP Shares or New WPP ADSs.

Neither WPP Group nor New WPP believes that it is currently, nor does either expect to become, a passive foreign investment company (a PFIC) for US federal income tax purposes, and this summary assumes the correctness of this position. In general, a non-US company will be considered a PFIC for any taxable year in which (i) 75 per cent. or more of its gross income consists of passive income (such as dividends, interests, rents and royalties) or (ii) 50 per cent. or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. The possible status of either WPP Group or New WPP as a PFIC must be determined annually and therefore is subject to change. If WPP Group has been, or if WPP Group or New WPP were to be, a PFIC in any year, materially adverse consequences could result for US Holders. US Holders are encouraged to consult their tax advisers regarding any PFIC considerations with respect to the transactions described herein that may be relevant to their particular circumstances.

The summary is based on the US federal income tax laws, including the US Internal Revenue Code of 1986 as amended (the Code), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect, all of which are subject to change, perhaps with retroactive effect.

The summary of the US federal income tax consequences set out below is for general information only. US Holders are encouraged to consult their tax advisers as to the particular tax consequences to them of the Proposals described in this document, including the applicability and effect of state, local, foreign and other tax laws and possible changes in tax law.

13.2	Classification of the New WPP ADSs

US Holders of WPP ADSs should be treated for US federal income tax purposes as owners of the WPP Shares represented by the WPP ADSs, and US Holders of New WPP ADSs should be treated as owners of the New WPP Shares represented by the New WPP ADSs for such purposes. Accordingly, the US federal income tax consequences discussed below apply equally to US Holders of WPP ADSs and New WPP ADSs.

13.3	The Scheme

New WPP intends to take the position that the cancellation of the WPP Shares and WPP ADSs and the issuance of New WPP Shares and New WPP ADSs to WPP Share Owners pursuant to the Scheme (the Exchange) should qualify as a non-taxable transaction to US Holders, and intends to report it as such in any tax return it may file with the IRS. Assuming that the Exchange so qualifies, the following are the principal US federal income tax consequences of the Exchange to a US Holder:

(a)	no gain or loss should be recognised by a US Holder upon the receipt of New WPP Shares or New WPP ADSs;

(b)	a US Holder’s aggregate tax basis in the New WPP Shares or New WPP ADSs received should be equal to its aggregate basis in the WPP Shares or WPP ADSs cancelled; and

(c)	a US Holder’s holding period for the New WPP Shares or New WPP ADSs received should include the period during which the US Holder held the WPP Shares or WPP ADSs cancelled.

13.4	The New WPP Reduction of Capital

New WPP intends to take the position that the New WPP Reduction of Capital should qualify as a non-taxable transaction to US Holders, and intends to report it as such in any tax return it may file with the IRS. If it so qualifies, for US federal income tax purposes, a US Holder will not recognise any gain or loss as a result. In such a case, a US Holder’s aggregate tax basis in the New WPP Shares or New WPP ADSs held after the New WPP Reduction of Capital will be equal to its aggregate basis in such shares before the New WPP Reduction of Capital, and its holding period for the New WPP Shares or New WPP ADSs held after the New WPP Reduction of Capital will include the period during which the US Holder held, or is deemed to have held, such shares before the New WPP Reduction of Capital.

14.	Consent

Merrill Lynch has given and has not withdrawn its consent to the inclusion in this document of its name in the form and context in which it appears. In accordance with customary practice in providing financial advice, Merrill Lynch has not provided legal or taxation advice in relation to the Scheme.

15.	Documents available for inspection

Copies of the following documents are available for inspection at the offices of Allen & Overy LLP, One Bishops Square, London E1 6AD and at the registered office of WPP, during normal business hours on any Business Day from the date of this document until close of business on the day of the Meetings:

(a)	the WPP Articles and the Amended WPP Articles as they will be following the proposed amendments at the General Meeting;

(b)	the New WPP Memorandum of Association and the New WPP Articles;

(c)	the rules of the Replacement Share Plans, the ABDP and the WPP Share Plans;

(d)

the consolidated audited accounts of the WPP Group for the three financial years ended 31 December 2009, 2010 and 2011, the unaudited consolidated financial statements of the WPP Group for the periods ended 30 June 2011 and 30 June 2012 and the WPP Group’s trading update for the third quarter of 2012 which was announced on 25 October 2012;

(e)	the Prospectus; and

(f)	this document.

PART 5

DEFINITIONS

The following definitions apply throughout this document (except in those parts of this document containing the Scheme, the Notice of the General Meeting and the Notice of the Court Meeting, which contain separate definitions) unless the context requires otherwise or unless otherwise stated.

ABDP means the WPP Annual Bonus Deferral Programme;

Admission means admission of the New WPP Shares to the premium segment of the Official List and to trading on the London Stock Exchange’s main market for listed securities and “Admission becoming effective” means it becoming effective in accordance with paragraph 3.2.7 of the Listing Rules and the Admission and Disclosure Standards published by the London Stock Exchange;

Amended WPP Articles means the Articles, as they are proposed to be amended at the General Meeting;

Articles means the articles of association of WPP;

BRICs means the countries of Brazil, Russia, India and China;

Business Day means a day (other than a Saturday, Sunday or public holiday) on which banks are generally open for business in the City of London for the transaction of normal banking business;

certificated or in certificated form means in relation to a share or other security, a share or other security which is not in uncertificated form;

City Code means the City Code on Takeovers and Mergers;

Conditions means the conditions to the Scheme which are set out in paragraph 4 of Part 2 of this document;

Court or Jersey Court means the Royal Court of Jersey;

Court Hearing means the hearing by the Court of WPP’s representation to sanction the Scheme under Article 125 of the Companies (Jersey) Law 1991 and to confirm the reduction of share capital of WPP pursuant to the Scheme under Article 61 of the Companies (Jersey) Law 1991;

Court Meeting means the meeting of the Scheme Share Owners convened by order of the Court pursuant to Article 125 of the Companies (Jersey) Law 1991 to be held at the Four Seasons Hotel, Simmonscourt Road, Dublin 4, Ireland at 11.30 a.m. on 11 December 2012 to consider and, if thought fit, approve the Scheme, notice of which is set out in Part 6 of this document, and any adjournment thereof;

CREST means the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear in accordance with the CREST Regulations;

CREST Regulations means the Companies (Uncertificated Securities) (Jersey) Order 1999, as amended;

Disclosure and Transparency Rules means the rules and regulations made by the FSA in its capacity as the UK Listing Authority under Part VI of FSMA, and contained in the UK Listing Authority’s publication of the same name;

DTC means The Depository Trust Company;

Effective Date means the date on which the Scheme becomes effective in accordance with Clause 7 of the Scheme, which is expected to be 2 January 2013;

ESOPs means the WPP Group plc Grantor Trust, the WPP Group CIP Grantor Trust, the WPP Group plc ROW ESOP and the WPP Group plc UK ESOP;

Euroclear means Euroclear UK & Ireland Limited;

Forms of Proxy means, as the context may require, either or both of (a) the white form of proxy for use at the Court Meeting, and (b) the blue form of proxy for use at the General Meeting;

401k Plans means the J. Walter Thompson Company U.S. Employees Profit Sharing and Matched Savings Plan, The M Plan, the Ogilvy & Mather Profit Sharing Retirement and 401(k) Plan, and the Hill and Knowlton Retirement and 401k Savings Plan;

FSA means the Financial Services Authority;

FSMA means the Financial Services and Markets Act 2000, as amended;

General Meeting means the general meeting of WPP Share Owners to be held at the Four Seasons Hotel, Simmonscourt Road, Dublin 4, Ireland at 11.45 a.m. on 11 December 2012 (or as soon thereafter as the Court Meeting shall have been concluded or adjourned), notice of which is set out in Part 7 of this document, and any adjournment thereof;

HMRC means Her Majesty’s Revenue and Customs;

Holder means a registered holder, including any person entitled by transmission;

IRS means the United States Internal Revenue Service;

ISA means an individual savings account;

Jersey Companies Law means the Companies (Jersey) Law 1991 (as amended);

Jersey Court means the Royal Court of Jersey;

Jersey Income Tax Law means the Income Tax (Jersey) Law 1961 (as amended);

Listing Rules means the listing rules of the UK Listing Authority;

London Stock Exchange means London Stock Exchange plc;

Meetings means the Court Meeting and the General Meeting and Meeting means either of these;

member means a member of WPP, on the register of members at any relevant date;

Merrill Lynch means Merrill Lynch International;

NASDAQ means The NASDAQ OMX Group, Inc.;

New Shares means ordinary shares of ten pence each in the capital of WPP created following the cancellation of the Scheme Shares, which shall be of an aggregate nominal amount equal to the aggregate nominal amount of the cancelled Scheme Shares and which shall be issued credited as fully paid to New WPP pursuant to the Scheme;

New WPP means WPP 2012 plc, a public company limited by shares incorporated in Jersey under the Jersey Companies Law with registered number 111714;

New WPP ADR means a certificate commonly known as an “American Depositary Receipt”, or ADR, evidencing New WPP ADSs;

New WPP ADS means an American Depositary Share to be issued by the US Depositary pursuant to the New WPP ADS Deposit Agreement, each New WPP ADS representing five (5) New WPP Shares;

New WPP ADS Deposit Agreement means the deposit agreement relating to New WPP ADSs among New WPP, Citibank, N.A. as US Depositary and the Holders and Beneficial Owners of New WPP ADSs, referred to in paragraph 3 of Part 2 of this document;

New WPP Articles means the articles of association of New WPP;

New WPP Board means the board of directors of New WPP;

New WPP Directors means the directors of New WPP whose names are set out in paragraph 3 of Part 4 of this document;

New WPP Memorandum of Association means the memorandum of association of New WPP;

New WPP Reduction of Capital means the proposed reduction of capital of New WPP under the Jersey Companies Law, as described in paragraph 2(c) of Part 1 of this document;

New WPP Reduction of Capital Resolution means Special Resolution 2 set out in the Notice of the General Meeting contained in Part 7 of this document, to approve the New WPP Reduction of Capital;

New WPP Share Owner means a holder of New WPP Shares from time to time;

New WPP Shares means ordinary shares of ten pence each in the capital of New WPP;

New WPP Treasury Share means a treasury share of ten pence in the share capital of New WPP;

Next 11 means the countries of Bangladesh, Egypt, Indonesia, Mexico, Nigeria, Pakistan, the Philippines, South Korea, Turkey, Vietnam and Iran;

Official List means the official list of the UK Listing Authority;

Overseas Persons means Scheme Share Owners who are resident in, ordinarily resident in, or citizens of, jurisdictions outside Jersey or the United Kingdom;

Proposals means collectively the Scheme, the Share Plan Proposals and the New WPP Reduction of Capital;

Prospectus means the prospectus relating to New WPP and the New WPP Shares prepared in accordance with the Prospectus Rules;

Prospectus Rules means the rules and regulations made by the FSA in its capacity as the UK Listing Authority under Part VI of FSMA and contained in the UK Listing Authority’s publication of the same name;

Registrar of Companies means the Registrar of Companies in Jersey;

Registrars means Computershare Investor Services (Jersey) Limited, Queensway House, Hilgrove Street, St Helier, Jersey JE1 1ES;

Regulatory Information Service means a regulatory information service that is approved by the FSA;

Replacement Share Plans means the WPP 2012 Executive Stock Option Plan and the WPP 2012 Worldwide Ownership Plan, both as summarised in paragraph 10.1 of Part 4 of this document;

Scheme or Scheme of Arrangement means the scheme of arrangement proposed to be made under Article 125 of the Companies (Jersey) Law 1991 between WPP and the holders of Scheme Shares as set out in Part 3 of this document, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by WPP and New WPP;

Scheme Court Order means the Act of Court sanctioning the Scheme under Article 125 of the Companies (Jersey) Law 1991 and confirming the Scheme Reduction of Capital under Article 61 of the Companies (Jersey) Law 1991, together with the approved minute attached thereto;

Scheme Record Time means 6.00 p.m. on the Business Day immediately preceding the Effective Date;

Scheme Reduction of Capital means the reduction of capital referred to in Clause 1(a) of the Scheme;

Scheme Share Owner means a holder of Scheme Shares as appearing in the register of members of WPP;

Scheme Shares means:

(a)	all the WPP Shares in issue at the date of this document;

(b)	all (if any) additional WPP Shares issued after the date of this document and before the Voting Record Time; and

(c)

all (if any) further WPP Shares which may be in issue at or after the Voting Record Time and immediately before the confirmation by the Court of the Scheme Reduction of Capital in respect of which the original or any subsequent holders shall be bound by the Scheme or in respect of which the original or any subsequent holders shall have agreed in writing to be so bound;

SEC means the US Securities and Exchange Commission;

Share Plan Proposals means the adoption and/or the satisfaction of existing awards under the Replacement Share Plans, the ABDP and the WPP Share Plans in accordance with Special Resolution 1 set out in the Notice of the General Meeting contained in Part 7 of this document;

Special Resolutions means the special resolutions to be proposed at the General Meeting, numbered 1 to 3, as set out in Part 7 of this document;

subsidiary or subsidiary undertaking has the meaning given in the Companies Act 2006;

UK Bond Issues means the €600,000,000 4.375% guaranteed bonds due 2013 (the 2013 Bonds), the €750,000,000 6.625% guaranteed bonds due 2016 (the 2016 Bonds), the €500,000,000 5.25% guaranteed bonds due 2015 (the 2015 Bonds), the £400,000,000 6.0% guaranteed bonds due 2017 (the 2017 Bonds), the £200,000,000 6.375% guaranteed bonds due 2020 (the 2020 Bonds) and the £450,000,000 5.75% guaranteed convertible bonds due 2014 (the Convertible Bond) (each a UK Bond Issue respectively);

UK Corporate Governance Code means the UK Corporate Governance Code 2010;

UK Listing Authority means the FSA acting in its capacity as the competent authority for the purposes of Part VI of FSMA and in the exercise of its functions in respect of the Admission to the Official List otherwise than in accordance with Part VI of FSMA;

uncertificated or in uncertificated form means, in relation to a share or other security, a share or other security title to which is recorded on the relevant register of the share or security concerned as being held in uncertificated form in CREST and the title to which, by virtue of the CREST Regulations, may be transferred by means of CREST;

United Kingdom or UK means the United Kingdom of Great Britain and Northern Ireland;

United States or US means the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;

US Bond Issues means the $368,631,000 (originally $650,000,000) 5.875 per cent. guaranteed notes due 2014, the $600,000,000 8 per cent. guaranteed notes due 2014, the $812,387,000 4.75 per cent. guaranteed notes due 2021, the $500,000,000 3.625 per cent. guaranteed notes due 2022, the $300,000,000 5.125 per cent. guaranteed notes due 2042 and the $25,000,000 6.34 per cent. guaranteed series B senior notes due 2014;

US Depositary means Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, NY 10013, USA including, where the context requires, its nominee;

US Securities Act means the US Securities Act of 1933 (as amended);

Voting Record Time means 6.00 p.m. (London time) on 9 December 2012 or, if the Court Meeting is adjourned, 48 hours before the time appointed for any adjourned Court Meeting;

WPP or the Company means WPP plc, a public limited company incorporated in Jersey with registered number 101749;

WPP ADR means a certificate commonly known as an “American Depositary Receipt”, or ADR, evidencing WPP ADSs;

WPP ADS means an American Depositary Share issued by the US Depositary, each WPP ADS representing five (5) WPP Shares;

WPP Board means the board of directors of WPP;

WPP Directors means the directors of WPP, whose names are set out in paragraph 3.1 of Part 4 of this document;

WPP Facility means the US$1,050,000,000 and £375,000,000 Revolving Credit Facility (including US$825,000,000 Swingline Facility) granted pursuant to an agreement dated 30 November 2011 between, amongst others, WPP, Citibank International plc (as Agent) and Citibank, N.A. (as Swingline Agent);

WPP Group means, before the Effective Date, WPP and its subsidiaries and subsidiary undertakings and, where the context requires, its associated undertakings and, after the Effective Date, New WPP and its subsidiaries and subsidiary undertakings and, where the context requires, its associated undertakings;

WPP Share Owners or Share Owners means holders of WPP Shares from time to time;

WPP Share Plans means the WPP Executive Stock Option Plan (the Executive Plan), the WPP Worldwide Ownership Plan (the Worldwide Plan), the WPP Group plc 2004 Leadership Equity Acquisition Plan (2004 LEAP), the WPP 2005 Executive Stock Option Plan (2005 ExSOP), the WPP 2005 Worldwide Ownership Plan (2005 WWOP), the WPP 2008 Executive Stock Option Plan (2008 ExSOP), the WPP 2008 Worldwide Ownership Plan (2008 WWOP), the WPP plc Leadership Equity Acquisition Plan III (LEAP III), the Deferred Stock Units Award Agreements (the DSUs), the 24/7 Media, Inc. 1998 Stock Incentive Plan and the 24/7 Real Media, Inc. 2002 Stock Incentive Plan (the TFSM Plans) and the Taylor Nelson Sofres Worldwide Employee Sharesave Plan (the TNS Plan);

WPP Shares means ordinary shares of ten pence each in the capital of WPP;

WPP 2005 means the previous parent company of the WPP Group up to October 2005, now renamed WPP 2005 Limited; and

WPP 2008 means the previous parent company of the WPP Group up to November 2008, now renamed WPP 2008 Limited.

PART 6

NOTICE OF COURT MEETING

IN THE ROYAL COURT OF JERSEY

No. 455 of 2012

Commissioner Clyde-Smith

IN THE MATTER OF WPP PLC

- and -

IN THE MATTER OF THE COMPANIES (JERSEY) LAW 1991

NOTICE IS HEREBY GIVEN that by an Order dated 9 November 2012 made in the above matters the Court has directed a meeting to be convened of the holders of the ordinary shares of ten pence each in the capital of WPP plc (the Company) (the WPP Shares) for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement (the Scheme of Arrangement) proposed to be made between the Company and the holders of the Scheme Shares (as defined in the Scheme of Arrangement) and that such meeting will be held at the Four Seasons Hotel, Simmonscourt Road, Dublin 4, Ireland at 11.30 a.m. on 11 December 2012, at which place and time all holders of the said shares are requested to attend.

A copy of the Scheme of Arrangement and a copy of the explanatory statement required to be furnished pursuant to Article 125 of the Companies (Jersey) Law are incorporated in the document of which this notice forms part.

WPP Share Owners (as defined in the Scheme of Arrangement) may vote in person at the said meeting or they may appoint another person, whether a member of the Company or not, as their proxy to attend and vote in their stead. A white Form of Proxy for use at the said meeting is enclosed with this notice. Completion of the white Form of Proxy will not prevent a holder of WPP Shares from attending and voting at the said meeting.

It is requested that the white Form of Proxy (together with any power of attorney or other authority under which it is signed, or a notarially certified copy of such power or authority) be lodged with the Registrars, c/o Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY, not less than 48 hours before the time appointed for the said meeting but if forms are not so lodged they may be handed to the Registrars or the Chairman at the Court Meeting.

In the case of joint holders of WPP Shares, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s) and for this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding.

The Company, pursuant to Article 40 of the Companies (Uncertificated Securities) (Jersey) Order 1999, specifies that only those shareholders registered in the register of members of the Company as at 6.00 p.m. on 9 December 2012 or, in the event that the Court Meeting is adjourned, in the register of members 48 hours before the time of any adjourned meeting, shall be entitled to attend or vote in respect of the number of shares registered in their name at the relevant time. Changes to entries in the relevant register of members after 6.00 p.m. on 9 December 2012 or, in the event that the Court Meeting is adjourned, less than 48 hours before the time of any adjourned meeting, shall be disregarded in determining the rights of any person to attend or vote at the Court Meeting.

Under the Jersey Companies Law, a body corporate may only appoint one corporate representative. A shareholder which is a body corporate that wishes to allocate its votes to more than one person should use the proxy arrangements.

By the said Order, the Court has appointed Philip Lader or, failing him, Sir Martin Sorrell or, failing him, Paul Richardson or, failing him, any other director of the Company, to act as chairman of the said meeting and has directed the chairman to report the result thereof to the Court.

The Scheme of Arrangement will be subject to the subsequent sanction of the Court.

NOTE FOR CREST MEMBERS

Electronic proxy appointment through CREST

CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the Court Meeting and any adjournment(s) thereof by using the procedures described in the CREST manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed (a) voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a CREST proxy instruction) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for such instructions, as described in the CREST manual which can be viewed at www.euroclear.com. The message, regardless of whether it constitutes the appointment of a proxy or to an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by the agent of the Company’s Registrars, Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS13 8AE (ID 3RA50) by 11.30 a.m. on 9 December 2012 (or 48 hours preceding the date and time for any adjourned meeting). For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the Company’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST proxy instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST manual concerning practical limitations of the CREST system and timings.

The Company may treat as invalid a CREST proxy instruction in the circumstances set out in Article 34 of the Companies (Uncertificated Securities) (Jersey) Order 1999.

Dated 13 November 2012

Mourant Ozannes

22 Grenville Street

St Helier

Jersey JE4 8PX

Channel Islands

Solicitors and Advocates for the Company in relation to Jersey law

PART 7

NOTICE OF GENERAL MEETING

WPP plc

(Registered in Jersey under registered no. 101749)

NOTICE IS HEREBY GIVEN that a GENERAL MEETING of WPP plc (the Company) will be held at the Four Seasons Hotel, Simmonscourt Road, Dublin 4, Ireland on 11 December 2012 at 11.45 a.m. (or as soon thereafter as the Court Meeting (as defined in the document of which this notice forms part) shall have been concluded or adjourned), for the purpose of considering and, if thought fit, passing the following resolutions, all of which will be proposed as special resolutions:

SPECIAL RESOLUTIONS

1.	That, subject to and conditional upon the passing of resolution 2 (as set out in this Notice of the General Meeting):

(a)

the Scheme of Arrangement dated 13 November 2012 in its original form or with or subject to any modification, addition or condition approved or imposed by the Court (the Scheme) proposed to be made between the Company and the holders of the Scheme Shares (as defined in the Scheme) be approved and the directors of the Company be and are hereby authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect;

(b)	for the purpose of giving effect to the Scheme:

(i)	the issued share capital of the Company be reduced by cancelling and extinguishing the Scheme Shares (as defined in the Scheme); and

(ii)	forthwith and contingently upon such reduction of capital taking effect:

(A)

the authorised share capital of the Company be increased to its former amount by the creation of such number of ordinary shares of ten pence each in the capital of the Company (New Shares) as is equal to the aggregate number of Scheme Shares cancelled pursuant to paragraph 1(b)(i) of this resolution;

(B)

the Company shall apply the credit arising in its books of account on such reduction of capital in paying up, in full at par, the New Shares, which shall be allotted and issued, credited as fully paid, to WPP 2012 plc (New WPP) and/or its nominee or nominees; and

(C)

the directors of the Company be and they are hereby generally and unconditionally authorised, for the purposes of Article 6 of the Articles of Association of the Company, to allot the New Shares provided that:

I.	the maximum nominal amount of share capital which may be allotted hereunder shall be £175,000,000;

II.	this authority shall expire on 30 June 2013; and

III.	this authority shall be in addition to any subsisting authority conferred on the directors of the Company pursuant to Article 6 of the Company’s Articles of Association;

(c)	the directors of New WPP be authorised to:

(i)

adopt the WPP 2012 Executive Stock Option Plan and the WPP 2012 Worldwide Ownership Plan (the Replacement Share Plans), the principal terms of which are summarised in paragraph 10 of Part 4 of the circular to WPP Share Owners dated 13 November 2012 (the Circular) and carry the same into effect with any amendments required, including in order to obtain the approval of HM Revenue & Customs to the Replacement Share Plans, and create any schedules to the Replacement Share Plans that they consider necessary in relation to employees in jurisdictions outside the United Kingdom, with any modifications necessary or desirable to take account of local tax, exchange control or securities laws in overseas territories, provided that any New WPP Shares (as defined in the Scheme) made available under any such schedule to the Replacement Share Plans are treated as counting against the relevant limits on individual or overall participation in the Replacement Share Plans;

(ii)

ensure that outstanding awards under the WPP Executive Stock Option Plan, the WPP Worldwide Ownership Plan, the WPP 2005 Executive Stock Option Plan, the WPP 2005 Worldwide Ownership Plan, the WPP 2008 Executive Stock Option Plan, the WPP 2008 Worldwide Ownership Plan, the WPP Group plc 2004 Leadership Equity Acquisition Plan, the WPP plc Leadership Equity Acquisition Plan III, the two Deferred Stock Units Award Agreements dated as of 16 August 2004 for Sir Martin Sorrell, the 24/7 Media, Inc. 1998 Stock Incentive Plan, the 24/7 Real Media, Inc. 2002 Stock Incentive Plan and the Taylor Nelson Sofres Worldwide Employee Sharesave Plan, the principal terms of each of which are summarised in paragraph 10 of Part 4 of the Circular, are ultimately satisfied using New WPP Shares (including newly issued New WPP Shares or New WPP Treasury Shares) and are hereby authorised to take all actions necessary or desirable to so ensure; and

(iii)

adopt the WPP Annual Bonus Deferral Programme (the ABDP), the principal terms of which are summarised in paragraph 10 of Part 4 of the Circular, so as to enable New WPP to ensure that outstanding awards are ultimately satisfied using New WPP Shares and to grant new awards under the ABDP over New WPP Shares (including in either case, if appropriate, newly issued New WPP Shares or New WPP Treasury Shares) and carry the same into effect with any amendments consequently required and create any schedules to the ABDP that they consider necessary in relation to employees in jurisdictions outside the United Kingdom, with any modifications necessary or desirable to take account of local tax, exchange control or securities laws in overseas territories, provided that any New WPP Shares made available under any such schedule to the ABDP are treated as counting against the relevant limit on individual or overall participation in the ABDP; and

(d)	the Articles of Association of the Company be amended by the adoption and inclusion of the following new Article 149:

“149. Scheme of Arrangement

(1)

For the purpose of this Article 149, references to the Scheme are to the scheme of arrangement between the Company and the holders of the Scheme Shares dated 13 November 2012 under Article 125 of the Companies (Jersey) Law 1991 in its original form or with or subject to any modification, addition or condition approved or imposed by the Court and (save as defined in this Article) expressions defined in the Scheme shall have the same meaning in this Article.

(2)

Notwithstanding any other provisions of these Articles, if any ordinary shares in the capital of the Company are allotted and issued to any person (a New Member) other than New WPP and/or its nominee or nominees after the time at which this Article becomes effective and before 6.00 p.m. on the business day before the date on which the Court confirms the Scheme Reduction of Capital (as defined in the Scheme), such ordinary shares in the share capital of the Company shall be allotted and issued subject to the terms of the Scheme and shall be Scheme Shares for the purposes thereof and the New Member, and any subsequent holder other than New WPP and/or its nominee or nominees, shall be bound by the terms of the Scheme.

(3)

Subject to the Scheme becoming effective, if any ordinary shares in the share capital of the Company are issued and allotted to a New Member at or after 6.00 p.m. on the business day before the date on which the Court confirms the Scheme Reduction of Capital (the Post-Scheme Shares), they will, on receipt by the Company of an election in writing from New WPP, be immediately transferred to New WPP and/or its nominee in consideration of and conditional upon the issue or transfer to the New Member of one New WPP Share for each Post-Scheme Share, so transferred.

(4)

Any New WPP Shares issued pursuant to this Article 149 to the New Member will be credited as fully paid and will rank equally in all respects with all New WPP Shares in issue at the time (other than as regards any dividend or other distribution payable, or return of capital made, by reference to a record time preceding the date of exchange) and will be subject to the Memorandum and Articles of Association of New WPP.

(5)

The number of New WPP Shares to be issued or transferred to the New Member under this Article 149 may be adjusted by the directors of the Company in such manner as the Company’s auditors may determine on any reorganisation or material alteration of the share capital of either the Company or of New WPP or any other return of value to holders of New WPP Shares, provided always that any fractions of New WPP Shares shall be disregarded and shall be aggregated and sold for the benefit of New WPP.

(6)

In order to give effect to any such transfer required by this Article 149, the Company may appoint any person to execute and deliver a form of transfer on behalf of the New Member in favour of New WPP and/or its nominee or nominees and to agree for and on behalf of the New Member to become a member of New WPP. Pending the registration of New WPP as a holder of any Post-Scheme Shares to be transferred pursuant to this Article 149, New WPP shall be empowered to appoint a person nominated by the directors of the Company to act as attorney on behalf of the holder of the Post-Scheme Shares in accordance with such directions as New WPP may give in relation to any dealings with or disposal of the Post-Scheme Shares (or any interest therein), exercising any rights attached thereto or receiving any distribution or other benefit accruing or payable in respect thereof and any holder of Post-Scheme Shares shall exercise all rights attached thereto in accordance with the directions of New WPP but not otherwise. The Company shall not be obliged to issue a certificate to the New Member for the Post-Scheme Shares.”

2.

That, subject to and conditional upon the Scheme becoming effective, the entire amount standing to the credit of New WPP’s share premium account (including the amount arising upon the allotment and issue of the New WPP Shares pursuant to the Scheme) on the date on which the Scheme becomes effective be cancelled by crediting such amount to a reserve of profit to be available to New WPP to be:

(i)	distributed by New WPP from time to time as dividends in accordance with the Companies (Jersey) Law 1991 and the Articles of Association of New WPP; or

(ii)	applied by New WPP from time to time toward any other lawful purpose to which such a reserve may be applied,

as approved by way of shareholder resolution of New WPP (as described in paragraph 2(c) of Part 1 of the Circular), be approved.

3.	That, subject to and conditional upon the Scheme becoming effective, the name of the Company be changed to WPP 2012 Limited.

By order of the Board	Registered office:
22 Grenville Street
Company Secretary	St Helier
13 November 2012	Jersey JE4 8PX

Notes:

1.

A share owner of the Company entitled to attend and vote at this meeting is entitled to appoint one or more proxies to attend, speak and vote instead of him or her. A share owner may appoint more than one proxy in relation to the General Meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that share owner. A proxy need not be a share owner of the Company.

2.

A blue form of proxy is enclosed with this document. To be valid, the blue form of proxy (together with any power of attorney or authority under which it is signed, or a notarially certified copy of such power or authority) must be received by the Registrars, c/o Computershare Investor Services PLC at The Pavilions, Bridgwater Road, Bristol BS99 6ZY not less than 48 hours before the time appointed for the meeting or, as the case may be, any adjourned meeting. Completion and return of the form of proxy will not prevent you from attending and voting at the meeting instead of the proxy should you so wish.

3.

As an alternative to completing the blue form of proxy you may submit your form of proxy electronically by accessing www.wppinvestor.com. For security purposes, you will need your unique share owner reference number (SRN) and personal identification number (PIN) to validate the submission of your proxy online. Share owners’ individual SRN and PIN numbers are shown on the blue form of proxy. For further information, see the instructions printed on the blue form of proxy.

4.

To be entitled to attend and vote at the meeting (and for the purpose of the determination by the Company of the number of votes cast), share owners must be entered on the Company’s register of members at 6.00 p.m. on 9 December 2012 or, in the event that the meeting is adjourned, on the Company’s register of members at 6.00 p.m. on the date two days before the date of any adjourned meeting.

5.

CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the meeting and any adjournment(s) thereof by using the procedures described in the CREST manual. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Article 34 of the Companies (Uncertificated Securities) (Jersey) Order 1999.

6.

Any person to whom this notice is sent who is a person nominated under Article 140 of the Articles of Association of the Company to enjoy information rights (a Nominated Person) may, under an agreement between him/her and the share owner by who he/she was nominated, have a right to be appointed (or, to have someone else appointed) as a proxy for the meeting. If a Nominated Person has no such proxy appointment right or does not wish to exercise it, he/she may, under any such agreement, have a right to give instructions to the share owner as to the exercise of voting rights. The statement of the rights of share owners in relation to the appointment of proxies in Notes 1 and 2 above does not apply to Nominated Persons. The rights described in these Notes can only be exercised by members of the Company. Nominated persons are reminded that they should contact the registered holder of their shares (and not the Company) on matters relating to their investment in the Company.

7.

Under the Companies (Jersey) Law 1991, a body corporate may only appoint one corporate representative. A share owner which is a body corporate that wishes to allocate its votes to more than one person should use the proxy arrangements.

8.	Copies of:

(a)	the Company’s existing Articles;
(b)	the Company’s Articles as proposed to be amended by Special Resolution 1 (set out in the Notice of the General Meeting); and
(c)	the rules of the Replacement Share Plans, the ABDP and the WPP Share Plans,

are available for inspection at the offices of Allen & Overy LLP at One Bishops Square, London E1 6AD and the Company’s registered office at 22 Grenville Street, St Helier, Jersey JE4 8PX, during normal business hours on any weekday (excluding Saturdays, Sundays and public holidays) from the date of this notice until the close of business on the date of the General Meeting and will also be available for inspection at the place of the meeting for at least 15 minutes prior to, and during, the General Meeting.

9.

As at 12 November 2012 (being the last practicable date prior to the publication of this notice) the Company’s issued share capital consists of 1,269,689,169 ordinary shares, each ordinary share carrying one vote.

NOTE FOR CREST MEMBERS

Electronic proxy appointment through CREST

CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the General Meeting and any adjournment(s) thereof by using the procedures described in the CREST manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed (a) voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a CREST proxy instruction) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for such instructions, as described in the CREST manual which can be accessed at www.euroclear.com. The message, regardless of whether it constitutes the appointment of a proxy or to an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by the agent of the Company’s Registrars, Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY (ID 3RA50) by 11.45 a.m. on 9 December 2012 (or 48 hours preceding the date and time for any adjourned meeting). For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the Company’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST proxy instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST manual concerning practical limitations of the CREST system and timings.

The Company may treat as invalid a CREST proxy instruction in the circumstances set out in Article 34 of the Companies (Uncertificated Securities) (Jersey) Order 1999.

Printed by RR Donnelley, 424311